Exhibit 10.98

LEASE AGREEMENT

Between

CCI-MILLENNIUM, L.P.

(“Landlord”)

and

PRIORITY FULFILLMENT SERVICES, INC.

(“Tenant”)

December 8, 2011

Date

1

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is hereby made and entered into on this 8th day of December, 2011, between CCI-MILLENNIUM, L.P., a Texas limited partnership (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”).

IN CONSIDERATION of the mutual covenants, as set forth herein, Tenant and Landlord hereby agree as follows:

PREMISES

(a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the rental and on the terms and conditions hereinafter set forth the Complex (as hereinafter defined), consisting of the Building, the Land and the Parking Area (as such terms are hereinafter defined). Subject to the terms and conditions of this Lease, Tenant shall have the exclusive right of use and occupancy of the Complex and the Building, including, without limitation, the roof of the Building and all common areas of the Building and the Complex, twenty four (24) hours per day, seven (7) days per week. Such use may include, without limitation, the installation of satellite dishes and ancillary equipment, generators, heating, ventilation and air-conditioning equipment, and/or solar panels and ancillary equipment on the roof of the Building or elsewhere in the Complex so long as such uses comply with all applicable statutes, codes, laws, rules, regulations, orders and decrees of governmental authorities exercising jurisdiction over the Complex, and the encumbrances of record described on Exhibit “J” attached hereto (collectively, “Laws”) and all applicable terms and provisions of the Lease. Notwithstanding the foregoing provisions of this Section 1.1(a), Tenant shall have no right to occupy or otherwise use any portion of the Must-Take Space, hereinafter defined, until such time as Tenant takes occupancy thereof pursuant to Section 1.2(c) hereinbelow.

(b) In no event shall Landlord make any use of the Parking Area, any of the Building’s or the Complex’s common areas, the roof of the Building, the storage areas of the Building, or any other areas of the Building or Complex for any purpose unrelated to Tenant’s use and occupancy, nor shall Landlord lease, license or otherwise suffer or permit any persons or entities to use or occupy any portion of the Complex, without Tenant’s prior written consent, which Tenant may withhold in its sole and absolute discretion.

(c) The total Net Rentable Area (as hereinafter defined) of the Building is approximately 97,496 square feet of Net Rentable Area (as hereinafter defined) as indicated on the plan attached hereto as Exhibit “A” (hereinafter referred to as the “Premises”) in the office building (the “Building”) located at 505 Millennium, in Allen, Texas 75013. The tract of land (the “Land”) on which the Building is located is described by metes and bounds on Exhibit “B-1” attached hereto and is further depicted on the survey attached hereto at Exhibit “B-2”.

TERM

1.2 (a) Subject to and upon the terms and conditions set forth in this Lease, or in any Exhibit or Addendum hereto, the term of the Lease (the “Term”) shall be one hundred twenty-five (125) months, beginning on the Commencement Date (hereinafter defined) and ending at midnight on the last day of the month in which the one hundred twenty-fifth (125th) monthly anniversary of the Commencement Date shall occur (“Expiration Date”). For purposes of this Lease, the term “Commencement Date” shall mean the later to occur of (a) Substantial Completion of the Work, as defined in the Work Letter attached hereto as Exhibit “C”, and Landlord’s delivery of a final certificate of occupancy for the Initial Premises permitting the use and occupancy thereof for the Permitted Use (as hereinafter defined), or (b) March 1, 2012. Tenant shall be entitled to have access to the Premises prior to the Commencement Date for the purpose of installing Tenant’s office furniture, trade fixtures, telephone and computer wiring, and certain other items of personal property of Tenant, subject to all of the terms and provisions of this Lease, other than the payment of Base Rent and Tenant’s Share (defined below) of Annual Operating Cost (defined below).

(b) Tenant initially shall take possession of and pay Rent on approximately 75,000 square feet of Net Rentable Area of the Premises (in the location identified by cross hatching on Exhibit “A”) (hereinafter referred to as the “Initial Premises”) on the Commencement Date. From and after the Commencement Date, Tenant shall have the right to take possession of and occupy the remaining rentable area of the Building, consisting of approximately 22,496 square feet of Net Rentable Area (hereinafter referred to as the “Must-Take Space”). Tenant may take possession of and occupy all of the Most-Take Space at a single time, or at Tenant’s option Tenant may take possession of and occupy the Must-Take Space in phases. If Tenant elects to take possession of and occupy the Must-Take Space in phases, the size and location of the portion of the Must-Take Space to be included in each such expansion phase (each a “Must-Take Space Phase”), and the dates upon which the expansion shall occur, shall be determined by Tenant in its sole discretion. Tenant must take possession of and pay Rent upon one hundred (100%) percent of the Must-Take Space by no later than the third (3rd) anniversary of the Commencement Date.

(c) Upon taking possession of the Must-Take Space or a Must-Take Space Phase, as applicable, whether before or on the third (3rd) anniversary of the Commencement Date, all of the provisions of this Lease, including, but not limited to, the payment of Rent, shall be applicable to the Must-Take Space or the Must-Take Space Phase, as applicable; provided, however, that Tenant shall not be obligated to pay Base Rental or Tenant’s Share of Operating Cost in excess of the Expense Stop for the Must-Take Space or the Must-Take Space Phase, as applicable, until the earlier of (i) the third (3rd) anniversary of the Commencement Date or (ii) the earlier of (a) the date Tenant shall commence its normal business operations in the Must-Take Space or the Must-Take Space Phase, as applicable, or (b) the date identified by Tenant by notice to Landlord as the date Tenant intends to commence its normal business operations in the Must-Take Space or Must-Take Space Phase, as applicable. Tenant shall provide Landlord with no less than forty five (45) days’ notice of the date Tenant intends to take possession of and commence its normal business operations in the Must-Take Space or Must-Take Space Phase, as applicable. The date or each date, as applicable, upon which Tenant’s obligation to pay Base Rent and Tenant’s Share of Operating Cost in excess of the Expense Stop for the Must-Take Space or the Must-Take Space Phase, as applicable, is hereinafter referred to as a “Must-Take Space Rent Commencement Date”). Notwithstanding anything herein to the contrary, Tenant’s mere possession of and use of the Must-Take Space or any applicable Must-Take Space Phase to perform alterations and improvements to prepare such space for Tenant’s initial occupancy shall not trigger the Must-Take Space Rent Commencement Date.

(d) Upon each Must-Take Space Rent Commencement Date, Tenant’s Share shall be increased in accordance with the definition of Tenant’s Share set forth in Section 1.3(e) below and the annual Base Rental amount shown in Section 1.3(a) below for the months prior to the 37th month of the Term shall be increased by an amount equal to the product of the Net Rentable Area of the Must-Take Space, or if Tenant is then leasing less than all of the Must-Take Space, the Must-Take Space Phase, as applicable, multiplied by the applicable rental rate per square foot shown in said Section 1.3(a). Landlord and Tenant each agree to execute and deliver to the other an agreement in the form of Exhibit “D” attached hereto setting forth the location of and Net Rentable Area of the Must-Take Space, or the Must-Take Space Phase, as applicable, Tenant’s Share following the addition of such Must-Take Space or Must-Take Space Phase, as applicable, to the Premises, and the Annual Base Rental and Monthly Base Rental for the Premises, as so expanded by the Must-Take Space or the Must-Take Space Phase, as applicable, for the months prior to the thirty-seventh (37th) month of the Term. The Term, with respect to the Must-Take Space, shall be coterminous with the Term for the Initial Premises, and shall expire on the Expiration Date.

(e) In no event shall Tenant be deemed to have taken possession of the Must-Take Space for any other reason, including, but not limited to (i) inspecting the Must-Take Space or any portion thereof, (ii) exhibiting the Must-Take Space to architects, designers, contractors, engineers or other persons in connection with preparations for alterations and/or improvements to the Must-Take Space or any portion thereof, (iii) passing through the Must-Take Space or any portion thereof to gain access to other areas of the Premises (including, without limitation, Tenant’s loading dock and associated shipping and receiving areas), (iv) performing alterations or improvements to the Must-Take Space, or (v) limited, temporary use of the Must-Take Space, e.g., for the temporary storage of office supplies, furniture or construction materials while awaiting the completion of alterations and/or improvements to other areas of the Premises. In the event Landlord discovers that Tenant is actually using portions of the Must-Take Space for purposes of conducting its normal business operations therein without paying Rent for such portions of the Must-Take Space, then (1) Tenant shall be deemed to have taken possession and occupied such portions of the Must-Take Space, (2) the Must-Take Space Rent Commencement Date for such portion of the Must-Take Space shall be deemed to have occurred upon the date Landlord provides notice to Tenant of such discovery, (3) Tenant shall pay to Landlord an early occupancy fee in the amount of one (1) month of Base Rental attributable to such portions of the Must-Take Space within thirty (30) days after written notice from Landlord of the events triggering the Must-Take Space Rent Commencement Date with respect to such portions of the Must-Take Space, and (4) the payment of Base Rent and Tenant’s Share of Operating Costs in excess of the Expense Stop for such Must-Take Space shall commence on the Must-Take Space Rent Commencement Date therefor. Tenant hereby acknowledges that Landlord shall not be obligated to provide any services with regard to the Must-Take Space including, but not limited to, the services described in Article 7 of this Lease until such time as Tenant shall have taken possession of and occupied the Must-Take Space in question; provided, however, that in no event shall the foregoing be deemed to excuse Landlord from its obligations to provide normal maintenance of and repairs to the Must-Take Space (subject to the cost sharing therefor in the following sentence), or Landlord’s obligations to repair and restore casualty or other damage which Landlord is required to repair and restore pursuant to this Lease.

(f) Notwithstanding anything above to the contrary, Landlord shall deliver the Initial Premises with the Work Substantially Complete and in the Required Delivery Condition no later than March 1, 2012 (the “Required Delivery Date”). Delivery of possession shall not occur unless and until the space which constitutes the Initial Premises is ready so that Tenant may conduct its business in a normal manner and a Certificate of Occupancy (or its equivalent) permitting the use and occupancy of the Initial Premises for the Permitted Use has been issued.

(g) Notwithstanding anything in this Lease to the contrary, if Landlord fails to deliver the Initial Premises with the Work Substantially Complete by the Required Delivery Date (as same may be extended as set forth in Section 1.2(f) above) due solely to acts or omissions of Landlord or its employees, agents or contractors (but excluding the contractor or any of the contractors, subcontractors or materialmen involved in the performance of the Work) (“Landlord Delays”), Base Rental shall abate at a rate of one day’s Base Rental for each such day of delay in delivering possession of the Premises. The Required Delivery Date shall not be extended for any reason other than Landlord Delays.

(h) Notwithstanding anything in this Lease to the contrary, if Landlord falls to deliver the Initial Premises with the Work Substantially Complete by June 15, 2012 (the “Delivery Date Deadline”) solely because of Landlord Delays, Tenant, at Tenant’s option, may cancel this Lease and except with respect to the parties indemnity obligations which shall expressly survive the expiration or sooner termination of the Lease, both parties shall be relieved from any performance of their respective obligations hereunder. The Delivery Date Deadline shall be extended on a day for day basis solely for actual delays in the Substantial Completion of the Work caused solely by Tenant Delays, if any.

VARIABLES

1.3	The following terms, amounts, or information are referred to, utilized and/or defined elsewhere in this Lease:

(a)	Base Rental:

Months	Rate/SF/Year	Annual Base Rent	Monthly Base Rent
1-29	$17.33	$1,299,948.60	$108,329.05
30-36	$18.23	$1,367,448.60	$113,954.05
37-49	$17.89	$1,744,256.64	$145,354.72
50-52*	$5.70	$ 555,506.64	$ 46,292.22
53	$17.89	$1,744,256.64	$145,354.72
54-61	$18.34	$1,788,129.84	$149,010.82
62*	$6.15	$ 599,379.84	$ 49,948.32
63-73	$18.34	$1,788,129.84	$149,010.82
74*	$6.15	$ 599,379.84	$ 49,948.32
75-77	$18.34	$1,788,129.84	$149,010.82
78-85	$19.04	$1,856,376.96	$154,698.08
86*	$6.85	$ 667,626.96	$ 55,635.58
87-97	$19.04	$1,856,376.96	$154,698.08
98	$6.85	$ 667,626.96	$ 55,635.58
99-101	$19.04	$1,856,376.96	$154,698.08
102-125	$19.74	$1,924,624.20	$160,385.35

The Base Rental amounts set forth hereinabove for months fifty (50), fifty-one (51), fifty-two (52), sixty-two (62), seventy-four (74), eighty-six (86) and ninety-eight (98) of the Lease Term reflect a Base Rental credit granted to Tenant by Landlord in the amount of $99,062.50 for each such month; provided, however, in the event Tenant exercises its option to terminate the Lease pursuant to Section 44.1, then Tenant shall not be entitled to Base Rental credits for months fifty (50) through fifty-two (52), and in such event, the monthly Base Rent for such months shall be $145,354.72. The Base Rental amounts for months one (1) through thirty-six (36) shall be adjusted accordingly in the event Tenant takes possession of and occupies all or any portion of the Must-Take Space prior to the thirty-seventh (37th) month of the Term. In such event, the Monthly Base Rental shall be increased by an amount equal to the product of (i) the number of square feet of Net Rentable Area of Must-Take Space being taken at the time in question, times (ii) $15.85/Square Foot/Year for each month the Must-Take Space is taken during months 1-29, and $16.75/Square Foot/Year for each month the Must-Take Space is taken during months 30-36, divided by twelve (12). If the Must-Take Space Rent Commencement Date for any such Must-Take Space Phase is other than the first of the month, such increase in the Monthly Base Rent for the month in which the Must-Take Space Rent Commencement Date occurs shall be prorated accordingly.

(b)	Controllable Portion of the Expense Stop: The Controllable Portion of the Expense Stop shall be $297,362.80, which amount is equal to the product of $3.05 per square foot multiplied by the total Net Rentable Area of the Building. The breakdown in the Controllable Portion of the Expense Stop and in the Expense Stop is set forth in Exhibit “M” annexed hereto and incorporated herein by reference.

(c)	Expense Stop: The Expense Stop shall be $487,480.00, which amount is equal to the product of $5.00 times the total Net Rentable Area of the Building. The Expense Stop is equal to the parties’ agreed estimate of the Operating Cost for the Complex for calendar year 2012 assuming the Complex (i) was 100% leased at fair market rents and fully assessed, and (ii) was operated in a manner consistent with comparable first class office buildings in the surrounding area during all normal business hours.

(d)	Electrical Costs: Tenant shall be responsible for Tenant’s Share (defined below) of the Building’s Electrical Costs (defined below) for the entire Term of the Lease.

(e)	Tenant’s Share: Subject to the provisions of Section 5.1(a), 76.93% (Initial Premises); 100% when all Must-Take Space has been occupied by Tenant, or in the event Tenant takes the Must-Take Space in phases, the percentage derived by dividing the Net Rentable Area in the Initial Premises plus the Net Rentable Area of the Must-Take Space which Tenant has taken possession of and occupied, divided by the Net Rentable Area of the Building.

(f)	Notice to Tenant shall be addressed as follows:

Priority Fulfillment Services, Inc.

500 North Central Expressway

Plano, TX 75074

Attention: Chief Financial Officer

(g)	Representing Brokers: Peloton Commercial Real Estate representing the Landlord and Cushman and Wakefield of Texas, Inc. representing the Tenant.

(h)	First Month’s Rent: $99,062.50.

(i)	Security Deposit: $99,062.50.

(j)	Complex: the Building and the Land, including, without limitation, the Parking Areas and all other improvements to the Land.

(k)	Parking Areas: the parking areas on the Land as shown on Exhibit “B-2” attached hereto and such additional parking areas, if any, as are added to the Land during the Term.

RENTABLE AREA

2.1 The term “Net Rentable Area” as used herein shall refer to (i) in the case a floor in which the Premises include all leaseable area on the floor, the area measured from the outside surface of the outer glass walls, excluding only the areas for building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts (but including any such service areas which are for specific use of the particular Tenant such as special stairs or elevators), and a pro rata portion of the Building’s machine rooms, mechanical and electrical rooms, mail rooms, vending rooms, and ground floor public lobby, atrium and required ground floor public exit corridor area, and (ii) in the case of a floor containing any portion of the remaining Must-Take Space not yet incorporated into the Premises, the area calculated within the boundaries defined by an exterior building wall bounding the Premises (measured to the outside surface of the outer glass walls), the center line of any common wall separating the Premises from rentable areas and the exterior of any walls separating the Premises from any public corridors or other public common areas on such floor, excluding only the areas for building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts (but including any such service areas which are for specific use of the particular Tenant such as special stairs or elevators), plus a pro rata portion of the area on such floor used for elevator lobbies, public corridors, restrooms, mechanical rooms, telephone closets, vending areas and other similar facilities for the use of all premises on the particular floor and a pro rata portion of the Building’s machine rooms, mechanical and electrical rooms, mail rooms, vending rooms, and ground floor public lobby, atrium and required ground floor public exit corridor areas.

2.2 No deductions from Rentable Area shall be made for columns or projections or structural portions necessary to the Building. The “Net Rentable Area” in the Premises has been calculated on the basis of the foregoing definition and shall be deemed to be the square footage set forth in Section 1.1 above. Neither the Rent payable hereunder nor any other obligation of Tenant hereunder shall be reduced or increased by a determination that the Rentable Area shall be more or less as a result of minor variations resulting from actual construction and completion of the Premises for occupancy, so long as such work is done in accordance with the terms and provisions hereof.

2.3 For purposes of this Lease, the Initial Premises and the Building shall be measured in accordance with the Building Owners and Management Association (BOMA) Method, American National Standard (ANSI Z65.1 2010) for single tenant buildings, as modified by Section 2.1 and Section 2.2 above. All references to rentable area (or Net Rentable Area, as applicable) and usable area as used in this Lease shall refer to rentable area (or Net Rentable Area, as applicable) and usable area calculations derived by the application of BOMA as so modified. Landlord and Tenant agree that for purposes of this Lease, the Net Rentable Area of the Building shall be deemed to be 97,496 square feet.

BASE RENTAL

3.1 Tenant promises to pay Landlord’s agent at its office at PM Realty Group, 6600 LBJ Freeway, Suite 192, Dallas, Texas 75240, Attention: Miranda Drymon, or at such other place as Landlord designates to Tenant in writing, in lawful money of the United States of America, the Base Rental specified in Section 1.3(a) hereinabove. Tenant shall also pay as additional rent all other sums of money as shall become due and payable by Tenant to Landlord under this Lease (herein called “Additional Rent”), including, but not limited to, Tenant’s Share of Operating Cost and Electrical Costs. The Base Rental and any Additional Rent may at times be collectively referred to in this Lease as “Rent.”

3.2 Such Base Rental installments, together with any adjustments of rent provided for herein then in effect, shall be due and payable on the first (1st) day of each calendar month during the initial term of this Lease and during any extensions or renewals thereof, monthly in advance without demand or notice, and without deduction, court claims, offset or abatement other than as provided in this Lease. If the term of the Lease commences on any day other than the first (1st) day of a month or terminates on other than the last day of a month, then the installment of Base Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. All installments of Rent remaining unpaid more than ten (10) days after Tenant’s receipt of notice that the installment(s) is(are) past due shall accrue a late charge equal to ten percent (10%) of the unpaid amount until paid; provided, however, after Landlord has provided Tenant one (1) such notice in any calendar year during the Term with respect to payment of Base Rental or Additional Rent due in equal monthly installments, the late charge shall thereafter accrue on any delinquent installment of Base Rental or any such installments of Additional Rent in such calendar year if such installment is not paid when due. Except as provided in Section 5.5 of this Lease to the contrary, any payments owed by Tenant to Landlord, and likewise any payments owed by Landlord to Tenant, shall survive the expiration, termination or cancellation of this Lease.

OPERATING COST

4.1 “Operating Cost” shall mean, subject to the Excluded Operating Cost (as hereinafter defined), all actual, reasonable, out-of-pocket, third-party expenses, costs and disbursement (but not replacement of capital investment items, except as provided in subsection (g) hereinbelow, nor specific costs especially billed to and paid by Tenant) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, the Land, the Parking Areas and all other portions of the Complex, which shall be computed on the accrual basis and shall consist of all actual, reasonable, out-of-pocket, third-party expenditures by Landlord to maintain all facilities in operation at the Commencement Date and such additional facilities in subsequent years as may be determined by Landlord to be necessary or beneficial. Subject to the Excluded Operating Costs, Operating Cost may include, but shall not be limited to, the following:

(a) Wages and salaries of all employees engaged in the direct operating and maintenance or security of the Complex and of personnel who may provide traffic control relating to ingress and egress between the parking facilities and public streets. To the extent that an employee or service is not exclusive to the Building, only a pro rata portion of the wages or the costs of the service shall be included in Operating Expenses. All taxes, insurance and benefits relating to employees providing these services shall be included.

(b) All supplies and materials used in operation and maintenance of the Complex, and all keys and access cards required by tenants of the Building.

(c) Cost of all insurance relating to the Complex, including the cost of casualty, rent abatement and liability insurance applicable to the Complex and personal property of Landlord located at the Complex and used in connection therewith, as set forth in Section 21 of this Lease.

(d) Cost of all maintenance, janitorial and service agreements for the Complex and equipment therein including, but not limited to, alarm service, security service, window cleaning, elevator maintenance, landscape maintenance and trash removal.

(e) All taxes, assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Complex, or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Complex or its operation including, but not limited to, margin taxes on Base Rental and Additional Rent (collectively, “Real Estate Taxes”), excluding, however, (i) margin tax, if any, attributable to revenues from sources other than Landlord’s normal business operations at the Complex, including, but not limited to, insurance proceeds, condemnation or eminent domain awards, revenue resulting from the sale of the Complex or any portion thereof or interest therein and revenues resulting from any financing of the Complex or any portion thereof or interest therein, (ii) fines, penalties and interest incurred in connection with any late payment of Real Estate Taxes, (iii) income taxes, excise taxes, gift taxes, inheritance taxes, death taxes, excess profit taxes, franchise taxes and capital taxes, (v) impact fees and other fees imposed in connection with the development of the Complex, (vi) mortgage recording taxes, (vii) taxes imposed on account of a transfer of ownership of the Complex or any portion thereof or interest therein and (ix) taxes (other than existing margin taxes) imposed or measured by Landlord’s revenue from the operation of the Complex, unless such tax is assessed in lieu of an ad valorem tax. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property. All assessments imposed during the Term shall be calculated as if paid in the maximum number of installments and only such installments coming due during a particular year of the Term shall be included in the Real Estate Taxes for such year, to the extent only that the applicable governmental authority allows such assessments to be paid in installments.

(f) Reasonable cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or otherwise resulting from risks insured by insurance maintained by Landlord or which would have been insured under insurance policies required to be maintained by Landlord pursuant to this Lease, or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant).

(g) Amortization with a market rate of interest of the cost of installation of capital investment items which may be required by governmental authority due to a change in applicable Laws after the Commencement Date. All such costs shall be amortized over the reasonable life of the capital investment items by an additional charge to the Rent and paid by Tenant as Additional Rent, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Complex.

(h) A management fee not to exceed the customary and normal charge for providing such services by other management firms within the Dallas metropolitan area, but in no event in excess of three percent (3%) of the gross revenues of the Complex.

(i) Reasonable out-of-pocket maintenance and service fees by property owners associations, or such other associations, for the up-keep of common areas of the Complex.

Notwithstanding anything in this Lease to the contrary, in no event shall Operating Cost include any of the costs and expenses set forth on Exhibit “E” attached hereto (the “Excluded Operating Cost”), all of which are expressly excluded from Operating Cost.

Landlord shall use its best efforts to minimize such costs of operating and maintaining the Building and Complex in a manner consistent with first class office buildings and in accordance with accepted principles of management and good accounting principles.

4.2 Tenant’s Right to Perform Certain Services. Notwithstanding the above, Tenant shall have the right but not the obligation from time to time during the Term to contract for the following services: janitorial, security and landscape maintenance, subject to Landlord’s prior approval of the contractor and the service contract, such approval not to be unreasonably withheld, delayed or conditioned. In the event Tenant desires to contract directly for such services, Tenant shall give Landlord notice of such desire and Landlord shall provide Tenant with the earliest opportunity to terminate Landlord’s provider and Tenant shall take over such service on the date following the termination date of Landlord’s provider. Landlord shall have the right to approve Tenant’s proposed service provider, such approval shall not be unreasonably withheld, conditioned or delayed. During the period Tenant contracts for any such services in lieu of Landlord’s service, the costs of providing such services shall be excluded from the Expense Stop and from the Operating Cost during such period for purposes of determining the adjustment to Base Rental required under Section 5.1 below.

4.3 Replacement of Property Manager.

4.3.1 Landlord acknowledges that Tenant intends to use the Premises for its national headquarters, that Tenant is in the business of providing a high-end service within its industry and that brand image is therefore material to Tenant’s business, that the operation, maintenance and/or repair of the Complex could affect Tenant’s brand image and value as well as its ability to keep and attract clients, investors, prospective business partners and employees, and that therefore the operation, maintenance and repair of the Complex is material to Tenant’s decision to lease the Premises for its headquarters facility. Landlord further acknowledges and agrees that given that Tenant (i) is the sole tenant of the Complex, and (ii) will be responsible for all or substantially all of the costs and expenses of operating, maintaining and repairing the Complex to a standard in excess of a first-class standard, Tenant is entitled to have the Complex operated to such higher standard as Tenant deems desirable to promote its business objectives. If at any time during the Term Tenant is dissatisfied with the operation, maintenance and/or repair of the Complex, Tenant shall provide written notice to Landlord of such dissatisfaction (“Tenant’s Dissatisfaction Notice”). Tenant’s Dissatisfaction Notice shall contain sufficient particularly as to the reasons for Tenant’s dissatisfaction with the operation, maintenance and/or repair of the Complex so that Landlord may address and correct such causes of Tenant’s dissatisfaction. Upon receipt of any Tenant’s Dissatisfaction Notice, Landlord shall use commercially reasonable and diligent efforts to correct the causes for Tenant’s dissatisfaction specified in Tenant’s Dissatisfaction Notice, and Tenant shall reasonably cooperate with Landlord in its efforts to correct such causes, including, without limitation, by attending such conference calls and/or meetings with Landlord and/or its property management company as may be necessary or desirable to better understand the reasons for Tenant’s dissatisfaction and to explore possible solutions.

4.3.2 Tenant acknowledges that Landlord and/or its asset manager intends to retain a single property management company to manage multiple properties in Landlord’s and/or its asset manager’s portfolio, that Landlord anticipates that such arrangement will provide certain cost, efficiency and service benefits to Landlord and that replacement of the Complex’s property management company could potentially reduce certain of such benefits. Tenant accordingly agrees that it will not seek replacement of the Complex’s property management company unless Tenant in good faith believes that (i) the then-current operation, maintenance and/or repair of the Complex is adversely affecting either the health, safety, well being or happiness of its employees, Tenant’s existing business operations, its brand image and/or its prospects for future business opportunities and (ii) replacement of the Complex’s property management company is likely to result in an improvement in the management of the Complex and the correction of Tenant’s dissatisfaction with the operation, maintenance and/or repair of the Complex. Subject to the foregoing, if despite Tenant’s and Landlord’s good-faith efforts to work with the Complex’s property management company to correct the matters set forth in Tenant’s Dissatisfaction Notice, Landlord has been unable to correct such matters to Tenant’s reasonable satisfaction within ninety (90) days of Tenant’s delivery of Tenant’s Dissatisfaction Notice, Tenant shall have the right upon thirty (30) days’ notice to require that Landlord replace the Complex’s property management company with a property management company identified on a list to be provided by Tenant at such time or with such other property management company as shall be reasonably acceptable to Tenant. Tenant agrees that there shall be no less than three (3) property management companies included on Tenant’s list of prospective property management companies and that all such property management companies shall be reputable property management companies. In the event Tenant shall require replacement of the Complex’s property management company, then within such thirty (30) day period Landlord shall terminate the existing property management company’s agreement to manage the Complex and shall enter into a property management agreement with the property management company selected by Landlord from Tenant’s list, or with such other property management company as shall be reasonably acceptable to Tenant. Such property management agreement shall contain such terms as Tenant shall reasonably require so long as (i) the term of such property management agreement does not extend beyond the Term of the Lease, as same may be extended pursuant to this Lease or by agreement of the parties and (ii) Landlord may terminate such property management agreement at any time without obligation to pay any fee or surcharge to the property manager.

4.3.3 Notwithstanding anything in this Lease to the contrary, Landlord shall have the right at any time during the Term of this Lease to replace any property management company retained by Landlord by operation of Section 4.3.2 with a property management company reasonably acceptable to Tenant.

OPERATING COST PASS THROUGH

5.1	Increased Operating Cost shall be calculated and paid in accordance with the following:

(a) Tenant’s Base Rental includes a component which on a per square foot basis is equal to the Expense Stop on a per square foot basis. Tenant will pay, during the term of this Lease, Tenant’s Share of any increases in Operating Cost over the Expense Stop. Notwithstanding the foregoing provision, in no event shall Tenant’s Share of any increases in Controllable Operating Cost, hereinafter defined, over the Controllable Portion of the Expense Stop, increase more than six percent (6%) over the Controllable Operating Cost (subject to such cap) for the prior year. For purposes of this provision, the term “Controllable Operating Cost” shall mean all Operating Cost other than Real Estate Taxes, Tenant Excess Cost (as hereinafter defined) and the cost of utilities and insurance. As used herein, the term “Tenant Excess Cost” shall mean such actual increase, if any, in the reasonable out-of-pocket costs and expenses (exclusive of Excluded Operating Costs) which shall result directly from Tenant’s requirement that the Complex be operated to a standard above the standard for comparable first-class office buildings in the surrounding area. By way of example only, if the typical window washing schedule for a first class office building in the surrounding area is annually, and starting in calendar year 2015 Tenant requires that Landlord wash the windows on a quarterly basis, Tenant shall pay the actual, reasonable, out-of-pocket, third-party costs of the three extra washings per year. With regard to Tenant Excess Cost, the term “Tenant Share” shall mean one hundred percent (100%).

(b) The term “Annual Operating Cost” shall mean, with respect to each calendar year during the term of the Lease, the annual Operating Cost actually incurred by Landlord for said year computed in accordance with the provisions of Section 4.1 and subject to the cap described in Section 5.1(a).

(c) On or before November 30th of each calendar year during the Term, Landlord shall deliver to Tenant Landlord’s preliminary budget for Annual Operating Cost for the coming calendar year (such budget, as finally approved or deemed approved by Tenant, “Landlord’s Budget”). If Landlord shall request Tenant’s input into the preparation of Landlord’s Budget prior to Landlord’s delivery of Landlord’s Budget to Tenant, Tenant agrees to reasonably cooperate with Landlord to prepare Landlord’s Budget. In addition, after Landlord’s delivery of Landlord’s Budget, if Tenant shall so request, Landlord or its property manager shall meet and confer with Tenant at the Premises at a time that is mutually and reasonably acceptable to both parties to review the proposed Landlord’s Budget. By no later than December 15thof that year, Tenant shall notify Landlord whether Tenant approves or disapproves of all or any portion of Landlord’s proposed budget, citing the specific items of which Tenant disapproves, if any. Tenant’s failure to so notify Landlord by such date shall be deemed Tenant’s approval of Landlord’s proposed budget for that coming calendar year. Tenant’s approval of Landlord’s proposed budget will not be unreasonably withheld, conditioned or delayed. If Tenant disapproves of all or any portion of Landlord’s proposed budget as to matters not increasing Tenant’s costs or prospective costs, and Tenant’s disapproval is not unreasonable, then Landlord shall consider, in good faith, Tenant’s concerns. If Tenant disapproves all or any portion Landlord’s proposed budget as to matters increasing Tenant’s costs or prospective costs, (whether or not such matters also affect other tenant(s)), and Tenant’s disapproval is not unreasonable, then, by not later than thirty (30) days prior to commencement of the applicable year, Landlord shall either: (i) reduce or otherwise change the disapproved item(s) in a manner reasonably acceptable to Tenant or (ii) delete the disapproved item(s) from Landlord’s proposed budget, in which event Landlord shall not include any portion thereof as Operating Cost under this Lease. Landlord shall deliver to Tenant a copy of the Landlord’s Budget upon the final determination thereof.

(d) For each calendar year during the Term of this Lease, Landlord shall provide Tenant in writing a statement of the projected Tenant Excess Cost for the coming year and a comparison (with detail reasonably satisfactory to Tenant) of the Expense Stop with the projected Annual Operating Cost for the coming year as reasonably determined by Landlord and as set forth in Landlord’s Budget, and Tenant shall pay monthly as Additional Rent for such year which shall include a prorated portion of the projected Tenant Excess Cost and Tenant’s Share of the excess, if any, of the projected Annual Operating Cost for such year over the Expense Stop. Landlord shall, within one hundred twenty (120) days (or as soon thereafter as possible) after the close of each calendar year, provide Tenant with a statement of (i) the actual Tenant Excess Cost for such calendar year (with detail reasonably satisfactory to Tenant), (ii) the actual Annual Operating Cost for such year (with detail reasonably satisfactory to Tenant) and (iii) a calculation (based thereon) prepared by Landlord of Tenant’s Share of the excess, if any, of the actual Annual Operating Cost for such year over the Expense Stop. Such statement shall be prepared in accordance with generally accepted cash basis accounting principles applicable to the operation of commercial real estate properties, consistently applied, and shall be certified by Landlord as being accurate. If the aggregate amount of the actual Tenant Excess Cost for such year, and Tenant’s Share of the excess, if any, of the Annual Operating Cost for such year over the Expense Stop, is greater than the amount previously paid by Tenant for such expenses for such year, Tenant shall pay to Landlord within thirty (30) days after Tenant’s receipt of the statement from Landlord the amount of such excess. However, if the aggregate amount of the actual Tenant Excess Cost for such year, and Tenant’s Share of the excess, if any, of the Annual Operating Cost for such year over the Expense Stop, is less than the amount theretofore paid by Tenant for such expenses for such year, any overpayments shall be credited to the Rent coming due from Tenant; provided, however, that if the excess shall exceed $5,000, or if the Rent scheduled to come due during the remaining Term of the Lease shall be insufficient to offset such credit, Landlord shall reimburse such excess with Landlord’s delivery of its statement for the Actual Operating Cost for the prior year. Landlord’s obligation to pay such excess to Tenant shall survive the expiration or sooner termination of the Term of this Lease.

(e) Notwithstanding anything in this Lease to the contrary, until such time as Tenant shall lease one hundred (100%) percent of the Must-Take Space, the sharing of Operating Cost in excess of the Expense Stop for the Must-Take Space shall be as follows:

(1) Tenant’s Share shall be one hundred percent (100%) of the following Operating Cost: janitorial services, elevator, day porter service, trash removal, security service, landscaping, miscellaneous cleaning and water (collectively, the “Exclusive Tenant Costs”). For purposes of determining the amount to be paid by Tenant pursuant to Section 5.1(a) above with respect to the Exclusive Tenant Costs, the Expense Stop for the Exclusive Tenant Costs shall be deemed to be $158,918.48 (said amount being equal to $1.63 per square foot multiplied by the Net Rentable Area of the Building).

(2) Tenant’s Share shall be the percentage set forth in Section 1.3(e) hereinabove for all other Operating Cost. For purposes of determining the amount to be paid by Tenant pursuant to Section 5.1(a) above with respect to such other Operating Cost, the Expense Stop for such other Operating Cost shall be deemed to be $328,561.52 (said amount being equal to $3.37 per square foot multiplied by the Net Rentable Area of the Building).

5.2 (A) Commencing on the Commencement Date, and continuing monthly thereafter during the Lease Term, Tenant shall pay to Landlord, or directly to the utility provider, one hundred percent (100%) of the actual cost of all electricity usage charges, fees and assessments incurred by Landlord for the Complex (“Electrical Costs”). Tenant shall pay such Electrical Costs to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s invoice therefore accompanied by supporting invoices from the provider. Subject to the applicable provisions of this Lease, Tenant shall have the right to install and operate energy saving devices in the Premises at Tenant’s sole cost and expense and Landlord agrees to cooperate with Tenant in connection therewith, at no cost to Landlord. Landlord further agrees that upon Tenant’s request, Landlord or its property manager shall meet and confer with Tenant at the Premises at a time that is mutually and reasonably acceptable to both parties to review proposals received from alternate electricity providers and to select such proposal and provider as shall be reasonably acceptable to both parties to supply electrical energy to the Complex.

(B) Landlord and Tenant agree that in the event Tenant shall perform or cause to be performed any alterations or improvements (including, without limitation, the Work) to, or within, the Premises or Complex which would cause an owner or occupant of the Premises or Complex to be entitled to an “Energy Rebate” (hereinafter defined), then, subject to Landlord’s approval of such program and its effect/impact on the Building, such approval not to be unreasonably withheld, conditioned or delayed, Tenant shall be solely entitled to the benefit of such Energy Rebate. As used herein, an “Energy Rebate” shall be deemed to be any rebate, refund, voucher, credit, tax relief, abatement, or other monetary inducement (such as, for example only, energy efficiency incentives, property tax abatements, sales tax refunds, tax credits, governmental grants, utility rebates or refunds) given by a governmental, non-governmental, private or public utility, or other entity as a result of efforts to conserve energy or other utilities or cause property or processes to be more environmentally friendly. If any such Energy Rebate is required to be paid or credited directly to Landlord, then: (i) Landlord shall elect to take the Energy Rebate in a lump sum, or if that is not permitted, then in the shortest number of installments possible, so as to permit Tenant to recoup the full amount of the Energy Rebate during the Term of this Lease, and (ii) within thirty (30) days after Landlord’s receipt of the Energy Rebate, Landlord shall deliver a check to Tenant for such amount, or in the alternative, Tenant shall be entitled to offset the full amount of such Energy Rebate against the next succeeding installment(s) of Rent then payable under the Lease.

5.3 Nothing contained in this Section 5 shall be construed at any time so as to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in Section 3 of this Lease.

5.4 Landlord shall retain all books and records pertaining to Operating Cost and Electrical Cost for no less than five (5) years following the calendar year in which the cost was incurred. Upon ten (10) days prior notice, Tenant at its expense shall have the right, within ninety (90) days after receipt of Landlord’s statement provided for in subsection 5.1(c) above, at all reasonable times (but not more frequently than once during any twelve (12) month period) to audit Landlord’s books and records with a Certified Public Accountant relating to any year or years for which payments on account of Operating Cost or Electrical Costs become due. In the event of an error in Landlord’s favor, Landlord shall refund the overcharge to Tenant within thirty (30) days after Tenant’s demand therefor, and if the overcharge exceeds three (3%) percent of Tenant’s Share of increases in Operating Cost or in Electrical Costs, Landlord shall pay to Tenant the reasonable expenses of the audit within thirty (30) days after Tenant’s demand therefor, which obligation shall survive the expiration or sooner termination of the Term of this Lease, failing which Tenant shall have the rights and remedies to which it may be entitled under this Lease or at law or in equity.

5.5 Notwithstanding anything herein to the contrary, in no event shall Tenant be obligated to pay or reimburse Landlord for increased Operating Cost or Electrical Cost which is invoiced to Tenant more than twelve (12) months after the cost is incurred.

USE, COMPLIANCE WITH LAWS AND REGULATIONS

6.1 The Premises are to be used and occupied by the Tenant for the purpose of commercial office space and all uses ancillary thereto that are consistent with a first class office building, and for no other purpose whatsoever without Landlord’s written consent.

A. Except to the extent resulting solely from Tenant’s particular manner of use of the Premises (as opposed to mere use of the Premises for office purposes and uses ancillary thereto consistent with a first class office building), and except for compliance with the Disabilities Acts (as hereinafter defined in Section 6.1(B) below) within the Premises, exclusive of common areas, Landlord shall be responsible for compliance, at Landlord’s sole cost and expense, with all Laws which are applicable to all or any part of the physical condition and occupancy of the Premises, the Building, the Land, the Parking Area or other areas of the Complex or additions thereto. Landlord represents and warrants that to the best of Landlord’s knowledge, the Building, the Land, the Parking Areas and other areas of the Complex are in compliance with all Laws as of the date of this Lease, and will be in such compliance as of the Commencement Date. Landlord shall notify Tenant of any violation notices or waivers of building or life safety codes or outstanding insurance carrier recommendations with respect to the Premises, the Building, the Land, the Parking Areas and other areas of the Complex.

B. Subject to Landlord’s obligations under Section 6(A) above, Tenant shall be responsible for compliance with all Laws which are applicable to Tenant’s particular manner of use of the Premises (as opposed to mere use thereof for general office purposes and uses ancillary thereto consistent with a first class office building) and Tenant agrees not to commit on the Premises any nuisance or other act or thing against public policy which violates any Law. Tenant will not engage in any activity which would cause Landlord’s fire and extended coverage insurance to be canceled or the rate therefore to be increased (or at Landlord’s option, will pay any such increase); will not commit any act which injures or depreciates the Building, and will not commit or permit waste in the Premises or Building. Tenant shall be responsible for the cost of all work required within the Premises to comply with the retrofit requirements of the Americans with Disabilities Act of 1990 and the Texas Accessibility Standards, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time (collectively, “Disability Laws”), necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant’s use of the Premises. Landlord shall be responsible for compliance with Disability Laws with respect to the common areas of the Complex.

6.2 Tenant agrees to comply with the Building Rules and Regulations contained in Exhibit “F” attached hereto and made a part hereof, and with such other reasonable rules and regulations as may be hereafter adopted by Landlord for the safety, care and cleanliness for the Premises and Complex and the preservation of good order therein, taking into account that Tenant is the only tenant of the Building. Landlord shall have the right to alter or amend such rules and regulations in a reasonable manner from time to time, taking into account that Tenant is the only tenant of the Building, and all of such changes shall be carried out and observed by Tenant after receipt of written notice of such changes from Landlord. Notwithstanding, the foregoing, the Rules & Regulations will not be modified in any way which would increase Tenant’s financial obligations, or reduce its rights or Landlord’s obligations, under this Lease. In the event of a conflict between the Rules and Regulations and this Lease, the Lease will prevail. Notwithstanding anything herein to the contrary, if Tenant shall in good faith dispute the reasonableness of any Rule or Regulation, or the application thereof to Tenant, Tenant shall comply with the disputed Rule or Regulation(s) until such time as a final resolution shall occur.

SERVICES FURNISHED BY LANDLORD

7.1 Landlord will use its best efforts to cause the utilities providers to furnish the electricity, water and gas utilized for operating any and all facilities serving the Premises.

7.2 Landlord shall furnish, or shall use its best efforts to cause public utilities, to furnish, Tenant, as part of the Operating Cost of the Complex, the following services during the term of this Lease:

(a) Subject to mandatory governmental rules and regulations from time to time existing, air conditioning and heating (“HVAC”) in season at such temperatures and in such amount as Tenant in its sole opinion shall deem necessary or appropriate, and at such times as Tenant shall require, so long as Tenant pays the entire cost thereof, including the actual, reasonable, out-of-pocket charges for any additional maintenance and replacement costs in excess of what would be normal and customary for a building such as the Building, shall be included as an Operating Expenses and not subject to the cap/limitation in Section 5.1(a).

(b) Hot and cold water at those points of supply provided for general use of all tenants in the Building.

(c) Janitorial services in accordance with Exhibit “G” attached hereto or such schedule of janitorial services delivered by Tenant prior to the Commencement Date for attachment as Exhibit “G”. Tenant reserves the right to change the Exhibit “G” janitorial services from time to time during the Term upon thirty (30) days’ notice to Landlord.

(d) Routine maintenance, painting and electric lighting service for all public areas and special services areas of the Building in the manner and to the extent standard in keeping with typical buildings of comparable size, age and quality in the general vicinity of the Building.

(e) Proper facilities to furnish sufficient electrical power for building standard lighting, computers, dictating equipment, calculating machines and other office equipment of similar low electrical consumption. Lighting levels shall not exceed mandatory guidelines under applicable Laws as established by applicable governmental authority. Upon obtaining Landlord’s prior written consent, Tenant shall have the right to upgrade the Building’s electricity system and to have additional power supply cables installed increasing the electricity supplied to the Building to the extent Tenant deems necessary or desirable, at Tenant’s sole cost and expense. Landlord shall reimburse Tenant at the end of the Term for the unamortized costs, plus interest at the Base Rate, of installing any such upgrades and installations.

(f) Replacement of fluorescent lamps and ballasts in Building standard ceiling mounted fixtures installed by Landlord and incandescent bulb replacement in all public areas.

(g) Such keys for each corridor door entering the Premises and Building access card keys as Tenant shall deem necessary or appropriate in its sole discretion, and Tenant shall pay Landlord for all such keys and access cards, based on Landlord’s actual, reasonable, out-of-pocket cost to provide such key and access cards to Tenant. Upon termination of this Lease, Tenant shall surrender all keys and access cards to the Building

(h) Equipment for Landlord’s security program for the Building.

7.3 Notwithstanding anything to the contrary contained herein, Tenant shall have the right to (i) to withhold Rent and any other charges payable hereunder for the period of time following seventy-two (72) consecutive business hours after Tenant has given notice to Landlord of the failure of any “critical service”, defined as electricity, HVAC, water (including chilled water or condenser water) or elevator service to the Premises or any material portion thereof, or whether or not such failure affects the entire Premises, if Tenant’s call center, operations desk or equipment room shall not be operational due to any such failure, and such failure is the result of the negligence or willful misconduct of Landlord. Such Rent and any other charges payable hereunder shall abate from the expiration of such seventy-two (72) consecutive business hour period until the first business day following the restoration of such critical service. As to any other service to be provided by Landlord, Tenant shall have the right to withhold Rent and any other charges payable hereunder for the period of time following thirty (30) days after Tenant has given notice to Landlord of the failure of such service and such service shall not be restored within such thirty (30) day period. Such Rent and any other charges payable hereunder shall abate from the expiration of such thirty (30) day period until the first business day following the restoration of such service.

LEASEHOLD IMPROVEMENTS ADDITIONS & FIXTURES

8.1 Subject to Landlord’s performance of such work, if any, required to deliver possession of the Premises to Tenant, prior to the performance of any of the Work (as defined in Paragraph 1 of Exhibit “C” attached hereto), in the Required Delivery Condition (as defined in Paragraph 6 of Exhibit “C” attached hereto), and further subject to Landlord’s representations and warranties set forth in this Lease and to Landlord’s performance of the Work in accordance with the terms of Exhibit “C” annexed hereto, Tenant accepts the Premises, the Building and the Complex in its current “AS IS” condition, and acknowledges that Tenant is not relying on any representations or warranties by any person regarding the Premises, the Building and/or the Complex other than the representations and warranties of Landlord set forth in this Lease.

REPAIR AND MAINTENANCE

9.1 Landlord shall provide for the cleaning, maintenance, repair and replacement as necessary, including painting, of the entirety of the Building and Complex, including, without limitation, (i) the roof, exterior walls, foundation and other structural elements of the Building and the Complex, (ii) the mechanical, electrical, plumbing, heating, ventilation, air-conditioning, life-safety and other base-building equipment and systems within the Building and Complex (including, without limitation, all underground utility lines up to the point of connection to the utility companies’ point of connection for the Complex), and (iii) the public portions of the Building and Complex, including all Parking Areas and landscaping of the Complex. Landlord shall provide all such services as and when necessary to keep the Building to the standard equivalent to other first class office buildings in the surrounding area. A first class office building shall be deemed to be one which that is (a) professionally managed and operated in a manner suitable for headquarters operations of public companies and full floor or multiple floor offices of image conscious regional companies and high level professionals and consultants, (b) kept in excellent condition and repair at all times, and (c) meets or exceeds the maintenance and operations standards used for similar first class office buildings in the metropolitan/suburban area where the Building is located.

9.2 Landlord shall perform all cleaning, repair, maintenance and replacement work in a good and workmanlike manner and with a minimum of disturbance to Tenant and its normal business operations. Upon Tenant’s written request Landlord shall delay and/or reschedule the performance of any such work to accommodate client functions or other activities at the Premises; provided, however, that Landlord shall have no liability to Tenant, nor shall Landlord be deemed in default of its obligations under the terms of this Lease, because of any delays resulting from Tenant’s request to so delay or reschedule any such work. Upon Tenant’s request, Landlord and its property management company shall meet with Tenant from time to time to review the property management company’s performance and to give Tenant an opportunity to make suggestions for improvements and other changes. Landlord agrees to use its best efforts to cause the property management company to comply with any and all reasonable Tenant suggestions for improvements and other changes in the cleaning, repair, maintenance and replacement work in and about the Building and Complex.

9.3 In the event Tenant shall deliver notice to Landlord of a specific item of required maintenance or repair to the Building or Complex, Landlord shall undertake to perform the specified maintenance and/or repair promptly, but in no event more than five (5) business days after Landlord’s receipt of Tenant’s notice unless the nature of the maintenance or repair is such that it cannot be completed within five (5) business days (in which event the required maintenance and/or repair shall be completed by Landlord as soon as reasonably practicable thereafter). Tenant shall have the right and option of requiring that required maintenance and repair work be performed on an expedited basis using overtime or other premium pay labor, which additional cost of which, if any, shall be included in Operating Cost.

9.4 If any maintenance, repair or other activities to be performed by Landlord or its employees, agents, contractors or representatives shall require the interruption of electricity or other utilities or services, or shall otherwise be likely to cause noise, dust or other disruption likely to be disruptive to Tenant or its normal business operations, Landlord shall, other than in the event of an emergency, provide Tenant with no less than five (5) business days’ notice of any such work to be performed and the likely impacts of same. Upon receipt of any such notice, Tenant shall have the right to require that all or certain portions of such work designated by Tenant be performed at such dates and times as Tenant shall require; except as provided hereinabove, Tenant, at Tenant’s sole cost and expense, shall be obligated to maintain and repair the interior of the Premises in good condition.

9.5 Notwithstanding anything in this Lease to the contrary, Tenant shall have the option, but not the obligation, to contract for the performance all or any portion of the cleaning, maintenance repair and/or replacement work to be performed by Landlord using such contractors as Tenant shall designate and as shall be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall perform all such work at its sole cost and expense; provided, however, that if any of such work shall involve any items of Excluded Operating Cost, Landlord shall reimburse Tenant for the actual, reasonable, out-of-pocket costs of such items of Excluded Operating Cost within thirty (30) days of Tenant’s delivery to Landlord of a written request for reimbursement accompanied by supporting invoices. If Landlord shall fail to pay any of such invoiced costs within such thirty (30) day period, which obligation shall survive the expiration or sooner termination of the Term of this Lease, Tenant shall have the rights and remedies to which it may be entitled under this Lease or at law or in equity. During the period Tenant contracts for any such services in lieu of Landlord’s service, the costs of providing such services shall be excluded from the Expense Stop and during such period for purposes of determining the increase in Operating Costs required to be paid by Tenant as Additional Rent under Section 5.1 above.

9.6 Subject to Section 23.1 of this Lease, Tenant agrees, at its own cost and expense, to repair or replace any damage or injury, except normal wear and tear and casualty damage to the Premises, the Building or Complex, or any part thereof, solely caused by the negligence or intentional misconduct of Tenant or Tenant’s agents, employees, invitees or visitors; provided, however, Tenant shall make no such repairs without Landlord’s prior express written consent, not to be unreasonably withheld, conditioned or delayed, and provided further, if Tenant fails to make such required repairs or replacements within thirty (30) days after Landlord’s approval of such repairs (as such period shall be extended for repairs which cannot be made within thirty (30) days using commercially reasonable and diligent efforts so long as Tenant commences its repair within ten (10) days of receipt of Landlord’s approval of the repairs), then Landlord may make such repairs or replacements and Tenant shall repay Landlord the actual reasonable, out-of-pocket cost thereof, plus a five percent (5%) overhead fee, within thirty (30) days of Tenant’s receipt of written demand. Tenant shall have the right to competitive bid repairs and replacements and the commencement of work on the preparation of a bid package shall be deemed to be the commencement of repair work for purposes of this Section 9.6 so long as Tenant thereafter shall proceed with commercially reasonable diligence to bid the work, award the contract and oversee the repair work to completion.

9.7 Landlord shall maintain the life safety and security systems of the Building and shall comply with all Laws pertaining to such systems. Landlord shall periodically conduct evacuation drills on such schedule as the property management company shall deem appropriate. Any problems discovered during these drills shall be resolved jointly by Landlord and Tenant.

FIRE AND CASUALTY

10.1 If the Complex or any portion thereof is partially or totally destroyed by fire or other casualty (hereinafter collectively referred to as the “Casualty”), then within thirty (30) days after Landlord receives written notice describing the destruction or damage in reasonable detail, Landlord shall give to Tenant a written certification from Landlord’s licensed architect (hereinafter “Notice”) setting forth Landlord’s architect’s best estimate of the time reasonably necessary to repair and restore the damage.

(a) If the estimated repair period set forth in the Notice is more than six (6) months from the date of the Casualty, then Tenant may elect to terminate this Lease by delivering written notice of its election to terminate to Landlord not more than thirty (30) days from the date of Tenant’s receipts of Landlord’s Notice. If Tenant elects to terminate this Lease pursuant to this subsection (a), the termination will be effective as of the date of the Casualty.

(b) If the estimated repair period set forth in the Notice is more than six (6) months from the date of the Casualty and Tenant does not exercise its right in Section 10.1(a) to terminate the Lease, and Landlord then fails to complete the repairs within the estimated repair period set forth in the Notice, Tenant again may elect to terminate this Lease at any time thereafter upon thirty (30) days’ notice, and unless Landlord shall complete the required repairs within such thirty (30) day period this Lease shall terminate without further notice upon the expiration of such thirty (30) day period.

(c) If Landlord does not receive timely notice of Tenant’s election to terminate this Lease, Tenant shall be deemed to have elected to continue this Lease in full force and effect, subject to abatement of Rent as provided in Section 10.3 below.

(d) If the Lease shall be terminated pursuant to this Section 10.1, Landlord and Tenant each shall be released from all obligations and liabilities under the Lease except for such obligations and liabilities which expressly shall survive the expiration or sooner termination of the Lease term.

10.2 Provided this Lease shall not be terminated pursuant to Section 10.1, Landlord shall, in good faith and with commercially reasonable and diligent efforts, endeavor to restore or replace the damaged or destroyed portions of the Complex, including without limitation all of the Work and other alterations and improvements to the Premises, to substantially the same condition that existed immediately prior to the Casualty within the time estimated in Landlord’s Notice. Tenant shall have the right to require Landlord to make changes to the Premises in the course of, and as part of, such rebuilding or restoration work. If the net cost and expense of such rebuilding or restoration work is increased solely as a result of such changes (taking into consideration any and all actual reduced and additional costs resulting from such changes and/or other cost savings arising therefrom) and such costs are not covered by applicable insurance proceeds, then Tenant shall pay to Landlord, as Additional Rent, the amount of such net increase, which amount shall be due and payable within thirty (30) days after Landlord has delivered to Tenant backup information evidencing such increase (including, without limitation, receipted invoices) as may be reasonably required by Tenant (but in no event earlier than the occurrence of the date on which possession of the restored areas of the Premises are delivered to Tenant). To the extent that Landlord’s substantial completion of such rebuilding or restoration work is delayed solely as a result of such changes (taking into consideration any and all reasonable time savings to Landlord resulting from such changes), then the date upon which Tenant’s obligation to pay Rent with respect to the affected portion of the Premises shall be appropriately adjusted to the extent of such net delay.

10.3 If the Premises are completely destroyed or so damaged by the Casualty that the Premises cannot reasonably be used by Tenant for the purposes provided herein, and this Lease is not terminated as above provided, then there shall be a total abatement of the Rent until the Premises and all other areas of the Complex are made usable for Tenant’s normal business operations. If the Premises are partially destroyed or damaged by the Casualty so that the Premises can only be partially used by Tenant for the purpose herein provided, then there shall be a partial abatement in the Rent corresponding to the time and extent for which such Premises cannot be used by Tenant for its normal business operations.

10.4 Notwithstanding anything herein to the contrary, if Landlord shall fail to prosecute the repair and restoration of the Building and the Complex with commercially reasonable and diligent efforts, or fails to complete the restoration within six (6) months after the date of the Casualty, and such failure is not cured within thirty (30) days after notice from Tenant of such failure, Tenant shall have the right, but not the obligation, in addition to and not in lieu or reduction of Tenant’s other rights and remedies for such failure, to (i) assume control of such repair and restoration, either with the contractors selected by Landlord or by such contractors as Tenant shall select and as shall be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, (ii) seek to obtain specific performance of Landlord’s repair and restoration obligations pursuant to the laws of the state in which the Complex is located; or (iii) terminate this Lease upon thirty (30) days’ notice to Landlord. In the event Tenant shall elect to assume control of the repair and restoration work, Landlord shall assign such design professional, construction and other contracts to Tenant as Tenant shall require, and/or Landlord shall provide such direction to Landlord’s contractors as Tenant shall reasonably deem necessary and appropriate, and Landlord further shall provide such other and further cooperation as Tenant shall reasonably require in connection with Tenant’s assumption of control of such repair and restoration work and the prosecution thereof, and shall transfer and assign to Tenant all property insurance proceeds received and not previously disbursed and all unliquidated property insurance claims.

10.5 If the Premises are substantially destroyed by fire or other casualty during the last two (2) years of the Term to the extent of more than one third (1/3) of the Net Rentable Area thereof, Tenant shall have the right to terminate this Lease as of the date of such damage or destruction by giving notice within thirty (30) days following such damage or destruction.

10.6 Notwithstanding anything in this Lease to the contrary, if Landlord shall fail within thirty (30) days of the occurrence of any Casualty to deliver evidence reasonably satisfactory to Tenant of Landlord’s access to funds sufficient to complete the timely repair of the damage caused by the Casualty and to restore the Premises, the Building and the Complex to their pre-existing condition, or as near thereto as shall be commercially practicable, Tenant shall have the right to terminate this Lease immediately, or at any time thereafter, upon delivery of notice of termination prior to Landlord’s delivery of such evidence to Tenant. If (i) any of the funds proposed by Landlord to complete such repair and restoration are insurance proceeds and (ii) pursuant to the terms of any mortgage, deed of trust or ground lease encumbering the Complex or any portion thereof such insurance proceeds must be paid to any holder of any such mortgage, deed of trust or ground lease, Landlord’s evidence must include, in addition to evidence that the insurance and other proceeds, if any, are sufficient to complete the required repair and restoration work, the agreement of such holder(s) to make such insurance proceeds available to Landlord to complete the required repair and restoration on terms that are reasonably acceptable to Tenant.

GRAPHICS AND SIGNS

11.1 Landlord will provide and install, at Tenant’s cost, all plaques, letters, and numerals on entrance doors for the Premises, on the Building Directory, on the Complex’s monuments and on the reserved parking signs (if any); all such plaques, letters, and numerals shall be in the Building Standard Graphic or such other graphic as Tenant shall specify subject to Landlord’s consent, not to be unreasonably withheld, conditioned or delayed. In addition thereto, Tenant shall be entitled to exclusive building signage and monument signage, the design and location of which must be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, so long as the signs do not require structural alterations to the Building (and in the event of signs requiring structural alterations, Landlord shall not unreasonably withhold, condition or delay its consent to such signage), so long as any such signage is approved by all applicable governmental authorities having the right of approval of same. Any such signage will be installed, maintained, operated and removed at the sole cost and expense of Tenant, however, Tenant shall have no obligation to pay any rental or other fee for such rights.

11.2 Landlord will not erect or install any signs in or about the Building, the Land or the Complex without Tenant’s consent, which Tenant may grant or withhold in its sole and absolute discretion. Notwithstanding the foregoing, during the last six (6) months of the Term Landlord shall be permitted to erect one or more signs in front of the Complex along Millennium Drive and Century Parkway advertising the Premises for let.

SUBORDINATION AND ESTOPPEL

12.1 Landlord represents and warrants to Tenant that the only mortgagee and/or ground lessor holding a superior interest in and to the Building or the Complex, or any portion thereof or interest therein, is Independence Bank (the “Superior Interest Holder”). Tenant’s obligation to perform its rental and other covenants and other obligations under this Lease shall be subject to Tenant’s receipt of a non-disturbance agreement (an “SNDA”) in the form of Exhibit “I” annexed hereto executed in recordable form from the Superior Interest Holder.

12.2 Upon Tenant’s receipt of an SNDA executed in recordable form by each future mortgagee or ground lessor granted a mortgage, deed of trust or ground lease interest in the Premises, the Complex or any portion thereof or interest therein, Tenant’s rights and interests under this Lease in and to the Premises shall be subject and subordinate to the lien of all deeds of trust, first mortgages and to all ground leases or other similar and related documents pursuant to a “sale-lease back” transaction, and to all renewals, modifications, consolidations, replacements and extensions thereof (“Security Documents”) heretofore or hereafter executed by Landlord covering the Premises, the Building, or the Land, or any parts thereof, to the same extent as recorded prior to the execution of this Lease.

12.2 After the delivery to Tenant of a notice from Landlord that it has entered into one or more Security Documents and an SNDA from the holder of such Security Documents, then during the term of the Security Documents, Tenant shall deliver to the holder or holders of all Security Documents a copy of all notices to Landlord of alleged defaults and shall grant to such holder or holders the right to cure all defaults, if any, of Landlord hereunder within the same time period provided in this Lease for curing such defaults by Landlord, and, except with the prior written consent of the holder of the Security Documents, not to be unreasonably withheld, conditioned or delayed, shall not (i) amend this Lease, (ii) surrender or terminate this Lease except pursuant to a right to terminate expressly set forth in this Lease, or, (iii) pay any Rent more than one month in advance or pay any Rent or other amounts payable hereunder other than strict accordance with the terms hereof.

12.3 The provisions of this subsection shall be self-operative and shall not require further agreement by Tenant; however, at the request of Landlord, Tenant shall execute such further documents in form reasonably acceptable to Tenant as may be required to evidence, and set forth for the benefit of the holder of any Security Documents, the obligations of Tenant hereunder.

12.4 At any one time and from time to time, within fifteen (15) days after notice from Landlord, Tenant shall execute, acknowledge and deliver to the Landlord a written statement, which may be relied upon by a prospective purchaser, ground tenant, mortgagee, or assignee of any mortgage of the Building or Land or of the Landlord’s interest therein, certifying that, if true, this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the date to which the Rent has been paid in advance, if any, and stating whether or not to the best knowledge of Tenant, the Landlord is in default in keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default.

12.5 At any one time and from time to time, within thirty (30) days after notice from Tenant, Landlord shall execute, acknowledge and deliver to the Tenant a written statement, which may be relied upon by a prospective assignee, subtenant, lender or purchaser of Tenant’s business or of any interests in Tenant, certifying that, if true, this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the date to which the Rent has been paid in advance, if any, and stating whether or not to the best knowledge of Landlord, the Tenant is in default in keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default.

ASSIGNMENT AND SUBLETTING

13.1 Except as otherwise provided below, Tenant shall not assign all or any portion of this Lease, nor sublease the Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

13.2 In the event Tenant should desire to assign this Lease or sublease the Premises or any part thereof for all or substantially all of the remaining Term, Tenant shall give Landlord notice of such desire and the date Tenant intends to vacate the Premises or the applicable portion thereof (“Tenant’s Initial A&S Notice”). In the case of a proposed sublease of less than all of the Premises, the applicable portion of the Premises which Tenant desires to sublease shall be expressly identified in Tenant’s Initial A&S Notice.

13.3 Landlord shall have a period of thirty (30) days following receipt of Tenant’s Initial A&S Notice to notify Tenant in writing that Landlord elects to recapture the Premises or, in the case of a proposed subletting, the applicable portion thereof identified in Tenant’s Initial A&S Notice, and terminate this Lease with respect thereto. If Landlord shall fail to provide notice within such thirty (30) day period that Landlord is exercising its right of recapture, Landlord shall be deemed to have elected not to exercise such right. In no event shall Landlord have any right to recapture the Premises or any portion thereof in connection with a subletting for less than substantially all of the remaining Term of the Lease.

13.4 If Landlord shall timely provide notice of its exercise its option to recapture the Premises or the applicable portion thereof described in Tenant’s Initial A&S Notice, the Lease as to the Premises or such portion of the Premises shall be deemed to be terminated effective as of the date set forth in Tenant’s

Initial A&S Notice as the date Tenant intends to vacate the Premises or the applicable portion thereof. Landlord and Tenant shall promptly execute an amendment to this Lease in form reasonably acceptable to both parties memorializing such termination. If Landlord’s recapture and such termination shall affect less than the entire Premises, the Base Rental and Tenant’s Share shall be proportionally reduced and such amendment shall properly reflect such reduction in the Base Rental and Tenant’s Share. If the termination shall be for less than all of the Premises, Tenant further agrees to provide, at its own expense, direct access from any subletting space which is less than a full floor to a public corridor of the Building. All plans and specifications for any alterations which may be necessary to provide such access shall be submitted by Tenant to Landlord for its prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

13.5 If Landlord shall timely provide notice that it is not exercising its right of recapture, or if Landlord shall be deemed to have elected not to exercise its right of recapture by failing to provide timely notice of its exercise of such right, then, subject to Landlord’s right to review and reasonably approve the proposed assignment or sublease transaction, Tenant shall have the right for a period of two hundred seventy (270) days following the expiration of Landlord’s thirty (30) day recapture period to enter into an assignment or sublease transaction for the Premises or the portion thereof described in Tenant’s Initial A&S Notice. If prior to entering into any such assignment or sublease transaction Tenant shall provide notice to Landlord (“Tenant’s Second A&S Notice”) of the name of the proposed assignee or subtenant, the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate, and other material terms of the proposed assignment or subletting transaction, including, without limitation, evidence reasonably satisfactory to Landlord that the proposed assignee or subtenant is financially responsible, then, subject to Landlord’s obligation not to unreasonably withhold, condition or delay its consent, Landlord shall provide notice to Tenant within fifteen (15) days of Landlord’s receipt of Tenant’s Second A&S Notice of whether or not Landlord consents to the proposed assignment or sublease transaction. If Landlord shall approve the proposed assignee or subtenant and the proposed assignment or sublease transaction, then provided Tenant shall enter into an assignment or sublease in form reasonably acceptable to Landlord within the afore-mentioned two hundred seventy (270) day period, Tenant shall have the right to enter into the assignment or sublease transaction described in Tenant’s Second A&S Notice. For any approved sublease transaction which is for less than a full floor, Tenant agrees to provide, at its own expense, direct access from any subletting space which is less than a full floor to a public corridor of the Building. All plans and specifications for any alterations which may be necessary to provide such access shall be submitted by Tenant to Landlord for its prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

13.6 No assignment or subletting by Tenant (including to a Permitted Transferee defined hereinbelow) shall relieve Tenant of any obligations under this Lease. Consent of Landlord to a particular assignment or other transaction shall not be deemed consent to any other or subsequent transaction.

13.7 If Landlord consents to any subletting or assignment by Tenant as hereinabove provided, and subsequently any category of Rent received by Tenant under any such sublease is in excess of the same category of Rent payable to Landlord under this Lease, or any additional consideration is paid to Tenant by the assignee or sublessee under any such assignment or sublease, the Landlord shall be entitled to receive fifty percent (50%) of such excess rents under any sublease, or fifty percent (50%) of such additional consideration for any assignment to be due and payable by Tenant to Landlord as Additional Rent hereunder, which is in excess of Tenant’s costs of the transaction, including, without limitation, broker commissions, costs of improvements, improvement allowances and lease takeover expenses. Notwithstanding anything herein to the contrary, Landlord shall not be entitled to receive any portion of such excess rents or additional consideration if the subtenant or assignee is a Permitted Transferee, as defined in Section 13.8 below.

13.8 Notwithstanding anything in this Section 13 to the contrary, no Landlord consent is required for, and Landlord shall not have any right of recapture or to share in any profit in connection with (a) any transfer of ownership or interests in Tenant or any direct or indirect parent of Tenant, or any public offering or other issuance of stock of Tenant or any affiliate of Tenant, or for (b) any sublease or assignment to any entity (i) into or with which Tenant or any direct or indirect parent of Tenant is merged or consolidated, (ii) which acquires ownership interests in Tenant or any direct or indirect parent of Tenant by way of sale, transfer or issuance of ownership interests, (iii) which acquires all or substantially all of Tenant’s or any direct or indirect parent’s assets by purchase, merger or other means; (iv) controlled by, controlling or under common control with Tenant and/or (v) that is a franchisee of Tenant (each such entity, a “Permitted Transferee”).

13.9 If Tenant assigns Tenant’s interest in this Lease, then Landlord, when giving notice to said assignee or any future assignee in respect of any default, shall also give a copy of such notice to the Tenant named in this Lease (the “Original Tenant”), and no notice of default shall be effective until a copy thereof is so given to Original Tenant. Original Tenant shall have the same period after receipt of such notice to cure such default as is given to Tenant therefor under this Lease. If this Lease is terminated because of: (a) an Event of Default of such assignee, or (b) the rejection, disaffirmation, or other termination of this Lease by or on behalf of the assignee pursuant to any proceeding in bankruptcy under any applicable Laws, then Landlord shall promptly give to Original Tenant notice thereof, and Original Tenant shall have the right, exercisable by notice given to Landlord within fifteen (15) days after receipt by Original Tenant of Landlord’s notice, to enter into a new lease of the Premises with Landlord (“New Lease”), provided that the Original Tenant shall have remedied all Events of Default of the assignee hereunder, unless such Events of Default are personal to the assignee and/or not reasonably susceptible of cure by the Original Tenant, in which event the Original Tenant shall not be obligated to cure such Events of Default as a condition to the exercise of its rights under this Section 13.9. Upon the Original Tenant’s curing of any such Event of Default of the assignee as aforesaid, Landlord shall assign to the Original Tenant all of Landlord’s rights against such assignee (whether arising as a result of bankruptcy court proceedings or otherwise). In the event the Original Tenant elects not to enter into a New Lease, or fails to respond to Landlord within the 15 day period described above, then the rights of Original Tenant under this Section 13.9 shall terminate and no longer be of any force or effect. The term of said New Lease shall begin on the date of termination of this Lease and shall continue for the remainder of the Term (including any Renewal Terms, if exercised by the Original Tenant). Such New Lease shall otherwise contain the same terms and conditions as those set forth herein, except for requirements which are no longer applicable or have already been performed. It is the intention of the parties hereto that such New Lease shall have the same priority relative to other rights or interests in or to the Premises and the Complex as this Lease. The provisions of this Section 13.9 shall survive the termination of this Lease for the reasons set forth in subsections 13.9(a) and (b) above, and shall continue in full force and effect thereafter to the same extent as if this Section 13.9 were a separate and independent contract between Landlord and the Original Tenant. From the date on which the Original Tenant shall serve Landlord with the aforesaid notice of the exercise of its right to a New Lease, the Original Tenant shall have quiet and undisturbed use and enjoyment of the Premises and the Complex and all appurtenances thereto, as contemplated in this Lease.

CONDEMNATION

14.1 Landlord shall deliver to Tenant promptly (but in no event later than three (3) business days after Landlord’s receipt of same) a copy of any notice of any impending or threatened exercise of the right of condemnation or eminent domain affecting the Complex or any portion thereof. If, during the Term (or any renewal or extension) of this Lease, all of the Premises, Parking areas or means of access to the Premises or Parking areas shall be appropriated, or damaged by any public, quasi public, or private party under the right of condemnation or eminent domain, or due to a private sale in lieu of such right, this Lease may be terminated by Landlord or Tenant and the Rent shall be abated during the unexpired portion of this Lease, effective as of the date of possession or damage. In addition, if during the Term (or any renewal or extension) of this Lease, if there has been substantial impairment of Tenant’s access to or use of the Premises due to the exercise of condemnation or eminent domain, or due to a private sale in lieu of such right, this Lease may be terminated by Tenant and the Rent shall be abated during the unexpired portion of this Lease, effective as of the date of possession or damage. If this Lease is not terminated, the Base Rental and Additional Rent thereafter to be paid shall be equitably reduced from the date of possession or damage and Landlord at its sole cost and expense shall promptly restore the Premises and Complex to their prior condition, or as near thereto as shall be commercially practicable; provided, however, if Landlord shall fail to prosecute the repair and restoration of the Building and the Complex with commercially reasonable and diligent efforts, or fails to complete the restoration within five (5) months after the date of the exercise of any such right of condemnation or eminent domain, and such failure is not cured within thirty (30) days after notice from Tenant of such failure, Tenant shall have the right, but not the obligation, in addition to an not in lieu or reduction of Tenant’s other rights and remedies for such failure, to (i) assume control of such repair and restoration, either with the contractors selected by Landlord or by such contractors as Tenant shall select and as shall be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, (ii) seek to obtain specific performance of Landlord’s repair and restoration obligations pursuant to the laws of the state in which the Complex is located; or(iii) terminate this Lease by thirty (30) days’ notice to Landlord. If Tenant shall elect to assume control of any such repair and restoration work, Landlord shall assign such design professional, construction and other contracts to Tenant as Tenant shall require, and/or Landlord shall provide such direction to Landlord’s contractors as Tenant shall reasonably deem necessary and appropriate, and Landlord shall provide such other and further cooperation as Tenant shall reasonably require in connection with Tenant’s assumption of control of such repair and restoration work and the prosecution thereof, and shall transfer and assign to Tenant all proceeds of the applicable exercise of the right condemnation or eminent domain, or any private sale in lieu thereof, previously received and not previously disbursed, and all unliquidated claims or rights of payment in connection with any such exercise of the right of condemnation or eminent domain, or any private sale in lieu thereof.

14.2 In the event of a taking resulting in a termination of this Lease under Section 14.1, the parties hereto, and each of their respective mortgagees, agree to cooperate in applying for and in prosecuting any claim for such taking and further agree that the aggregate net award, after deducting the reasonable expenses of Landlord, Tenant, and any fee or leasehold mortgagee, excluding attorneys’ fees, incurred in connection therewith, shall be paid and distributed as follows, and in the following order of priority:

(a) Landlord shall be entitled to an amount equal to the value, on the date of the taking, of the Land taken, as if vacant and unimproved and available for its best or most economic use, giving effect to the existence of this Lease.

(b) Landlord shall be entitled to an amount of the award equal to the then unamortized cost of the Work paid for by use of the allowances provided under Exhibit “C” attached hereto.

(c) Tenant shall be entitled to an amount of the award equal to the then unamortized cost of the Work paid for by Tenant and other alterations performed by Tenant, and for Tenant’s relocation costs.

(d) Landlord shall be entitled to the balance of the award.

14.3 Notwithstanding anything in this Lease to the contrary, if Landlord shall fail within thirty (30) days of the exercise of any such right of condemnation or eminent domain, or any private sale in lieu thereof, to deliver evidence reasonably satisfactory to Tenant of Landlord’s access to funds sufficient to complete the timely repair of the damage caused by such exercise or sale and to restore the Premises and the Building to their pre-existing condition, or as near thereto as shall be commercially practicable, Tenant shall have the right to terminate this Lease immediately or at any time thereafter prior to Landlord’s delivery of such evidence to Tenant upon delivery of notice thereof to Landlord. If (i) any of the funds proposed by Landlord to complete such repair and restoration are proceeds from the exercise of any such right of condemnation or eminent domain, or private sale in lieu thereof, and (ii) pursuant to the terms of any mortgage, deed of trust or ground lease encumbering the Complex or any portion thereof such proceeds must be paid to any holder of any such mortgage, deed of trust or ground lease, Landlord’s evidence must include, in addition to evidence that the funds available to Landlord are sufficient to complete the required repair and restoration work, the agreement of such holder(s) to make such proceeds available to Landlord to complete the required repair and restoration on terms that are reasonably acceptable to Tenant.

LIEN FOR RENT

15.1	Intentionally Omitted.

DEFAULT BY TENANT

16.1 Each of the following acts or omissions of Tenant or of any guarantor of Tenant’s obligations shall constitute an “Event of Default”:

(a) Default in the payment of any sum to be paid by Tenant under this Lease beyond fifteen (15) days after written notice from Landlord to Tenant of such default;

(b) Default in the performance of any of the other covenants or conditions which Tenant is required to observe and to perform and such default continues without cure for thirty (30) days (or such longer period as may be reasonably necessary provided Tenant commences to cure within such thirty (30) day period and proceeds diligently to completion) after written notice from Landlord to Tenant of such default.

(c) The interest of Tenant under this Lease is levied on under execution or other legal process, or a petition is filed by or against Tenant or any guarantor to declare Tenant or such guarantor a bankrupt or to delay, reduce or modify Tenant’s or such guarantors debts or obligations or a petition is filed to reorganize or modify Tenant’s or any guarantor’s capital structure if Tenant or guarantor be a corporation or other entity, or Tenant or any guarantor is declared insolvent according to law, or a general assignment of Tenant’s or guarantor’s property is made for the benefit of creditor’s, or a receiver or trustee is appointed for Tenant or any guarantor or their property (provided that no such levy, execution, legal process or petition filed against Tenant or a guarantor shall constitute a breach of this Lease if Tenant or guarantor shall contest the same in appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service of filing).

(d) Tenant abandons the Premises and ceases paying Rent and complying with its obligations to maintain the Premises and the insurance required of Tenant pursuant to Article 21 of this Lease; provided, however, it shall be an Event of Default if such abandonment by Tenant continues for one hundred twenty (120) consecutive days.

16.2 Upon the occurrence of an Event of Default, Landlord may, at its option, have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

(a) Landlord upon no less than three (3) business days’ notice to Tenant may terminate this Lease and repossess the Premises, and be entitled to recover as damages a sum of money equal to the total of (i) the actual, reasonable, out-of-pocket cost of recovering the Premises, (ii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate of nine percent (9%) per annum (the “Default Rate”) from the due date until the date paid, (iii) the balance of the Rent for the remainder of the term less the fair market value of the Premises for said period, both discounted to present value based on a ten percent (10%) discount factor, and (iv) any other sum of money and damages owed by Tenant to Landlord.

(b) Landlord upon no less than three (3) business days’ notice to Tenant may terminate Tenant’s right of possession, and may repossess the Premises by forcible entry or detainer or otherwise without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord shall immediately attempt to relet the Premises, using commercially reasonably diligence, and may relet the same for the account of Tenant for such Rent and upon such terms as shall be satisfactory to Landlord in its reasonable discretion. For the purpose of such reletting, Landlord is authorized to decorate or to reasonably make any repairs, changes, alterations or additions in or to Premises that reasonably may be necessary or convenient. If the Premises are not relet despite Landlord’s use of commercially reasonable and diligent efforts, the Rent payable hereunder shall continue without abatement. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying (i) the unpaid Base Rental and Additional Rent due hereunder earned but unpaid at the time of reletting plus interest at the Default Rate, (ii) the actual, reasonable, out-of-pocket cost of recovering possession, (iii) the reasonable cost and expense of such decoration, repair, change, alteration and addition, as amortized over the term of the replacement lease and with only the amortized costs coming due during the scheduled term of this Lease (assuming no early termination) being charged to Tenant’s account, and (iv) the actual, reasonable, out-of-pocket expense of such reletting (including reasonable brokerage fees) and of the collection of the Rent accruing therefrom to satisfy the Rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages any such deficiency upon demand therefore from time to time.

(c) Tenant agrees that such reletting shall not be construed as an election on the part of the Landlord to terminate this Lease unless a written notice of such election is given by Landlord to Tenant.

Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease on account of Tenant’s previous breach.

16.3 Except as may otherwise be provided by applicable Law, failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time within reason and take such action as might be lawful or authorized hereunder, either in law or in equity.

16.4 In the event Tenant defaults beyond applicable notice and cure periods in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney, or files suit upon the same, Tenant agrees to pay Landlord reasonable, out-of-pocket attorney’s fees and expenses actually incurred by Landlord.

ACCESS BY LANDLORD

17.1 Landlord, its officers, general partners, agents and representatives, subject to any security regulations imposed by Tenant or by any governmental authority, shall have the right to enter all parts of the Premises at normal business hours and scheduled in advance with Tenant (except in emergencies when no notice beyond what is expedient under the circumstances is required) to inspect, clean, maintain and make repairs and replacements to the Building or Premises which Landlord reasonably may deem necessary or desirable to provide any service which Landlord is obligated to furnish to Tenant, or, during the one hundred eighty (180) days prior to the expiration of this Lease, and provided Tenant has not exercised its rights to renew as set forth herein, to show the Premises to prospective new tenants, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord agrees to use good faith efforts not to unreasonably disrupt Tenant or Tenant’s business operations while performing any such inspection, cleaning, maintenance, repairs or replacements. Any core drilling or other activities likely to disturb Tenant or its normal business operations shall be scheduled in advance with Tenant and shall take place on such dates and at such times as shall be reasonably acceptable to Tenant. Tenant shall have the right to have a representative present at all times Landlord or any of its employees, agents, contractors or representatives are present in the Premises. Any pipes or other installations shall be made within columns or behind finished walls, floors or ceilings and shall not result in any reduction in the usable area of the Premises. If Tenant’s normal business operations shall be adversely affected by any of activities within the Premises by Landlord or its employees, agents or contractors, and such period of interruption shall continue for more than seventy two (72) consecutive business hours or more than ten (10) days in any given thirty (30) day period, then from and after the expiration of the applicable period the Base Rental and all Additional Rent due under Article 5 shall be proportionally abated based upon the portion of the Premises affected by Landlord’s activities within the Premises.

TENANT REMEDIES FOR DEFAULT BY LANDLORD

18.1 In the event of any default by Landlord, Tenant will give Landlord written notice specifying such default with reasonable particularity. Except in cases of emergency, in which event Tenant shall have the right to cure Landlord’s default and receive reimbursement of its actual, out-of-pocket costs and expenses within thirty (30) days of delivery of written request for reimbursement accompanied by supporting invoices, Landlord shall have thirty (30) days after receipt of Tenant’s notice to cure any default and such additional time as is reasonably necessary to cure any default not curable within thirty (30) days with the exercise of due diligence by Landlord, provided Landlord has commenced its cure within 15 days and thereafter diligently prosecutes its cure to completion. If Landlord shall fail to cure its default within such thirty (30) day period (as same may be extended as set forth above), Tenant shall have the right, but not the obligation, in addition to, and not in lieu or reduction of Tenant’s other rights and remedies under this Lease or at law or in equity, to (i) cure Landlord’s default and receive reimburse of its actual, out-of-pocket costs and expenses within thirty (30) days of delivery of written request for reimbursement accompanied by supporting invoices, (ii) to bring suit for the collection of any amounts for which Landlord is in default, and/or (iii) to seek an injunction of Landlord’s default and/or specific performance for any covenant or agreement of Landlord without terminating this Lease. In addition to the foregoing, if solely because of Landlord’s breach, and not events of force majeure, Tenant (i) shall be deprived of commercially reasonable access to and/or egress from the Premises for a period in excess of five (5) consecutive business days, or (ii) such breach shall have a material, adverse impact on Tenant’s ability to conduct its normal business operations in all or any material portion of the Premises for a period in excess of five (5) consecutive business days, then if Landlord shall fail to cure its breach within the applicable notice and cure periods set forth above, Tenant shall have the right to terminate this Lease on thirty (30) days’ notice to Landlord, and unless Landlord shall cure its breach within such thirty (30) day period, this Lease shall automatically terminate upon the expiration of such thirty (30) day period and Tenant shall owe no further obligation or liability to Landlord beyond such obligations and liabilities as shall expressly survive the expiration or sooner termination of the Term of this Lease. All obligations of Landlord hereunder will be construed as covenants, not conditions, and all such obligations will be binding upon Landlord only during the period of its possession and ownership of the Buildings and not thereafter, but shall then be the obligation of whomsoever owns and is in possession of the Building; provided, however, that in no event shall Landlord be released from its liability for obligations and/or liabilities pre-dating the transfer of ownership of the Building unless the transferee shall expressly assume such obligations and/or liabilities in a writing reasonably acceptable to Tenant. Notwithstanding anything herein to the contrary, Landlord acknowledges that if any default in the performance of Landlord’s obligations under this Lease shall directly affect only relatively small areas of the Premises providing necessary services to other areas of the Premises (including, without limitation, mechanical rooms, electrical closets or server rooms), then if such Landlord default shall result in a loss of service having a material, adverse effect on Tenant’s ability to conduct its normal business operations in all or any material portion of the Premises, Tenant shall have the rights set forth above in this Section 18.1 notwithstanding that Landlord’s breach directly affected only a relatively small area of the Premises or only certain equipment therein.

HOLDING OVER

19.1 In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as liquidated damages for the entire holdover period an amount equal to one hundred fifty percent (150%) of the Base Rental and Additional Rental for which Tenant is obligated during the last month of the Term. No holding over by Tenant after the Term of this Lease shall operate to extend the Lease. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises covered hereby effective upon the termination of this Lease; provided, however, that in no event shall Tenant have any such liability with respect to any period of holdover of sixty (60) days or less. Any holding over with the consent of Landlord in writing shall thereafter continue this Lease as a month to month tenancy, cancelable upon thirty (30) days written notice by Landlord. In no event shall Tenant have any liability for consequential, exemplary or punitive damages in connection with any holding over by Tenant in the Premises or any portion thereof which is less than sixty (60) days.

ASSIGNMENT BY LANDLORD

20.1 Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon its transferee’s assuming Landlord’s obligations hereunder, any such transferee shall have the benefit of Landlord’s rights, and be subject to Landlord’s obligations hereunder as of the date of such transfer; provided that no further liability or obligation shall accrue against Landlord hereunder after the transfer’s effective date. In no event shall Landlord be released from liability for obligations or liabilities which accrued prior to the effective date of transfer unless and to the extent such obligations and/or liabilities shall be expressly assumed by the transferee in writing.

INSURANCE

21.1 Landlord shall maintain in full force and effect a Special Form (so-called “All Risk”) commercial property insurance policy or policies on the Building and any improvements thereto or the Complex constructed or owned by Landlord, including Building Standard Improvements, the Work and any additions and improvements by Tenant which have become or are to become the property of Landlord upon vacation of the Premises by Tenant. Such property insurance shall be maintained on a replacement cost basis, in an amount adequate to cover the full insurable replacement value of all of the Building and all alterations and improvements thereto, including the Work and other alterations and improvements made by or on behalf of Tenant, and other insurable improvements in the Complex; provided, however, in no event shall such insurance cover Tenant’s personal property. Said insurance shall be maintained with a solvent insurance company authorized to do business in Texas and rated A-/VII or better by Best’s, and payments for losses thereunder shall be made solely to Landlord’s mortgagee holding the first priority mortgage or deed of trust on the Building, or if none to Landlord.

21.2 Landlord shall maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before the due dates, issued by and binding upon a solvent insurance company authorized to do business in Texas and rated A-/VII or better by Best’s, such insurance to afford minimum protection of not less than $10,000,000.00 in respect of personal injury or death in respect of any one occurrence and of not less than $3,000,000.00 for property damage in any one occurrence. Such insurance may be satisfied by a combination of insurance dedicated exclusively to the Complex and of one or more umbrella insurance policies so long as the limits for the dedicated policy(ies) of insurance shall not be less than $2,000,000 in respect of personal injury or death in any one occurrence and $1,000,000 for property damage in any one occurrence. Landlord shall name Tenant and its subtenants and assigns, as their interests may appear, as additional insureds on Landlord’s general liability policies of insurance.

21.3 Tenant shall, at all times during the Term of this Lease, at its own expense, maintain a policy or policies of insurance with premiums fully paid in advance, issued by and binding upon a solvent insurance company licensed to do business in the State of Texas and being rated A-/VII or better by Best’s, insuring all of Tenant personal property, including removable trade fixtures located in the Premises against loss or damage by fire, explosion or other hazards and contingencies for the full insurance value thereof.

21.4 Tenant shall, at all times during the Term of this Lease, at its own expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon a solvent insurance company licensed to business in the State of Texas and being rated A-/VII or better by Best’s, such insurance to afford minimum protection of not less than $3,000,000.00 in the event of bodily injury or death to any number of persons in any one occurrence, and with limits of not less than $1,00,000.00 for property damage in any one occurrence.

21.5 The policy or policies of general liability insurance to be maintained by Tenant shall name Tenant, Landlord and Landlord’s property manager as an additional insured as their interest may appear. Policies cannot be amended or modified as to Landlord without fifteen (15) days prior written notice to Landlord.

21.6 Tenant shall deliver certificates of insurance in form reasonably satisfactory to Landlord prior to occupancy of the Premises by Tenant, and during the Term of this Lease not less than ten (10) days prior to the expiration of existing policies. If Tenant shall fail to provide a required certificate(s) of insurance within such ten (10) day period, such failure shall not be deemed to be a breach of this Lease so long as Tenant shall deliver such certificate(s) within ten (10) days of Tenant’s receipt of notice from Landlord of such failure. Tenant shall cause its insurers to provide thirty (30) days (ten (10) days in the event of non-payment of premium) prior notice to Landlord of cancellation or non-renewal of any policy required of Tenant hereunder.

21.7 All insurance required to be maintained by Landlord under this Lease shall be maintained with insurance companies qualified to do business in the state of Texas, and rated at least A-/VII by the most current Best’s Key Rating Guide (or its equivalent, if such Guide ceases to be published). Upon written request from Tenant during the Term, Landlord shall deliver certificates of insurance in form reasonably satisfactory to Tenant. Landlord shall cause its insurers to provide thirty (30) days (ten (10) days in the event of non-payment of premium) prior notice to Tenant of cancellation or non-renewal of any policy required hereunder.

HOLD HARMLESS

22.1 Subject to Section 23.1 and Section 48.1, and excluding claims resulting from Landlord’s breach of its obligations under this Lease or the negligence or willful misconduct of Landlord or its employees, agents or contractors, Tenant shall indemnify, defend and hold Landlord and Landlord’s employees, officers, partners and agents harmless from and against any and all losses, costs, damages, liabilities or expenses including, but not limited to, reasonable attorney’s fees and court costs, arising out of any claims of any person or persons on account of (i) any occurrence in, upon or at the Premises or resulting from the occupancy or use thereof by Tenant or any person or persons holding thereunder; (ii) any occurrence in the Building outside of the Premises or in the common areas arising as a result of the negligence or willful misconduct of Tenant or Tenant’s employees, agents or contractors, (iii) breach of any of its obligations pursuant to this Lease, or (iv) the failure to comply with any Law now or hereafter in force, by Tenant or its employees, agents or contractors, or any person or persons holding or claiming by, through or under Tenant, where Tenant is obligated to comply with such Law pursuant to the terms of this Lease. Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for liability or loss to Tenant, its employees, agents, invitees or licensees, arising out of losses due to theft, burglary or damages to persons or property done by persons gaining access to the Premises or the Building or Parking Areas, except in each case to the extent due to any negligence or willful misconduct on the part of Landlord.

22.2 Subject to Section 23.1 and Section 48.1, Landlord shall indemnify, defend and hold Tenant and Tenant’s employees, officers, partners and agents harmless from and against any and all losses, costs, damages, liabilities or expenses including, but not limited to, reasonable attorney’s fees and court costs, arising out of (i) any claims of any person or persons on account of any occurrence in the Complex outside of the Premises, not arising as a result of Tenant’s negligence or willful misconduct, (ii) any claims of any person or persons on account of any occurrence in the Premises resulting from the acts or omissions of Landlord or any of its employees, agents or contractors, unless and to the extent arising as a result of Tenant’s negligence or willful misconduct, (iii) breach of any of its obligations pursuant to this Lease, or (iv) Landlord’s violation of law, statute, ordinance, or governmental rule, regulation, or requirement now or hereafter in force, by Landlord or its employees, agents or contractors, or any person or person holding or claiming by, through or under Landlord. Tenant shall have no responsibility to prevent, and shall not be liable to Landlord for liability or loss to Landlord, its employees, agents, invitees or licensees, arising out of losses due to theft, burglary or damages to persons or property done by persons gaining access to the Premises or the Building or Parking Areas, except in each case to the extent due to any negligence or willful misconduct on the part of Tenant.

WAIVER OF SUBROGATION

23.1 Landlord and Tenant each hereby waives any and all rights or recovery, claim, action or cause of action, against the other, its principals, shareholders, partners, members or other holders of equity interests, and its officers, directors, agents or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or to the Building, the Parking Areas or any other areas of the Complex or any personal property of either party therein, by reason of fire, the elements, or any other cause which is insured against by such party under Section 21 or which could be insured against under the terms of the fire and extended coverage insurance policies required by this Lease, or business interruption insurance policies regardless of cause or origin, including negligence of the other party hereto, its principals, shareholders, partners, members or other holders of equity interests, and its officers, directors, agents or employees, and covenants that no insurer shall hold any right of subrogation, against such other party. Landlord and Tenant shall cause their respective fire and extended coverage insurance policies or business interruption policies to be endorsed to provide for continued coverage where there is a waiver of subrogation.

NOTICES

24.1 Wherever in this Lease it shall be required or permitted that notice, approval, advice, consent or demand be given or served it shall not be deemed to have been duly given or served unless in writing and hand delivered or by certified or registered mail, or any receipted courier services addressed to the addresses of the parties as specified below. Notice shall be deemed given when received, or refusal thereof, or upon the first attempted delivery in accordance with the foregoing approved methods which cannot be completed due to the intended recipient’s failure to provide notice of a change in address.

Notice to the Landlord shall be addressed as follows:

PM Realty Group

Attn: Miranda Drymon

6600 LBJ Freeway, Suite 192

Dallas, Texas 75240

Notice to the Tenant shall be addressed as stated in Section 1.3(f) of this Lease.

Either party may change such address by written notice forwarded, in accordance with this Section 24.1 to the other.

PEACEFUL ENJOYMENT

25.1 Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the other terms hereof, so long as this Lease shall be in full force and effect, or Tenant shall not have been disposed by any manner provided by applicable Law.

LIMITATION OF LANDLORD’S LIABILITY

26.1 Tenant specifically agrees to look solely to Landlord’s interest in the Building and the rents, issues, profits and proceeds thereof for the recovery of any judgment against Landlord, it being agreed that Landlord, its shareholders, directors, partners, employees, officers and agents shall not be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive or other equitable relief against Landlord or Landlord’s successors in interest, or any suit or action in connection enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. In no event whatsoever shall Landlord ever be liable for consequential, special or punitive damages.

ACCEPTANCE AND CARE OF PREMISES

27.1 Subject to Landlord’s representations, warranties and covenants set forth in this Lease, and to Landlord’s performance of the Work and its delivery of the Premises in the Required Delivery Condition and with a valid and subsisting certificate of occupancy permitting the use and occupancy of the Premises for the Permitted Use, Tenant agrees that by taking possession of the Premises, Tenant accepts the Premises in their existing condition and as suitable for Tenant’s use and purposes. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Premises, and at termination of this Lease, by lapse of time or otherwise, to surrender the Premises to Landlord in as good condition as at commencement date of possession the Tenant, ordinary wear and tear and damage due to casualty, condemnation or the acts or omissions of Landlord or its employees, agents and/or contractors excepted, and upon termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Premises in any manner provided by applicable Law.

FORCE MAJEURE

28.1 If either party shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, regulations, or other cause without fault and beyond control of the party obligated (financial inability excepted), then upon written notice, the performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for the period of delay; provided, however, that such party shall exercise its best efforts to remedy any such cause preventing performance.

BROKER

29.1 Each party represents that it has dealt only with the Brokers named in Section 1.3(g), as broker in connection with this Lease and that insofar as each party knows no other broker negotiated this Lease or is entitled to any commission in connection therewith. Each party agrees to indemnify and hold the other party harmless against any claims (including court costs and reasonable attorney fees) for commissions by any other broker claiming the right to receive a commission or other compensation as a result of claimed dealings with the indemnifying party. Landlord agrees to pay the Brokers in accordance with the terms of separate written commission agreements, copies of which are attached hereto as Exhibit “L” and made a part hereof for all purposes, and to indemnify, defend and hold harmless Tenant from and against any and all liability, claims, actions, causes of action, loss, damages, costs and/or expenses resulting from or relating in any way to any claim for commission or other compensation made by the Brokers in connection with this Lease.

FIRST MONTH’S RENT AND SECURITY DEPOSIT

30.1 On the date hereof, Tenant has deposited with Landlord the amount stated in Section 1.3(h), which amount shall be applied against the first month’s rent due hereunder on the Date hereof. In addition, Tenant has deposited the amount stated in Section 1.3(i) (the “Security Deposit”) as security for Tenant’s faithful performance of Tenant’s obligations herein contained. If Tenant defaults in any manner (including the payment of Rent or any other sums due hereunder) in the performance of Tenant’s obligations herein contained, and such default shall continue in excess of applicable notice and cure periods, Landlord may use, apply or retain as liquidated damages all or any portion of the Security Deposit to the extent required for the payment of any Rent or other sum in default or for the payment of any actual, reasonable, out-of-pocket sum or expense to which Landlord may become obligated by reason of such default, or, subject to Section 47.1 below, to compensate Landlord for any loss or direct damage which Landlord may suffer thereby; provided, however, that should Landlord’s proven damages be in excess of said Security Deposit, Landlord may proceed to recover the same as provided for under the terms of this Lease and by Law. Landlord shall not be required to separately account for the Security Deposit nor to maintain a separate account therefore. The Security Deposit or so much thereof as has not theretofore been used or applied by Landlord, shall be returned to Tenant within forty-five (45) days after the expiration or earlier termination of this Lease.

NO MERGER

31.1 The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

SUCCESSORS AND ASSIGNS

32.1 This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and permitted assigns.

NUMBER, GENDER

33.1 The pronouns of any gender shall include gender, other and either the singular or plural shall include the other. In the event there is more than one Tenant, the obligations to be performed shall be joint and several.

TIME IS OF THE ESSENCE

34.1 Time is of the essence in the performance of all obligations of Landlord and of Tenant hereunder for which a time of performance is specified.

MAXIMUM RATE

35.1 Tenant and Landlord agree that with regard to those provisions of the Lease providing for the payment of interest, the rate to be charged shall not exceed the applicable indicated rate ceiling as defined in Chapter 303 of the Texas Finance Code.

APPLICABLE LAW

36.1 The provisions of this Lease and the rights of the parties hereunder shall be governed by the Laws of the State of Texas without regard to principals of conflicts of law.

PARKING

37.1 Landlord will provide Tenant with the exclusive right to use of all parking spaces in the Complex, which shall be provided in the ratio of no less 5 spaces per 1,000 square feet of Net Rentable Area within the Complex, at no cost to the Tenant during the Term of the Lease. Tenant will abide by all applicable Laws governing the use of such parking spaces.

WHOLE AGREEMENT

38.1 This Lease including the Exhibits which are attached and apart hereof, constitutes the whole agreement of the parties and shall in no way be conditioned, modified or supplemented except by a written amendment or separate written agreement executed by both parties. No oral statements or prior written material not specifically incorporated herein shall be of any force or effect. Tenant agrees that in entering into and taking this Lease, it relies solely upon the representations and agreements contained in this Lease and no other.

RECORDING

39.1 At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum setting forth the names of the parties to this Lease, the date of execution, the Term, the Commencement Date, the Expiration Date, a description of the Premises, any outstanding options and any other information the parties agree to include or is required by statute governing such short form memoranda. A form of short form memorandum is attached hereto as Exhibit “I”.

SEVERABILITY

40.1 If any clause or provision of this Lease is illegal, invalid, or unenforceable, under present or future laws effective during the term hereof, then the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision that is illegal, invalid or unenforceable, there shall be an added clause or provision as similar in terms as may be possible and be legal, valid and enforceable.

LIENS BY TENANT

41.1 Tenant shall not cause any mechanic’s, materialman’s or other liens to be fixed or placed against the Premises, the Building or the Land and agrees promptly following receipt of notice of same to discharge (either by payment or by filing of the necessary bond, or otherwise) any such lien which is placed against any of the foregoing as the result of an alleged act or omission of Tenant.

HAZARDOUS MATERIALS

42.1 The term “Hazardous Substances” as used herein shall include any substances declared to be hazardous to human health or the environment or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority having jurisdiction. Tenant shall not cause, or permit it agents, licensees or employees to use, generate, release, manufacture, produce, process, store or dispose of any hazardous substance on or from the Premises, except as specifically disclosed to and approved by Landlord in writing. Hazardous Substances shall not include any materials kept on the Premises, in those limited quantities necessary for the cleaning of offices and operation or maintenance of office equipment and in compliance with all applicable Laws. Tenant will indemnify, defend and hold Landlord harmless from any liability, loss, cost or damage resulting from its violation of this Section 42.1. The obligations of Tenant under this Section 42.1 shall survive the expiration or termination of this Lease.

42.2 Notwithstanding anything above to the contrary, Landlord covenants and warrants to Tenant that to the best of Landlord’s knowledge, except as may otherwise be disclosed in the ESA, defined hereinbelow, there has not been a past and there is no current release or threats of release of any Hazardous Substance (including asbestos) in the Building or elsewhere in the Complex. Landlord covenant and agrees that it will not store, use and dispose of any Hazardous Substance on or about the Building or the Complex, and Landlord covenants and agrees to indemnify, protect, defend and save Tenant harmless from and against any and all claims, demands, liabilities, and costs arising from damage or injury, actual or claimed, of whatsoever kind and character, to property and persons, occurring or allegedly occurring in, on or about the Premises, the Building or the Complex arising as a result of (i) any Hazardous Substances existing in the Building or the Complex as of the Commencement Date, and/or (ii) any Hazardous Substances which become present in, under or about the Building or Complex solely by reason of the acts of Landlord. In no event however shall Tenant have any liability to Landlord as a result of Hazardous Substances becoming present in, under or about the Building or Complex by reason of the acts of third parties (other than agents, licensees or employees of Tenant) and Landlord, at Landlord’s sole cost and expense, shall remove or remediate any such Hazardous Substances as required by applicable Laws.

42.3 Prior to the Lease Commencement Date, Landlord provided Tenant with copies of that certain Phase I Environmental Site Assessment, EFI Project No. 98410-13486dated October 28, 2010 prepared by EFI Global and that certain Phase II Environmental Assessment, EFI Project No. 98410-13487 dated October 25, 2010 prepared by EFI Global (collectively, “ESA”) in Landlord’s possession.

42.4 Except as otherwise specifically provided for herein, Landlord represents and warrants and covenants to and with Tenant as follows:

(A) During the period in which Landlord has owned the Building, there have been no decrees, injunctions, judgments, orders or writs of an environmental nature relating to the Building or the Complex or their uses, and there are no current lawsuits, claims, proceedings or investigations of an environmental nature relating to the Building or the Complex or their uses.

(B) To the best of Landlord’s knowledge, there are no indoor air pollution or air quality problems in the Building or in the Building’s HVAC system(s). Landlord shall notify Tenant of any indoor air quality problem is discovered or reported in the Building or relating to the HVAC system(s) and immediately undertake to correct such problem at its sole cost and expense.

(C) If an ESA confirms any environmental hazards in the Building or the Complex, or if Landlord defaults under any of the provisions of this Article 43, and such default imposes a material danger to the health or safety of Tenant’s employees, then Landlord shall have thirty (30) days following written notice from Tenant to initiate action to cure the same and remove such danger and shall thereafter proceed diligently to complete such cure and remove such danger at its sole cost and expense. In the event that Landlord fails to commence its action within thirty (30) days, or fails to diligently proceed thereafter with such action, and cure the same to completion within ninety (90) days following any such written notice from Tenant, then Tenant may, if it so elects, cancel this Lease after written notice to Landlord, whereupon Tenant shall have no further obligations under the Lease (including no further obligations to pay Rent) after the date which Tenant vacates the Premises.

GENERATOR

43.1 Subject to the provisions of this Section 44.1, and subject to any restrictions imposed by Law or any applicable restrictive covenants, Tenant shall have the right, at no additional Rent to install, maintain and operate a separate generator, conduit and cabling connecting same to the Premises and a gasoline line and/or propane storage tank, for Tenant’s sole use and purpose to be placed in a location selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The installation, maintenance, operation and removal (including any damage to the Complex as a result thereof) of the generator shall be at the sole cost and expense of Tenant, and Landlord agrees that Tenant may use a portion of the Tenant Improvement Allowance to pay for the costs and expenses attributable solely to the concrete pads for the generator. The generator shall not become the property of Landlord, unless Tenant shall elect to abandon same in place. Subject to Section 48.1 below, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost, expense, liability, claim or other action arising out of Tenant’s installation, operation, utilization, replacement and maintenance and removal (including any damage to the Complex as a result thereof) of such generator. Landlord represents, warrants and covenants to and with Tenant that (i) to the best of Landlord’s knowledge, as of the date hereof there are no covenants, conditions, restrictions or other matters of record which prohibit or restrict, other than to a de minimis extent, the use of an exterior or interior generator at the Complex and (ii) Landlord shall not suffer or permit any such covenants, conditions, restrictions or other matters of record during the Term.

TERMINATION OPTION

44.1 Provided that no Event of Default is continuing at the time of exercising its option and on the Termination Date, hereinafter defined, Tenant shall have the option to terminate this Lease, effective upon the last day of the sixtieth (60th) month after the Commencement Date (the “Termination Date”) provided that Tenant gives written notice of its election to terminate the Lease to Landlord at least ten (10) months prior to the Termination Date, and simultaneously therewith, delivers to the trustee under the most senior deed of trust encumbering the Building and/or Land, or to Landlord if there is not then currently any deed of trust encumbering any of the Building or Complex, in good funds, a termination payment (the “Termination Payment”) in an amount equal to the sum of (i) the unamortized amount of all rental concessions, the Tenant Improvement Allowance, the Space Planning Allowance, the Landscaping Allowance and the Additional Allowance, if applicable, as of the Termination Date plus (ii) an amount equal to two (2) months Base Rental at the rate applicable as of the Termination Date. For purposes of determining the unamortized amount of the foregoing allowances, each advance thereon shall be deemed to be a separate loan made at an interest rate of nine percent (9%) per annum which is self-amortizing with equal monthly payments of principal and interest over the remainder of the Term. In addition to the Termination Payment, (i) all alterations and improvements installed in the Premises pursuant to the terms of the Work Letter attached hereto as Exhibit “C” shall remain in the Premises and become the property of Landlord upon the Termination Date, and (ii) unless the Baseline Construction Costs (as hereinafter defined) for performing the Work and any other alterations or improvements made by Tenant to the Premises or any other areas of the Complex shall equal or exceed Two Million Four Hundred Thirty Seven Thousand Four Hundred and 00/100 ($2,437,400.00) Dollars in the aggregate (such amount being equal to $25.00 per square foot of Net Rentable Area in the Building), all furniture and office equipment initially installed in the Premises, less any items thereof which shall be disposed of by Tenant prior to the Termination Date for any reason other than for purposes of avoiding the surrender of same to Landlord (including, without limitation, any such disposition due to damage, defect, obsolescence or Tenant no longer having need for the item), shall remain in the Premises and become the property of Landlord upon the Termination Date. As used herein, the term “Baseline Construction Costs” shall mean the aggregate sum of (i) all hard construction costs paid or incurred to complete the Work and any other alterations or improvements to the Premises or other areas of the Complex made by Tenant, (ii) all fees, reimbursements and other amounts paid to architects, engineers and other design professionals to prepare plans and specifications for the Work and any such other alterations or improvements made by Tenant, and (iii) all construction management fees paid or incurred in connection with the performance of the Work or any such other alterations or improvements made by Tenant.

EXPANSION OF COMPLEX

45.1 Landlord and Tenant agree to meet and confer and negotiate in good faith to expand the Net Rentable Area Complex, and lease such expansion premises to Tenant for a fair-market rental, if at anytime after Tenant leases all of the Must-Take Space Tenant, at its option, notifies Landlord that Tenant desires to lease additional premises at the Complex. Notwithstanding anything in this Lease to the contrary, in no event shall Tenant be obligated to seek to expand at the Complex rather than at any of Tenant’s then-existing locations or by leasing new premises at any other locations, including, without limitation, locations in the immediate vicinity of the Complex.

CERTAIN LANDLORD REPRESENTATIONS, WARRANTIES AND COVENANTS

46.1 To induce Tenant to execute this Lease, and in consideration thereof, Landlord covenants, warrants and represents to Tenant as follows:

(a) As of the date of this Lease Landlord has, and as of the Commencement Date Landlord shall have, good and indefeasible fee simple title to the entire Complex, free and clear of all easements, restrictions, liens, encumbrances, leases and the like, except for the encumbrances described on Exhibit “J” attached hereto, true, correct and complete copies of the which have been delivered to Tenant prior to the execution and delivery of this Lease;

(b) Except for the Superior Interest Holder, no third party consents or approvals are required in order for Landlord to enter into this Lease, or for the performance of the Work (excluding, as of the Effective Date, governmental permits and approvals for the Work);

(c) The Complex now has, and on the Commencement Date shall have, access to and from Millennium Drive and Century Parkway, as shown on Exhibit “B-2” attached hereto, which are public rights of way dedicated for the passage of vehicular traffic;

(d) This Lease does not violate the provisions of any instrument heretofore executed and/or binding on Landlord, or affecting or encumbering the Complex, or the Premises, and no rights granted by Landlord to Tenant under the terms of this Lease conflict with any rights granted by Landlord to any other person or entity;

(e) None of the existing building improvements on the Complex encroach upon or, to the best of Landlord’s knowledge, otherwise violate the terms and provisions of any easements, restrictive covenants or other documents or instruments of record with respect to the Complex;

(f) Landlord has paid all Real Estate Taxes, assessments and other costs and expenses due in connection with the Complex or any portions thereof, including, without limitation, assessments due under any property owners’ association or agreement, Landlord has not received notice that it is in breach of any agreement, instrument or other document of record with respect to the Complex or any portion thereof, or with respect to any other agreement, instrument or other document binding upon Landlord with respect to the Complex or any portion thereof, which breach has not been fully cured within applicable cure periods, and to Landlord’s best knowledge it is not in breach or default of any such agreement, instrument or other document;

(g) Landlord shall not enter into and/or record against the Complex or any portion thereof any agreements, instruments or other documents binding upon Tenant or otherwise affecting the use and occupancy of the Complex, or any portion thereof which (i) restricts, interferes with or otherwise adversely affects Tenant’s right to use and occupy the Building or any other areas of the Complex as permitted pursuant to this Lease, (ii) increases Tenant’s costs of using and occupying the Building or any other portion of the Complex, (iii) restricts, interferes, with or adversely affects the existing or future delivery of utilities or other services to the Building or any other areas of the Complex, or (iv) decreases any of Landlord’s obligations under this Lease, or which restricts, interferes with or otherwise adversely affects Landlord’s ability to perform its obligations under this Lease;

(h) Landlord shall deliver a true, correct and complete copy of any notice received by Landlord in connection with any of the existing or future encumbrances of record with respect to the Building or any other area of the Complex within five (5) days of Landlord’s receipt thereof. Landlord, without Tenant’s consent, which Tenant may grant or withhold in its sole and absolute discretion, shall not cast any vote, agree to any amendment or take any other action with respect to that certain Allen Central Business Park Declaration of Protective Covenants, effective August 10, 1994, made by the Allen Economic Development Corporation as declarant, recorded on August 10, 1994 as Instrument No. 94-0074942 in the Collin County Clerk’s Office, which vote, amendment or other action would or could result in (i) a restriction, interference with or other adverse effect upon Tenant’s right to use and occupy the Building or any other areas of the Complex as permitted pursuant to this Lease, (ii) an increase in Tenant’s costs of using and occupying the Building or any other portion of the Complex, (iii) restriction upon, interference with or adverse effect upon the existing or future delivery of utilities or other services to the Building or any other areas of the Complex, or (iv) a decrease in any of Landlord’s obligations under this Lease or a restriction, interference with or other adverse effect upon Landlord’s ability to perform its obligations under this Lease;

(i) Landlord has not received notice that the Building or any other areas of the Complex are in violation of any applicable Laws which violation has not been cured, and all fees, fines or other amounts payable in connection with any such violation, if any, has been paid in full, and to the best of Landlord’s knowledge neither the Building nor any other areas of the Complex are in violation of any such Laws; and

(j) The person signing this Lease on Landlord’s behalf has fully authority to do so and to bind Landlord to the terms, covenants and conditions of this Lease.

WAIVER OF CONSEQUENTIAL DAMAGES

47.1 Notwithstanding anything in this Lease to the contrary, in no event shall Tenant be liable to Landlord for indirect, consequential, special or exemplary damages whether by reason of a failure to perform (or a default) by Tenant hereunder or otherwise, except pursuant to Section 19.1.

REASONABLENESS

48.1 If the consent, authorization or approval of either party hereto is required for the other party to take any action under this Lease (a “Required Consent”), then except as otherwise provided in this Lease to the contrary, such approval, consent or authorization shall not be unreasonably withheld, conditioned or delayed. Additionally, if any matter is required to be determined by a party in exercising its discretion, judgment, or opinion, then the same will be exercised reasonably and in good-faith by the party required to make such determination. If a party delivers a written request for the other party’s Required Consent, and the other party fails to respond within the time period specifically provided by the terms of this Lease or, if no specific time period is so provided, within ten (10) business days thereafter, then the other party’s Required Consent shall be deemed to be given.

RENEWAL OPTIONS

49.1 Tenant shall have two (2) options to renew the Term of this Lease, each renewal term being for a period of five (5) years, in accordance with the terms of Exhibit “K” attached to this Lease.

NO RESTORATION OBLIGATION

50.1 Notwithstanding anything in this Lease to the contrary, in no event shall Tenant have any obligation to remove the Work or any other alterations or improvements made to the Premises or other areas of the Building or Complex during the Term and/or to restore the Premises or other areas of the Building or Complex to its condition prior to the performance of the Work or any other alterations or improvements made during the Term. The foregoing is not intended to and shall not release Tenant from its obligation to remove its personal property, trade fixtures and signs from the Premises, Building and other areas of the Complex on which same may be located at the end of the Term and repair any damage caused by such removal, and to surrender the Premises in the condition that it existed after the Work and all other alterations and improvements were completed, normal wear and tear, and damage caused by casualty, condemnation or the acts or omissions of Landlord or its employees, agents or contractors, excepted.

SOLAR ENERGY SYSTEM

51.1 Tenant shall have the exclusive right, at Tenant’s sole cost and expense, to erect and maintain on the roof of the Premises, a passive solar array for the production of electricity (the “Solar System”), provided that Tenant: (i) obtains Landlord’s prior approval of its plans for the installation of the Solar System, such approval not to be unreasonably withheld, conditioned or delayed, (ii) uses a contractor designated or approved by Landlord for all roof penetrations so as not to violate or invalidate any roof warranties maintained by Landlord, (iii) maintains the area where roof penetrations are made while the Solar System is present, (iv) repairs any damage to the roof caused by the making of the roof penetrations, including, but not limited to, the repair of the roof penetrations upon the removal of any component of the Solar System, and (v) erects and maintains the Solar System in accordance with applicable Laws. The Solar System shall be deemed to be part of Tenant’s property. Landlord acknowledges and agrees that Tenant or its transferees shall be the exclusive owner and operator of the Solar System and Landlord shall have no right, title or interest in such equipment or any component thereof, notwithstanding that any such equipment may be physically mounted or adhered to the roof of the Building. Landlord acknowledges and agrees that, notwithstanding the Solar System’s presence as a fixture on the Premises, Tenant or transferee is the sole and exclusive owner of: (i) the electricity generated by the Solar System, (ii) the environmental attributes of the Solar System, and (iii) any and all credits (including tax credits), rebates, benefits, reductions, offsets, and allowances and entitlements of any kind, howsoever entitled, resulting from the environmental or related attributes of the Solar System. Without the express written consent of Tenant, Landlord shall not make or publish any public statement or notice regarding any environmental incentive relating to the Solar System or any environmental attribute of the Solar System or the energy output from the Solar System. Tenant shall be fully responsible for any and all damage caused to the roof, the Building or to any property or persons in or around the Building, and Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost, expense, liability, claim or other action arising out of Tenant’s installation, operation, utilization, replacement, maintenance and removal of such Solar System. Upon the expiration or earlier termination of this Lease, upon written request from Landlord, Tenant shall remove the Solar System and shall repair any damage to the roof caused thereby, all at Tenant’s sole cost and expense.

TENANT’S PROPERTY

52.1 The Work and any further alterations or improvements made to the Premises or elsewhere in the Complex by Tenant during the Term, together with any replacements thereof, shall be and remain the property of Tenant throughout the Term, and Tenant alone shall be entitled to the benefits of ownership thereof, including, but not limited to, depreciation of same as an asset for tax purposes. Upon the expiration of the Term, or earlier termination of this Lease, all such alterations and improvements (but, subject to Section 44.1 above, excluding Tenant’s personal property and trade fixtures), shall become the property of Landlord. Notwithstanding anything in this Lease to the contrary, upon the expiration or sooner termination of the Term of this Lease, Tenant shall have the right, but not the obligation, to remove any parking area shade cover installations, and any supplemental or emergency power generator(s), installed by Tenant. Tenant shall promptly repair any damage caused by the removal of any such property.

LANDLORD’S ALTERATIONS

53.1 Landlord shall not make any alterations or improvements to the Building or Complex, including, without limitation, any change in the access to and/or egress from Building or Complex, without Tenant’s prior written consent, not to be unreasonably withheld, conditioned or delayed so long as the alterations or improvements do not conflict with Tenant’s rights under the Lease; provided however, that upon reasonable prior notice to Tenant (other than in connection with minor alterations performed in connection with routine maintenance and repairs, for which no notice is required), Landlord shall be entitled to perform such alterations to the Building and Complex during the Term as shall be necessary for Landlord to perform its maintenance, repair and other obligations under the Lease.

CONTINUOUS ACCESS

54.1 No entrances, exits, approaches and means of ingress and egress to, from, and/or within the Premises or the Complex shall be interrupted or disturbed by any act or omission of Landlord during the Term, except: (i) in the event of an emergency, or as may be otherwise required by applicable Laws, in which event Landlord shall use reasonable efforts to give Tenant advance notice of same and to minimize interference to Tenant’s normal business operations in the Premises as a result thereof; or (ii) in the event that Landlord is required to temporarily close the common areas to prevent a dedication thereof or an accrual of any rights in any person or the public generally therein, or in order to perform Landlord’s maintenance obligations under this Lease; provided that such closure shall be scheduled in advance with Tenant and shall occur on such dates and times as shall be reasonably and mutually acceptable to Landlord and Tenant, and any such closure shall be the minimum period necessary to prevent a deduction or accrual of rights in any person or the public generally or, as applicable, to perform Landlord’s maintenance obligations under this Lease.

UTILITY EASEMENTS

55.1 Subject to the prior approval by Landlord, not to be unreasonably withheld, conditioned or delayed, Tenant shall have the right, from the date hereof, and continuing thereafter during the Term, to grant to utility companies (public or private) providing said utility lines, facilities and/or service to the Premises, perpetual, non-exclusive rights and easements to install, replace, relocate, repair, operate and maintain lines, pipes, wires, conduits and other facilities on, under, over, across and within the Premises and the Complex, as may from time to time be necessary to supply the Premises with adequate utility service, together with the right of ingress and egress and other rights appurtenant thereto. Landlord shall, within ten (10) days after request by Tenant, execute, acknowledge and deliver to Tenant such instruments as shall be reasonably acceptable to Landlord, as may be required to grant such easements and otherwise give effect to the provisions of this Section.

GOVERNMENTAL ACTION AFFECTING COMPLEX

56.1

Landlord shall promptly forward to Tenant any notice or other communication received by Landlord from any owner of property adjoining or adjacent to the Complex or from any municipal or other governmental authority, in connection with any hearing or other administrative proceeding relating to any proposed zoning, building code, signage, or related variance affecting the Complex or any adjoining or adjacent property, which, if granted, could adversely affect Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business therein, Tenant’s rights and benefits under this Lease or Landlord’s delivery of services or performance of any other obligations of Landlord pursuant to this Lease. Landlord, at its sole cost and expense, shall appear in such proceeding and shall contest such proposed variance. If Landlord fails so to appear and contest such proposed variance after receiving five (5) days’ notice from Tenant (or such shorter notice as may be practicable under the circumstances), then Tenant shall be entitled (but shall not be obligated to), in its own name and/or in the name of Landlord, to appear in such proceeding, in which event Landlord shall fully cooperate with Tenant, provide such information, and execute any documents or other instruments as Tenant may reasonably request in connection with any such proceeding.

GUARANTY

57.1 Tenant’s performance of its rental and other obligations pursuant to this Lease have been guaranteed by Tenant’s parent, PFSWeb, Inc., pursuant to a guaranty in the form of that attached hereto as Exhibit “N”, which parent guaranty was executed and delivered by PFSWeb, Inc. contemporaneously with the parties’ execution and delivery of this Lease.

COUNTERPARTS

58.1 This Lease may be executed in one or more counterparts, each of which shall be deemed an original and which together shall be deemed to be one and the same document and agreement.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this instrument in duplicate by proper persons thereunto duly authorized to do the day and year first written above.

LANDLORD: CCI-MILLENNIUM, L.P., a Texas limited partnership By: CCI-MILLENNIUM GP, LLC, a Texas limited liability company, its General Partner

By:
Name:
Title:

TENANT: PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT “A”

OUTLINE OF THE PREMISES

EXHIBIT “B-1”

505 Millennium

LEGAL DESCRIPTION

Being a tract of land situated in the William Perrin Survey, Abstract No. 708 and being a portion of Lot 2, Block 1 of the Millennium Business Park, an addition to the City of Allen as recorded in Cabinet K, Page 763 of the Plat Records of Collin County, Texas (PRCCT) and being a portion of a tract of land conveyed to Prentiss Properties Acquisition Partners, L.P. as recorded in Volume 4271, Page 0378 of the Land Records of Collin County, Texas LRCCT) and being more particularly described as follows;

BEGINNING at a 1/2 inch iron rod found at the most northwesterly corner of said Lot 2, Block 1, said point being found in the southerly Right-of-Way line of MILLENNIUM DRIVE (85’ Right-of-Way);

THENCE departing the westerly line of said Lot 2, Block 1 and along the southerly Right-of-Way line of said MILLENNIUM DRIVE as follows;

South 75 deg 58 min 19 sec East a distance of 222.35 feet to a 1/2 inch Iron rod found for the beginning of a curve to the right having a radius of 1957.50 feet and having a chord bearing of South 74 deg 31 min 39 sec East and a chord length of 98.68 feet;

Continuing along said curve to the right through a central angle of 02 deg 53 min 19 sec and an arc length of 98.89 feet to on “X” cut found in concrete pavement for the point of tangency;

South 73 deg 05 min 00 sec East a distance of 288.40 feet to a 1/2 inch iron rod found for corner, said point being the beginning of a corner-clip;

THENCE departing the southerly Right-of-Way line of said MILLENNIUM DRIVE and along said corner-clip South 28 deg 23 min 20 sec East a distance of 26.73 feet to a 1/2 inch iron rod found for corner, said point being found in the westerly Right-of-Way line of CENTURY PARKWAY (85’ Right-of-Way), said point being the beginning of a non-tangent curve to the left having a radius of 5742.50 feet and having a chord bearing of South 15 deg 10 min 00 sec and a chord length of 228.22 feet;

THENCE departing said corner-clip and along the westerly Right-of-Way line of said CENTURY PARKWAY as follows;

Continuing along said non-tangent curve to the left through a central angle of 02 deg 16 min 38 sec and an arc length of 228.24 feet to a 1/2 inch iron rod found for the point of tangency;

South 14 deg 01 min 41 sec West a distance of 120.00 feet to a 1/2 inch iron rod found for the beginning of a curve to the left having a radius of 1142.50 feet and having a chord bearing of South 09 deg 20 min 42 sec West and a chord length of 186.56 feet;

Continuing along said curve to the left through a central angle of 09 deg 21 min 59 sec and an arc length of 186.77 feet to a 1/2 inch iron rod found for the point of tangency;

South 04 deg 39 min 42 sec West a distance of 203.47 feet to a 1/2 inch iron rod found for the beginning of a curve to the right having a radius of 1057.50 feet and having a chord bearing of South 09 deg 03 min 29 sec West and a chord length of 162.13 feet;

Continuing along said curve to the right through a central angle of 08 deg 47 min 34 sec and an arc length of 162.29 feet to an “X” cut set on a concrete sidewalk for corner, said point being the most northerly corner of a tract of land conveyed to the City of Allen as recorded in Volume 5571, Page 001760 (LRCCT);

THENCE departing the westerly Right-of-Way line of said CENTURY PARKWAY and along the westerly line of said City of Allen tract as follows;

South 24 deg 42 min 53 sec West a distance of 39.24 feet to an “X” cut found on a concrete sidewalk for corner;

South 19 deg 19 min 55 sec West a distance of 99.88 feet to an “X” cut found on a concrete sidewalk for corner;

South 64 deg 19 min 55 sec West a distance of 29.14 feet to an “X” cut found on a concrete sidewalk for corner, said point being found in the northerly Right-of-Way line of BETHANY DRIVE (110’ Right-of-Way) and being the beginning of a non-tangent curve to the left having a radius of 786.42 feet and having a chord bearing of North 74 deg 28 min 04 sec West and a chord length of 23.47 feet;

THENCE departing the westerly line of said City of Allen tract and along the northerly Right-of-Way line of said BETHANY DRIVE continuing along said non-tangent curve to the left through a central angle of 01 deg 42 min 36 sec and an arc length of 23.47 feet to an “X” cut found an a concrete sidewalk for corner;

THENCE departing the northerly Right-of-Way line of said BETHANY DRIVE North 14 deg 01 min 41 sec East passing through a 1/2 inch iron rod found for the most southeasterly corner of Bethany Tech Center Addition, an addition to the City of Allen as recorded in Cabinet F, Page 273 (PRCCT) at a distance of 1.36 feet continuing along the common line of said Lot 2, Block 1 and the said Bethany Tech Center Addition for a total distance of 426.42 feet to a 1/2 inch iron rod found for corner, said point being the most northeasterly corner of said Bethany Tech Center Addition;

1

THENCE along the common line of said Lot 2, Block 1 and the Bethany Tech Center Addition North 75 deg 58 min 19 sec West passing through a 1/2 inch iron rod found for the most northeasterly corner of Lot 6, Block 1 of the Allen Tech Center Addition, an addition to the City of Allen as recorded in Cabinet L, Page 4 (PRCCT) at a distance of 400.00 feet continuing along the Comino line of said Lot 2, Block 1 and Lot 6, Block 1 for a total distance of 623.15 feet to a 1/2 inch iron rod found for corner, said point being the most southeasterly corner of Lot 1R, Block 1 of the Millennium Business Park, an addition to the City of Allen as recorded in Cabinet I, Page 588 (PRCCT);

THENCE along the Comino line of said Lot 2, Block 1 and Lot IR, Block 1 North 14 deg 04 min 56 sec East a distance of 662.73 feet to the POINT OF BEGINNING;

CONTAINING within these metes and bounds 9.973 acres or 434,438 square feet of land more or less.

2

EXHIBIT “B-2”

SURVEY OF THE LAND

N
MILLENNIUM DRIVE
CENTURY PARKWAY
9.973 ACRES
BETHANY DRIVE
ALTA / ACSM LAND TITLE SURVEY
9.973 ACRES
Winkelmann & Associates, Inc.

1

FIELD NOTE DESCRIPTION

STATE OF TEXAS
COUNTY OF COLLIN

BEING a tract of land situated in the WILLIAM PERRIN SURVEY, Abstract No. 708 and being a portion of Replat LOT 2, BLOCK 1 of the Millennium Business Park, an addition to the City of Allen as recorded in Cabinet K, Page 763 of the Plat Records of Collin County, Texas (PRCCT) and being all of a tract of land described to HLT-Millenium, LLC as recorded in County Clerk's Instrument No. 20100202000107120 of the Land Records of Collin County, Texas (LRCCT) and being more particularly described as follows;

BEGINNING at a ½ inch iron rod with a plastic cap stamped "WA" found at the most northwesterly corner of said LOT 2, BLOCK 1, said point being found in the southerly Right-of-Way line of MILLENNIUM DRIVE (60' Right-of-Way);

Continuing along said curve to the left through a central angle of 09 deg 21 min 58 sec and an arc length of 186.77 feet to a ½ inch iron rod with a plastic cap stamped "WA" found for the point of tangency;

THENCE along the common line of said LOT 2, BLOCK 1 and LOT 1R, BLOCK 1 North 14 deg 04 min 58 sec East a distance of 682.73 feet to the POINT OF BEGINNING;

CONTAINING within these metes and bounds 9.973 acres or 434,438 square feet of land more or less. Bearings contained within this field note description are based upon an on the ground survey performed in the field on the 2nd day of May, 2006 utilizing the bearings as found on the REPLAT of LOT 2, BLOCK 1 of the Millennium Business Park, an addition to the City of Allen as recorded in Cabinet K, Page 763 (PRCCT).

FLOOD NOTE

According to the Federal Emergency Management Agency, Flood Insurance Rate Map Community Panel No.48085C0435 G, dated January 19, 1996, this property is Within Flood Zone X.

Zone X – Areas determined to be outside the 500-year floodplain.

This flood statement does not imply that the property and/or the structure thereon will be free from flooding or flood damage. On rare occasions, greater floods can and will occur and flood heights may be increased by man-made or natural causes. This flood statement shall not create liability on the part of the surveyor.

NOTES

(1) At the time of this survey there is no visible evidence of earth moving work or outside building construction.
(2) At the time of this survey there is no visible evidence of street or sidewalk construction or repair.

SCHEDULE "B" NOTES

Items corresponding to the Commitment for Title Insurance issued January 24, 2011, by Chicago Title Insurance Company bearing an effective date of January 3, 2011, GF #CTDAL09-CT0000021631.

1. Restrictive Covenants as recorded in County Clerk's File No. 94-0074842, Real Property Records, Collin County, Texas. Affects the Subject Property.
2.-10c. Intentionally omitted by the Surveyor.
10.d. The following according to the Plat thereof recorded in Cabinet K, Page 763, Map Records, Collin County, Texas. Affects the Subject Property as shown.
    50' building setback lines
    15' utility easements
    30' x 30' utility easement
    10' utility easement
    15' landscape, pedestrian and utility easement
    10' Lone Star Gas (LSG) easement
    24' firelane and utility easement
    Variable width utility easements; and
    10' T.U.C. easement
10.e. 15' sanitary sewer easement as recorded in Volume 2067, Page 224, Deed Records, Collin County, Texas. Affects the Subject Property as shown.
10.f.-g. Intentionally omitted by the Surveyor.
10.h. Covenants, conditions, obligations, restrictions, easements, charges and liens as set forth in that certain Declaration as recorded in County Clerk's Instrument No. 94-0074842, Real Property Records, Collin County, Texas. Affects the Subject Property.
10.i. Intentionally Omitted by the Surveyor.

The Surveyor has not abstracted the record title and/or easements of the subject property.
The Surveyor prepared this survey with the benefit of a title commitment described above, and assumes no liability for any easements, right-of-way dedications or other title matters affecting the subject property which may have been filed in the real property records but are not disclosed in said title commitment.

SURVEYOR'S CERTIFICATION

To: SharePlus Federal Bank, Capital Commercial Investments, Inc., HLT-Millennium, LLC, a Delaware limited liability company, as nominee for GE Business Financial Services Inc., a Delaware corporation, and Harvest Weekend, an exempted company incorporated and existing under applicable laws of the Cayman Islands, CCI-Millennium, LP, a Texas limited partnership, and Chicago Title Insurance Company

This is to certify that this map or plat and the survey on which it is based was made on the ground the 2nd day of May, 2006 (updated the 4th day of October, 2012) in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA, and NSPS in 2005 and includes items 1, 2, 3, 4, 7(a), 8, 9, 10, 11(a), 13 and 14 of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA, and NSPS and in effect on the date of this certification, undersigned further certifies that in professional opinion, as a land surveyor in the State of Texas, the Relative Positional Accuracy of this survey does not exceed that which is specified therein.

Leonard J. Lueker
Registered Professional Land Surveyor
Texas Registration No. 5714
Winkelmann & Associates, Inc.
6750 Hillcrest Plaza Drive, Suite 325
Dallas, Texas 75230
(972) 490-7090

STATE OF TEXAS
REGISTERED
LEONARD JAY LUEKER
5714
PROFESSIONAL
LAND SURVEYOR

Please note that the use of the word "CERTIFY" or "CERTIFICATE" used herein constitutes an expression of professional opinion regarding those facts or findings which are the subject of the certification, and does not constitute a warranty or guarantee, either expressed or implied.

ALTA / ACSM LAND TITLE SURVEY
9.973 ACRES

WILLIAM PERRIN SURVEY, ABSTRACT NO. 708
CITY OF ALLEN
COLLIN COUNTY, TEXAS

CAPITAL COMMERCIAL INVESTMENTS, Inc.
720 BRAZOS STREET, SUITE 900
AUSTIN, TEXAS 78701

Winkelmann & Associates, Inc.

No.	DATE	REVISION	APPROV.
4			
3			
2		Title Comments	LA
1		Title Comments	LA

Scale: 1"= 40'
Designed By: W & A
Drawn By: L.A.
Checked By: L.A.

SHEET 2 OF 2

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EXHIBIT “C”

WORK LETTER

This Work Letter is attached to and forms a part of the Lease Agreement dated as of December             , 2011 (the “Lease”), by and between CCI-MILLENNIUM, L.P., a Texas limited partnership (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”), pertaining to all Net Rentable Area (the “Premises”) in the office building located at 505 Millennium, in Allen, Texas 75013(the “Building”). Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Work Letter, and capitalized terms used without being defined in this Work Letter shall have the meanings given them in the Lease.

The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of all alterations, additions and improvements that Tenant may deem necessary or appropriate to prepare the Premises for initial occupancy by Tenant under the Lease.

Landlord and Tenant agree as follows:

1. Tenant and Landlord acknowledge that Tenant previously delivered to Landlord for its approval, and Landlord approved, Construction Drawings (as hereinafter defined) prepared by Tenant’s architect Corgan Associates, Inc. (hereby approved by Landlord) of the improvements that Tenant proposes to install in the Initial Premises (or in the case of signage, telecommunications equipment, emergency generators and other improvements to any portion of the Building outside of the Premises). The Construction Drawings included the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modification to the mechanical and plumbing systems of the Building, and plans and specifications for the construction of the improvements called for under this Exhibit with such detail as shall be required for Tenant to obtain permits for such improvements in accordance with all applicable Laws. As used herein, “Construction Drawings” shall mean the final working drawings along with the MEPs approved by Landlord and Tenant, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Construction Drawings. Landlord’s Approval of the Construction Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable Law, but shall merely be the consent of the Landlord to the performance of the Work. Landlord and Tenant shall indicate approval of the Construction Drawings by signing each page thereof. All material changes in the Work must receive the prior written approval of Landlord, not to be unreasonably delayed, withheld or conditioned, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible “as-built” plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

2. (a) Prior to commencement of the Work, or in connection therewith, Landlord, at Landlord’s sole cost and expense, shall (a) repair and replace all damaged windows in the Premises to match existing windows, (b) cause all heating, ventilation, air-conditioning, mechanical, electrical and plumbing systems within and/or serving the Building to be in good working order, (c) remove all computer racks and all portions of the existing uninterrupted power supply system located in open areas of the Premises (i.e., exclusive of wiring and other components installed within walls, below floors or above ceilings), including, without limitation, all batteries for such system contained in any such racks, and (d) perform such other work, if any, as shall be required to satisfy the Required Delivery Condition (as hereinafter defined in Paragraph 6 of this Exhibit “C”). If the windows used in the initial construction of the Building are no longer manufactured or available for immediate and/or timely purchase, and at a reasonable cost, Landlord shall install the following replacement windows as necessary which have the same or better performance specifications as the original windows and which match the original windows as closely as possible: one inch (1”) overall insulated, VP 26 - 13 = one-fourth inch (1/4”) solarblue glass with VP - 13 coating.

(b) Landlord shall enter into a contract for the Work (the “GC Contract”) with Mapp Construction, LLC (the “General Contractor”) and shall diligently prosecute the Work in accordance with the Construction Drawings and deliver possession of the Premises to Tenant with the Work Substantially Complete on or before the Commencement Date set forth in Section 1.3 of this Lease. The terms of the GC Contract shall be subject to Tenant’s prior review and approval which review and approval shall not be unreasonably withheld or delayed. If a delay in the Substantial Completion of the initial improvements by March 1, 2012 occurs because of (w) delays in approvals required of Tenant pursuant to this Work Letter, (x) any change by Tenant to the Construction Drawings, (y) any specification by Tenant of materials or installations in connection with the Construction Drawings which are in addition to or other than Landlord’s standard finish-out materials or which materials, because of long lead-time requirements or shortage of supply/availability, will delay Substantial Completion of the

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Work beyond March 1, 2012, and/or (z) any other cause within Tenant’s reasonable control (any such event, a “Tenant Delay”), then Tenant’s obligation to pay Rent shall commence March 1, 2012. The term “Substantial Completion” or “Substantially Completed” shall mean that, in the opinion of the architect or space planner that prepared the Construction Drawings (the “Design Professional”), the Work has been completed substantially in accordance with the Construction Drawings, subject to completion of minor items of finish or mechanical adjustment that do not materially interfere with Tenant’s use and occupancy of the Premises for the permitted uses and Tenant’s normal business operations, and the Premises are available for occupancy by Tenant, except that, in the event of Tenant Delays that cause the Work not to be completed by March 1, 2012, the date of Substantial Completion shall be deemed to be March 1, 2012. Landlord shall endeavor to provide Tenant with no less than fifteen (15) days notice of the date Landlord anticipates that the Work will be Substantially Completed and possession of the Initial Premises will be delivered thereby triggering the Commencement Date. Within sixty (60) days after the Commencement Date, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall use commercially reasonable efforts to promptly complete such items, but in no event shall completion be delayed more than sixty (60) days after Landlord receives such notice. If Landlord fails to complete any item on said punch list within said 60-day period, Tenant shall have the right to complete such item(s) using its own contractors and receive reimbursement from Landlord for the reasonable costs and expenses within thirty (30) days of demand accompanied by supporting invoices, or absent timely reimbursement, to offset such costs and expenses against the Base Rental. If reasonably required by Tenant, any portion of Landlord’s Work which is performed after Tenant accepts physical possession of the Premises shall occur only “after hours”, when neither Tenant nor any of its agents, contractors, employees and servants are working within the Premises. Tenant may from time to time make changes to the Construction Drawings with Landlord’s prior written consent, which shall not be unreasonably delayed, withheld or conditioned. Each subsequent request shall be set forth in a written notice delivered to Landlord, specifying in detail the requested change. If Landlord believes the requested change may result in a Tenant Delay or in increased costs in the Work, Landlord shall provide notice to Tenant of such belief, and the estimated period of Tenant Delay and increased costs to the Work resulting from the requested change, as applicable, within three (3) business days of Landlord’s receipt of notice of Tenant’s requested change. Landlord shall have no obligation to perform the requested change Work unless and until Tenant shall deliver notice advising Landlord to proceed with the requested change and acknowledging Tenant’s responsibility for any resulting Tenant Delay and increase in the costs of the Work

3. Landlord shall require that the General Contractor provide in the GC Contract (1) that the General Contractor shall use the on line pricing tool provided by Tenant’s real estate advisor, Cushman & Wakefield, for items in the construction budget for the work which exceed One Hundred Thousand and 00/100 ($100,000.00) Dollars, (2) for the customary construction and product warranties (and Tenant shall be the primary beneficiary of such warranties), (3) that incomplete items listed in Tenant’s punch list delivered pursuant to Paragraph 2 above shall be completed in due course (but in no event later than 45 days after Substantial Completion and delivery of possession to Tenant) and (4) that with respect to each item installed pursuant to the GC Contract, for a period of one (1) year from the date the applicable item is installed (a) such item shall be free from latent defects in workmanship and materials and (b) such item shall comply with the requirements of the Construction Drawings. EXCEPT AS EXPRESSLY SET FORTH IN THIS EXHIBIT “C”, LANDLORD SHALL NOT BE OBLIGATED TO, AND DOES NOT, MAKE ANY WARRANTIES OR COVENANTS WITH RESPECT TO THE WORK, NOR SHALL LANDLORD BE OBLIGATED FOR ANY OF THE WARRANTIES FROM THE GENERAL CONTRACTOR OR ANY OTHER CONTRACTOR OR SUBCONTRACTOR TO TENANT. IT IS EXPRESSLY STIPULATED, ACKNOWLEDGED AND AGREED THAT LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE WORK. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, MARKETABILITY, CONDITION AND FITNESS FOR A PARTICULAR USE OR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. WITHOUT LIMITING THE FOREGOING, LANDLORD SHALL NOT BE RESPONSIBLE FOR FAILURE OF THE WORK. Landlord further will assign to Tenant, without recourse, any warranties obtained from the General Contractor or any other subcontractors and suppliers in connection with the Work to the extent such warranties are assignable. To the extent any such warranties are not assignable, Landlord shall use commercially reasonable and diligent efforts to enforce such warranties on Tenant’s behalf upon receipt of notice from Tenant of any defect in the Work or any equipment, materials or other product installed as part of the Work.

4. Excluding the obligations of Landlord pursuant to the first sentence of Paragraph 2 above, which obligations Landlord shall perform at its sole cost and expense, and excluding any costs and expenses resulting the acts or omissions of Landlord or its employees, agents or contractors (including, without limitation, increased costs resulting from damage caused by the negligence or intentional misconduct of Landlord or its employees, agents or contractors or other breach of the Lease by Landlord or its employees, agents or contractors), Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Construction Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services,

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general tenant signage, related taxes and insurance costs, asbestos surveys, any other surveys, test, studies, or reports required by applicable Law, and the construction supervision fee described in Paragraph 6 below, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Tenant Improvement Allowance (hereinafter defined). Notwithstanding the foregoing, Landlord shall pay any and all impact fees, if any, imposed by applicable governmental authorities in connection with the Work. Upon approval of the Construction Drawings and selection of the General Contractor, Tenant shall promptly execute a work order agreement prepared by Landlord in form reasonably acceptable to Tenant which identifies such drawings, itemizes the Total Construction Costs and sets forth the Tenant Improvement Allowance. If the Total Construction Costs exceed the Tenant Improvement Allowance (“Excess Construction Costs”), then prior to the commencement of the Work, Tenant shall deposit one-half (1/2) of the Excess Construction Costs amount in a segregated account and provide evidence of same to Landlord, and upon the exhaustion of the Tenant Improvement Allowance Tenant, before using any of the funds in such segregated account to pay for Excess Construction Costs, shall first pay from other sources to pay the remaining one-half (1/2) of the Excess Construction Costs. Tenant shall pay such Excess Construction Costs from time to time (but in no event more frequently than monthly) upon Landlord’s delivery of a request for disbursement in the form required by the GC Contract accompanied by (i) supporting invoices from the General Contractor and all subcontractors and suppliers for which payment is requested, (ii) lien waivers from the General Contractor and all such subcontractors and suppliers for work previously paid and (iii) such other documentation as Tenant may reasonably require including, without limitation, a certification from Tenant’s architect that the Work to be paid was performed in accordance with the Construction Drawings.

5. (a) Landlord shall provide to Tenant a construction allowance (the “Tenant Improvement Allowance”) equal to the sum of (i) $35.00 per square foot of Net Rentable Area in the Initial Premises, plus (ii) $25.00 per square foot of Net Rentable Area in the Must-Take Space; provided, however, the portion of the Tenant Improvement Allowance applicable to the Must-Take Space shall not be payable to or for the benefit of Tenant until such time as the Tenant expands into the Must-Take Space or the applicable Must-Take Phase, as applicable, but in no event later than the third (3rd) anniversary of the Commencement Date. Tenant shall be responsible for the amount by which the Total Construction Costs exceed the Tenant Improvement Allowance. A minimum of $10.00 per square foot of Net Rentable Area of the Construction Allowance must be used for “Hard Construction Costs”, defined as costs of construction labor and materials, in completion of the initial improvements to the Premises. Tenant may utilize up to $15.00 per Net Rentable Area of any remaining Tenant Improvement Allowance to offset soft costs, FF&E, cabling, covered parking, signage, architectural fees, relocation costs and other expenses of Tenant associated with its move to the Premises. Subject to the foregoing restriction on the use of the portion of the Tenant Improvement Allowance attributable to the Must-Take Space, any portion of the Tenant Improvement Allowance which is not used in connection with Tenant’s initial alterations and improvements to the Premises shall be available to Tenant for use to reimburse Tenant for its costs of acquiring furniture, fixtures and equipment for the Initial Premises and the Must-Take Space and for performing alterations and improvements to the Must-Take Space. Landlord also shall provide to Tenant a preliminary space planning allowance (the “Space Planning Allowance”) equal to twelve cents ($0.12) per square foot of Net Rentable Area in the Premises to be used by Tenant for the preliminary space planning of the Premises. The Space Planning Allowance is in addition to, not in lieu or reduction of, the Tenant Improvement Allowance, and shall be paid to Tenant from time to time (but not more frequently than monthly) within thirty (30) days of Tenant’s request for reimbursement accompanied by supporting invoices. Any unused portion of the Tenant Improvement Allowance and the Space Planning Allowance which has not been used after all costs and expenses of the Work, for alterations and improvements to the Must-Take Space and for the costs of furniture, fixtures and equipment used in the Premises (including the Must-Take Space) have been paid shall be forfeited to Landlord and no longer available for use by Tenant.

(b) Landlord shall also provide to Tenant a landscaping allowance (the “Landscaping Allowance”) in the amount of $75,000.00 with which Tenant shall be entitled to make changes to the landscaping in the Complex which are approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The Landscaping Allowance is in addition to, not in lieu or reduction of, the Tenant Improvement Allowance and the space planning allowance, and shall be paid to Tenant from time to time (but not more frequently than monthly) within thirty (30) days of Tenant’s request for reimbursement accompanied by supporting invoices. Any unused portion of the Landscaping Allowance remaining after the one (1) year anniversary of the Commencement Date shall be forfeited to Landlord and no longer available for use by Tenant.

(c) Subject to Landlord’s rights, if any, under the GC Contract to withhold disputed payments without giving the General Contractor the right to stop or delay the Work, Landlord agrees to pay the General Contractor in accordance with the terms of the GC Contract and to deduct such payments from the Tenant Improvement Allowance. In addition, Landlord agrees to make distributions of the Tenant Improvement Allowance, the Space Planning Allowance and the Landscaping Allowance to Tenant from time to time (but not more frequently than monthly) within ten (10) days of Tenant’s delivery of a request for disbursement in form reasonably acceptable to Landlord accompanied by (i)

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supporting invoices from all contractors, subcontractors and suppliers for which payment is requested, (ii) lien waivers from all such contractors, subcontractors and suppliers for work previously paid and (iii) such other documentation as Landlord may reasonably require; provided, however, that Landlord may withhold from any such distributions to Tenant such amounts, if any, which Landlord shall dispute in good faith and with notice to Tenant describing in reasonable detail Landlord’s reason(s) for disputing its obligation to pay such amount to Tenant. If Landlord shall so withhold amounts from a distribution requested by Tenant, the parties shall promptly meet and confer in good faith in an effort to resolve their dispute. If the parties shall be unable to resolve their dispute within thirty (30) days of the date the distribution was due to be paid to Tenant, either party may commence appropriate proceedings seeking a determination and resolution of the dispute. Landlord shall pay such amounts, if any, which the parties agree should be paid to Tenant, or which Landlord is ordered to pay to Tenant, within ten (10) days of such agreement or the entry of a final order of the amount due, as applicable. Notwithstanding anything herein to the contrary, in no event shall Landlord be obligated to make distributions in the aggregate on account of the Tenant Improvement Allowance, the Space Planning Allowance or the Landscaping Allowance, as applicable, which exceed the respective amounts for such allowances set forth in this Work Letter.

6. Required Delivery Condition: Notwithstanding anything in this Lease to the contrary, Landlord at its sole cost and expense shall perform any and all work, if any, required to be performed so that upon the Landlord’s delivery of possession of the Premises to Tenant, prior to the performance of any of the Work, the Premises shall be in the following condition (the “Required Delivery Condition”):

(i)	In compliance with all applicable Laws;

(ii)	Free of Hazardous Substances (with the exception of hydraulic oil required for the elevator);

(iii)	Free of claims for possession or other liens or claims other than the Superior Lienholders;

(iv)	Watertight, vacant and in broom-clean condition;

(v)	All asbestos containing materials and other Hazardous Substances or toxic materials shall have been removed from (i) the toilets, telephone, electric and other service closets and common areas on the floors on which the Premises are located, and (ii) all shafts, risers, chaises, mechanical rooms and other areas in which Tenant will be performing work.

(vi)	All public areas, elevators, call buttons, indicator lights, toilets, core doors, fire pull stations, warden stations, etc. shall be fully code compliant and further shall comply with Tex. Rev. Civ. Stat. Ann. art. 9102, the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. §§12101-12213, or any other applicable law, statute, ordinance, order, rule, regulation or other Law relating to access to the Premises by disabled individuals.

(vii)	All core toilet rooms shall be to a standard commensurate with a class “A” building, including, without limitation, fixtures, replacement of all broken and cracked tiles (on the walls and floors), mirrors, hardware, partitions, ceiling and lighting to be installed.

(viii)	All base building systems servicing the floors on which the Premises are located shall be in good working order and condition.

(ix)	Landlord shall deliver an SNDA in recordable form executed by each holder of any lease or mortgage lien encumbering the Building as of the Commencement Date.

(x)	The certificate of occupancy for the Building shall authorize and permit the use of the Premises for the Permitted Use.

If any latent defects in the Premises or elsewhere in the Building or Complex (but excluding the Work) shall be discovered after the Commencement Date, Landlord shall repair such defect at Landlord’s sole cost and expense promptly following Tenant’s delivery of notice thereof.

7. Landlord or its designee (Cushman and Wakefield Project Management) shall coordinate the relationship between the Work, the Building, and the Building Systems. In consideration for their services, Tenant shall pay to Landlord or its designee, a construction supervision fee equal to two percent (2%) of the Total Construction Costs for all improvements and alterations made to the Premises, which fee shall be paid from the Tenant Improvement Allowance and shall be included in Total Construction Costs.

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EXHIBIT “D”

MUST-TAKE SPACE RENT COMMENCEMENT DATE AGREEMENT

This Must-Take Space Rent Commencement Date Agreement (this “Agreement”) is made and entered into this              day             , 20__, by and between CCI-MILLENNIUM, L.P., a Texas limited partnership (“Landlord”) and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease (the “Lease”) dated as of December __, 2011, with respect to certain premises located at 505 Millennium Parkway in Allen, Collin County, Texas, as such demised premises are more particularly described in the Lease;

WHEREAS, pursuant to Section 1.2(d) of the Lease, Landlord and Tenant have agreed that each time Tenant leases any Must-Take Space Phase, Landlord and Tenant shall execute and deliver an agreement confirming (i) the location and Net Rentable Area of the applicable Must-Take Space Phase, (ii) the Must-Take Space Rent Commencement Date for such Must-Take Space Phase, (iii) Tenant’s Share following the addition of the applicable Must-Take Space Phase to the Premises, and (iv) the Annual Base Rental and Monthly Base Rental for the Premises, as so expanded by the addition of such Must-Take Space Phase; and

WHEREAS, Tenant has exercised it right to lease a Must-Take Space Phase as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants expressed in the Lease, it is hereby agreed by Landlord and Tenant as follows:

1. The Must-Take Space Phase which Tenant has added to the Premises and now leases in accordance with the terms of the Lease is as shown on Exhibit 1 annexed hereto and incorporated by reference herein.

2. The Net Rentable Area of such Must-Take Space Phase is agreed by Landlord and Tenant to be             .

3. The Must-Take Space Rent Commencement Date for such Must-Take Space Phase is             .

4. Tenant’s Share from and after the Must-Take Space Rent Commencement Date for such Must-Take Space Phase is             .

5. For the period from the Must-Take Space Rent Commencement Date for such Must-Take Space Phase until the earlier of (a) the Must-Take Space Rent Commencement Date for the next Must-Take Space Phase to the Premises by Tenant, if applicable, or (b) last day of the thirty-sixth (36th) month of the Term, the Annual Base Rental is $             and the Monthly Base Rental is $            .

6. Except as set forth above, this Agreement shall not be deemed or construed to alter or amend the Lease in any manner.

7. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and which together shall be deemed to be one and the same document and agreement.

[Remainder of Page Intentionally Left Blank –

Signatures on Following Page(s)]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed as of the day and year first above written.

LANDLORD:

CCI-MILLENNIUM, L.P., a Texas limited partnership

By:	CCI-MILLENNIUM GP, LLC, a Texas limited liability company, its General Partner

By:
Name:
Title:

TENANT:

PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation

By:
Name:
Title:

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Exhibit 1

Location of Must-Take Space Phase

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EXHIBIT “E”

OPERATING COST EXCLUSIONS

•	Electrical Costs.

•	Capital costs and expenses except to the extent provided in Section 4.1(g) of the Lease.

•	Ground rent.

•	Salaries, benefits, wages, fees, etc. for employees above the grade of standard building management or for officers or partners of landlord.

•	Non-cash items such as depreciation and amortization.

•	To the extent that employees are not employed exclusively at the Building, the costs and expenses with respect to such employees should be pro-rated.

•	Insurance premiums and other related charges other than to the extent that they relate to insurance which is reasonably and customarily obtained for similar buildings in the area.

•

Federal, state, county or municipal taxes, death taxes, excess profit taxes, franchise or any taxes imposed or measured on or by the income or revenue of Landlord from the operation of the Building or the Complex other than margin taxes on the base rents and additional rents.

•	Any real estate or other taxes imposed in connection with an expansion of the Building or the construction of the additional rentable area on the Land.

•

Operating expenses for the building should be “net” only and for that purpose should be deemed reduced by the amounts of any insurance reimbursement or recovery, other reimbursement, recoupment, payment, discount, credit, reduction, allowance or the like received by Landlord in connection with such operating expenses.

•	Damages, costs and expenses relating to personal injury and other work-related claims by any of Landlord’s servants or employees.

•	Operating expenses should be reduced by all “overhead fees” paid to Landlord by tenants.

•	The cost of repairs, replacements or other work occasioned by fire, windstorm or other casualty.

•	The cost of repairs, replacements or other work occasioned by the exercise of eminent domain.

•	Rent for space which is not actually used by Landlord in connection with the management or operation of the Building.

•

All costs of correcting defects, including any allowances for same, in the construction of the Building (including latent defects) or the building equipment (or the replacement of defective equipment), any associated parking garages or areas, any other improvements, or in the equipment use therein.

•

All items, utilities and services for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Building pays third parties.

•

All costs or expenses (including fines, penalties, interest and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns, or any tenant (other than Tenant) or other occupant of the Building, of the terms and conditions of any lease or other occupancy agreement pertaining to the building, or any valid, applicable building code, governmental rule, regulation or law including without limitation, the ADA.

•

Except for a reasonable, ordinary and customary management fee, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Building and/or the Land, to the extent that the costs of such services exceed competitive costs for comparable services rendered by persons or entities of similar skill, competence and experience, other than a subsidiary or affiliate of Landlord.

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•	Payment of principal, finance charges or interest on debt or amortization on any mortgage or other debt or any penalties assessed as a result of Landlord’s late payments of such amounts.

•

Any costs of Landlord’s general overhead, including general and administrative expenses, which costs would not be chargeable to operating expenses of the Building, in accordance with generally accepted accounting principles, consistently applied.

•	Any compensation paid to clerks, attendants or other persons in commercial concessions, if any, operated by Landlord or any subsidiary or affiliate of Landlord.

•	Rentals and other related expenses, if any, incurred in leasing capital items.

•

Any costs incurred in installing, operating, maintaining or owning any specialty not normally installed, operated and maintained in buildings comparable to the Building and not necessary for landlord’s operation, repair, maintenance and providing of required services for the Building and/or any associated parking facilities, including, but not limited to, any observatory, beacon, broadcasting facility (other than the building’s music system and life support security systems), luncheon club, athletic or recreational club, helicopter pad, etc.

•	Any costs or expenses for sculpture, paintings, or other works of art, including, costs incurred with respect to the purchase, ownership, leasing, repair, and/or maintenance of such works of art.

•

Any otherwise includible costs of correcting defects in the Building and/or any associated garage facilities and/or equipment or replacing defective equipment to the extent such costs are covered by warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord.

•	Contributions to operating expense reserves.

•

The cost to comply with environmental regulations, including, but not limited to, the cost of removal of chlorofluorocarbons (CFC) or adaption of building HVAC systems to use substances other than CFC nor shall tenant be responsible for any increase in cost of substitute materials to replace CFC at the time of initial adaptation.

•	The cost of overtime or other expense to Landlord in performing work expressly provided in this Lease to be borne at Landlord’s expense.

•	All expenses directly resulting from the negligence or willful misconduct of the Landlord, its agents, servants or other employees.

•	All bad debt loss, rent loss, or reserve for bad debt or rent loss.

•

All costs and expenses associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Complex, including accounting and legal matters, costs of defending any lawsuits with any Landlord’s Mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Complex, costs of any disputes between Landlord and its employees (if any) not engaged in Complex operation, disputes of Landlord with Complex management, or fees or costs paid in connection with disputes where such employee provides services.

•	Any comprehensive general liability insurance coverage with minimum limits in excess of $10 million.

•

Replacement of any item or of a major component of any item and major repairs to such items in lieu of replacement shall each be considered a capital expenditure if the original item or a subsequent improvement to such item was, or could have been, capitalized.

•

The cost of any judgment, settlement or arbitration award resulting from any liability of Landlord which is the result of contract liability, negligence, willful misconduct or fraud of Landlord and all expenses incurred in connection therewith.

•	Costs paid or incurred in connection with the removal, replacement, enclosure, encapsulation or other treatment of any Hazardous Substances in the Building, or on or under the Land.

•	Charitable or political contributions.

•	Any other cost or expense which, under generally accepted accounting principles consistently applied, would not be considered to be an operating expense of the building.

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EXHIBIT “F”

RULES AND REGULATIONS

Except as otherwise expressly set forth in the Lease or unless otherwise agreed to in writing by Landlord and Tenant, the Rules and Regulations for the Complex, shall be as follows. In the event of a conflict between these Rules and Regulations and the terms and provisions of the Lease, the terms and provisions of the Lease shall control.

1. Intentionally Omitted.

2. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

3. Intentionally Omitted

4. Tenant will see that (i) the doors securely locked and (ii) all water faucets and other utilities are shut off (so as to prevent waste or damage) each day before leaving the Premises. In the event tenant must dispose of crates, boxes, etc., which will not fit into trash containers, it will be the responsibility of Tenant to dispose of same. Tenant shall not change any locks within the Building without providing Landlord with a master key or duplicate keys appropriately labeled so that Landlord may gain access to all areas of the Premises in the event of an emergency. In no event shall Tenant set such items in the public hallways or other areas of the Building or garage facility, excepting Tenant’s own Premises, for disposal.

5. The toilet rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purpose other than for those for which they were constructed or installed, and no sweepings, rubbish, chemicals, or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violation(s) of this rule shall be borne by the Tenant by whom, or by whose agents, employees, invitees, licensees or visitors, such breakage, stoppage or damage shall have been caused.

6. Intentionally Omitted.

7. The boring or cutting for wires, shall be made at the sole cost and expense of the Tenant and under control and direction of the Landlord. Landlord retains, in all cases, the right to require (i) the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building, (ii) the changing of wires and their installation and arrangement underground or otherwise as Landlord may reasonably direct, and (iii) compliance on the part of all using or seeking access to such wires with such reasonable rules as Landlord may establish relating thereto. All such wires used by Tenants must be clearly tagged at the distribution boards and junction boxes and elsewhere in the Building, with (i) the number of the Premises to which said wires lead, (ii) the purpose for which wires are used, and (iii) the name of the company operating same.

7. Tenant, their agents, servants or employees, shall not (a) place objects against glass partitions, doors or windows which would be unsightly from the interior or exterior of the Building, and (b) use any Premises: (i) for lodging or sleeping, (ii) for any manufacturing, storage or retail sale to persons physically present at the Premises of merchandise or property of any kind. Tenant, its agents, servants and employees, invitees, licensees, or visitors shall not permit the operation of any musical or sound producing instruments or devices which may be heard outside Premises or Building.

9. Tenants shall not store or use in any Premises any flammable, combustible, explosive or illuminating fluid, gas or material of any kind, and any other fluid, gas or material of any kind having an offensive odor, without the prior written consent of Landlord; provided, however, that the foregoing shall not be deemed to prohibit the transportation, storage, use and disposal of any cleaning supplies and other office products with such characteristics so long as same are transported, stored, used and disposed of in compliance with applicable Laws and do not exceed normal quantities required for general office use.

10. No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building or the Complex, and Tenants shall cooperate with Landlord in prevention and elimination of same.

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11. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part or appurtenance of Premises, but the failure to provide any such notice shall not be a default under the Lease.

12. Intentionally Omitted.

13. No curtains, blinds, shades, screens, coverings or projections of any nature shall be attached to or hung in, or used in connection with any door, window or wall of the premises of the Building without the prior written consent of the Landlord (which approval shall not be unreasonably withheld, conditioned or delayed).

14. Landlord shall have the right to prohibit any advertising by Tenant, which, in Landlord’s commercially reasonable opinion, tends to impair the reputation of Landlord or of the Building, or its desirability as an office building for existing or prospective tenants who require the highest standards of integrity and respectability, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15. Wherever the word “Tenant” occurs, it is understood and agreed that it shall also mean Tenant’s associates, employees, agents and any other person entering the Building or the Lease Premises under the express or implied invitation of Tenant. Tenant shall cooperate with Landlord to assure compliance by all such parties with rules and regulations.

16. Service Request. All service requests are to be reported promptly and directly to Landlord, or Landlord’s designated agent, during normal office hours, excepting emergency calls which shall be reported immediately at any time.

17. Trash Maintenance. Initial move-in trash from inventory, including but not limited to packing crates, is not considered a common area expense. Landlord shall, upon request from Tenant, remove same, at Tenant’s sole cost and expense (not to exceed the actual, reasonable, out-of-pocket, third-party cost to Landlord). Trash containers are to be contracted for and maintained by Landlord and will be part of common area costs. Trash will be disposed of in accordance with the ongoing recycling trash program reasonably designated by Landlord. The exterior areas immediately adjoining the Premises shall be kept free from obstructions or merchandise of Tenant in such areas. No debris shall be swept or removed from Premises onto common areas.

18. Intentionally Omitted.

19. Landlord reserves the right in consultation with Tenant to make reasonable amendments, modifications and additions to the Rules and Regulations heretofore set forth, and to make additional reasonable rules and regulations, as in Landlord’s reasonable judgment may from time to time be needed for the safety, care, cleanliness and preservations of good order of the Building.

20. Intentionally Omitted.

21. Non-Smoking Building. The Building is a non-smoking Building. Smoking is prohibited at all times within the entire Building, including all leased premises, as well as all public/common areas. This prohibition applies during business and non-business hours to restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, and any other public/common areas, as well as to all areas within the Premises by Tenants. Smoking is only permitted in the designated smoking area outside the Building and away from the entrances to the Building.

22. Intentionally Omitted.

23. Vehicles must be parked within the marked space.

24. To insure safe traffic flow within the parking lot, all traffic signs must be adhered to. Parking lot speed limit is 5 mph.

25. Persons using the parking lot do so at their own risk. The Landlord specifically disclaims all liability, except when caused solely by its negligence or willful misconduct, for any personal injury incurred by users of the garage, their agents, employees, family, friends or guests, or as a result of damage to, theft of, or destruction of any vehicle or any contents thereof as a result of the operation or parking of vehicles in the parking lot.

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EXHIBIT “G”

JANITORIAL SERVICES

See Attached

EXHIBIT “H”

FORM OF SNDA

NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT AGREEMENT

This Non-Disturbance, Subordination and Attornment Agreement (“Agreement”) is made on this              day of December, 2011, by and between CCI-MILLENNIUM, L.P., a Texas limited partnership with an address of 720 Brazos St., Suite 900, Austin, TX 78701 (“Landlord”), PRIORITY FULFILLMENTS SERVICES, INC., a Delaware corporation with an address of 500 North Central Expressway, Plano, TX 75074 (“Tenant”); and SHAREPLUS FEDERAL BANK, with an address of 5224 Plano Parkway, Plano, TX 75093 (“Bank”).

RECITALS:

A. By Lease Agreement dated December __, 2011 (the “Lease”), Landlord leased to Tenant certain real property and the building improvements thereon located in Collin County, Texas at 505 Millennium, Allen, TX, as particularly described on Exhibit “A” annexed hereto and incorporated by reference herein and in the Lease (the “Leased Premises”).

B. Bank is the beneficiary of a certain Deed of Trust dated January 31, 2011 executed by Landlord, as Grantor, in favor of Bank, as beneficiary, that will be recorded in the Real Property Records of Collin County, Texas (the “Deed of Trust”) (the Deed of Trust, the note(s) secured thereby, and the other documents associated therewith will be referred to collectively as the “Loan Documents”).

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Landlord, Tenant, and Bank agree as follows:

1. Bank hereby consents to Landlord entering into the Lease with Tenant. Tenant agrees that the Lease is and shall be subject and subordinate in all respects to the lien of the Loan, Loan Documents and any renewal, modification, replacement or extension of the same.

2. In the event of a foreclosure under the Loan Documents or a conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the Lease Agreement, including all extensions and renewals of same provided for thereunder, and provided that as of the date Bank or its successors or assigns commence such a foreclosure action or accept such a conveyance in lieu thereof, and at all times thereafter, Tenant, subject to applicable notice and cure periods, is in compliance with the terms and provisions of this Agreement and is not in default in the performance or observation of any of the terms, covenants, provisions, representations, warranties, agreements, conditions and obligations contained in the Lease to be performed or observed by Tenant thereunder, Bank does hereby agree (subject to the performance by Tenant of all of the terms, covenants and conditions of the Lease on the part of Tenant to be observed or performed, and the applicable notice and cure provisions of the Lease) as follows:

a. default under the Loan Documents, as modified, extended, or increased, and no proceeding to foreclose the same, and no conveyance in lieu of foreclosure thereof, will disturb Tenant’s quiet possession of the Leased Premises and the related improvements under said Lease, and the Lease will not be affected or cut off thereby, except to the extent provided herein; and

b. The Lease shall continue in full force and effect, and Bank or its successors or assigns, or any other party acquiring the Leased Premises and the related improvements upon a foreclosure sale or a conveyance in lieu of foreclosure (the “foreclosure purchaser”), as the case may be, shall automatically recognize the Lease

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and Tenant’s rights thereunder and will thereby establish direct privity of estate and contract as between Bank, its successors and assigns, or the foreclosure purchaser, as the case may be, and Tenant, with the same force and effect as if the Lease were originally made directly from Bank, its successors or assigns, or the foreclosure purchaser, in favor of Tenant.

c. Notwithstanding the foregoing provisions of Section 2 hereof, in the event of any foreclosure under the Loan Documents or conveyance in lieu of foreclosure, Bank and Tenant agree that neither Bank, its successors or assigns, nor the foreclosure purchaser, shall in any way or to any extent:

(i) be obligated or liable to Tenant for any security deposit or any other sums deposited with Landlord or any prior lessors under the Lease Agreement and not physically delivered to Bank;

(ii) be bound by any prepayment of rent for a period greater than one (1) month, unless such prepayment shall have been expressly approved in writing by Bank or its successors or assigns;

(iii) be obligated or liable to Tenant, its mortgagees, contractors, sub-contractors or suppliers with respect to the construction and completion of any improvements for Tenant’s use, enjoyment or occupancy of the Leased Premises and the related improvements, equipment, furniture and fixtures, provided that if the Bank, its successor or assigns or the foreclosure purchaser, as applicable, shall not construct and/or complete any such improvements which Landlord is obligated to construct or complete pursuant to the Lease, Tenant shall have the right to perform such construction and/or completion and offset the actual costs thereof against rentals coming due under the Lease;

(iv) be liable for any other expenses or obligations, including attorney’s fees, except those expenses or obligations arising out of this Agreement or the Lease; or

(v) subject to Tenant’s termination rights set forth in the Lease, be liable for the payment of any of the Tenant Improvement Allowance, the Space Planning Allowance or the Landscaping Allowance (as such terms are defined in the Lease).

Without limiting the foregoing, the parties further agree as follows:

a. That in the event of a foreclosure under the Loan Documents or of a conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the Lease, including any extensions and renewals of the Lease, Tenant hereby covenants and agrees upon receipt of notice of written evidence of the foreclosure sale to make full and complete attornment to Bank, its successors or assigns, or to the foreclosure purchaser, as the case may be, for the balance of the term of the Lease, including any extensions and renewals thereof, upon the same terms, covenants and conditions as therein provided, so as to establish direct privity of estate and contract as between Bank, its successors or assigns, or the foreclosure purchaser, as the case may be, and Tenant, with the same force and effect as though the Lease was originally made directly from Bank, its successors or assigns, or the foreclosure purchaser, as the case may be, to Tenant, and Tenant will thereafter make all rent payments and all other payments under the Lease directly to Bank, its successors or assigns, or to the foreclosure purchaser, as the case may be, upon receipt of notice of the identity of such party and its right to receive payments of rent due under the Lease.

b. Landlord and/or Tenant shall deliver to Bank or its successors or assigns a copy of any notice or statement given by one party to the other under the Lease which either alleges that the other party is in breach or default of the Lease, provides notice of any casualty, condemnation or exercise of eminent domain, at the same time such notice or statement is delivered to the other party pursuant to the terms of the Lease.

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c. Notwithstanding anything to the contrary in the Lease, no default of Landlord shall be binding and effective as the Bank until written notice specifying such default is mailed to Bank. Tenant agrees that Bank shall have the option to cure such default on behalf of Landlord within thirty (30) calendar days after receipt of such notice. Tenant further agrees that Tenant shall not invoke any of its remedies, either expressed or implied, under the Lease (except in the case of emergency repairs) until the said thirty (30) day period has elapsed, and during any such thirty (30) day period that Bank has exercised its option to cure and is proceeding to cure such default with due diligence or is taking steps with due diligence to cure such default. The provision contained in the foregoing sentence is not intended to and shall not waive any actual damages that Tenant may sustain as a result of any acts or omissions by Landlord that violate or are in breach of any provisions in the Lease, which damages, if any, shall begin to accrue in accordance with the provisions and time periods set forth in the Lease rather than those contained in this Section 3.c.

d. Tenant will in no event make prepayment of rent for a period in excess of one (1) month.

e. Tenant shall not be entitled to sublease the Leased Premises or assign the Lease Agreement or sublease more than fifty (50%) percent of the Leased Premises without the prior written consent of Bank, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Section 3.e to the contrary, no consent is required for any transfer to a Permitted Transferee pursuant to Section 13.8 of the Lease.

f. Tenant and Landlord will not amend, modify, waive or change the Lease without the prior written consent of Bank, which the Bank agrees not to unreasonably withhold, condition or delay.

g. Tenant shall not be named or joined as a party or otherwise in any suit, action or proceeding for the foreclosure of the Deed of Trust or to enforce any rights under the Deed of Trust or the other Loan Documents unless such joinder is required under applicable law for the Bank to complete such foreclosure. In the event such joinder is required and of necessity results in a termination of the Lease, upon such termination the Bank and Tenant shall immediately enter into a new lease for the Leased Premises on the same terms and on the same form of the Lease, with such modifications as shall be necessary due to the passage of time and/or changes in conditions or as shall otherwise be mutually acceptable to the Bank and Tenant.

h. All condemnation awards and insurance proceeds paid or payable with respect to the Premises or any other part of the Complex shall be applied and paid in the manner set forth in Article 14 and Article 10, respectively, of the Lease.

i. Neither the Deed of Trust nor any other security instrument executed in connection therewith shall encumber or be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs or other personal property at any time furnished or installed by or for Tenant or its subtenants or licensees on the Leased Premises unless pursuant to the terms of the Lease an item must remain with the Building upon the expiration or sooner termination of the lease term.

4. Landlord and Tenant each hereby individually certify, represent and warrant as of the date hereof the following:

a. The Lease is in full force and effect and has not been modified, altered or amended.

b. Rent under the Lease has not been paid more than one (1) month in advance of its due date, and no all rent under the Lease has been fully paid through the date of this Agreement.

c. Tenant, as of the date of the execution hereof, has no charge, lien or claim under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

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d. The Lease has not been assigned by the representing party and, to its best actual knowledge, the other party has not assigned the Lease, by operation of law or otherwise, and it has not entered into any concession agreement, license or sublease covering the Leased Premises, or any portion thereof, and to its best actual knowledge, the other party has not entered into any concession agreement, license or sublease covering the Leased Premises.

e. There has been no default under the Lease by Landlord or Tenant, and no event has occurred which, with the giving of notices or the passage of time, or both, could result in a default under the Lease.

f. There are no agreements between Landlord and Tenant relating to the Leased Premises other than as set forth in the Lease.

g. The Lease has a one hundred twenty-five (125) month initial term, such term expiring on the last day of the month in which the one hundred twenty fifth (125th) monthly anniversary of the Commencement Date shall occur. Tenant has two (2) options to extend the term of the Lease, each renewal term being for five (5) years.

h. Intentionally Omitted.

i. Tenant has no right or option whatsoever to purchase or otherwise acquire the Leased Premises or any portion thereof.

j. Tenant acknowledges that Bank and its successors and assigns will rely on the representations of Tenant in this Agreement in connection with the Loan.

5. Nothing contained in this Agreement shall in any way impair or affect the liens created by the Loan Documents.

6. No modifications, amendments, waiver or release of any provision of this Agreement or any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted. All notices, demands or other communications to be given under this Agreement shall be in writing and shall be given either by personal delivery, by reputable national overnight courier making delivery against a signed receipt or by certified mail or registered mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows:

If to Landlord:	CCI-Millennium, LP 720 Brazos, St., Suite 900 Austin, TX 78701 Attn: Ken Crouse

If to Tenant:	Priority Fulfillments Services, Inc. 500 North Central Expressway Plano, TX 75074 Attn: Chief Financial Officer

If to Bank:	SharePlus Federal Bank 5224 Plano Parkway Plano, TX 75093 Attn:

Notices shall be deemed effective upon receipt, upon refusal of delivery by the intended recipient or upon the first attempted delivery which cannot be completed due to the intended recipient’s failure to provide notice of a change in address. If notice is given by certified mail or registered mail and the signature of the representative of the receiving party is not dated, it shall be deemed to have been received two (2) days after it is deposited in the United States mail. Any party may by like notice designate different addresses to which such notices shall be sent.

7.	This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.

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8. Notwithstanding any provision herein, prior to the repayment in full of the indebtedness secured by the Loan Documents, this Agreement may not be altered, amended or terminated without the prior written consent of Landlord, Tenant, and Bank.

9. The parties agree that this Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of law, and venue for any legal action to enforce the terms of or arising out of this Agreement shall be filed in the appropriate state court in Collin County, Texas or in the United States District Court for the Northern District of Texas.

[signature page follows]

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THIS NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT AGREEMENT is executed to be effective as of the date first written above.

LANDLORD:

CCI-MILLENNIUM, LP a Texas limited partnership

By:
Name:
Title:

TENANT:

PRIORITY FULFILLMENTS SERVICES, INC.. a Delaware corporation

By:
Name:
Title:

BANK:

SHAREPLUS FEDERAL BANK

By:
Name:
Title:

Bank Acknowledgement

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on                          , 2011, by                                                                                                                                                    ., on behalf of said entities.

Notary Public, State of Texas

My commission expires:

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Tenant Acknowledgement

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                          , 2011, by             ,             of             , on behalf of said entities.

Notary Public, State of

My commission expires:

Landlord Acknowledgement

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                          , 2011, by             ,             of SharePlus Federal Bank, on behalf of said entity.

Notary Public, State of Texas

My commission expires:

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                          , 2011, by             ,             of             , on behalf of said entity.

Notary Public, State of

My commission expires:

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EXHIBIT “A”

Legal Description of Leased Premises

Being a tract of land situated in the William Perrin Survey, Abstract No. 708 and being a portion of Lot 2, Block 1 of the Millennium Business Park, an addition to the City of Allen as recorded in Cabinet K, Page 763 of the Plat Records of Collin County, Texas (PRCCT) and being a portion of a tract of land conveyed to Prentiss Properties Acquisition Partners, L.P. as recorded in Volume 4271, Page 0378 of the Land Records of Collin County, Texas LRCCT) and being more particularly described as follows;

BEGINNING at a 1/2 inch iron rod found at the most northwesterly corner of said Lot 2, Block 1, said point being found in the southerly Right-of-Way line of MILLENNIUM DRIVE (85’ Right-of-Way);

THENCE departing the westerly line of said Lot 2, Block 1 and along the southerly Right-of-Way line of said MILLENNIUM DRIVE as follows;

South 75 deg 58 min 19 sec East a distance of 222.35 feet to a 1/2 inch Iron rod found for the beginning of a curve to the right having a radius of 1957.50 feet and having a chord bearing of South 74 deg 31 min 39 sec East and a chord length of 98.68 feet;

Continuing along said curve to the right through a central angle of 02 deg 53 min 19 sec and an arc length of 98.89 feet to on “X” cut found in concrete pavement for the point of tangency;

South 73 deg 05 min 00 sec East a distance of 288.40 feet to a 1/2 inch iron rod found for corner, said point being the beginning of a corner-clip;

THENCE departing the southerly Right-of-Way line of said MILLENNIUM DRIVE and along said corner-clip South 28 deg 23 min 20 sec East a distance of 26.73 feet to a 1/2 inch iron rod found for corner, said point being found in the westerly Right-of-Way line of CENTURY PARKWAY (85’ Right-of-Way), said point being the beginning of a non-tangent curve to the left having a radius of 5742.50 feet and having a chord bearing of South 15 deg 10 min 00 sec and a chord length of 228.22 feet;

THENCE departing said corner-clip and along the westerly Right-of-Way line of said CENTURY PARKWAY as follows;

Continuing along said non-tangent curve to the left through a central angle of 02 deg 16 min 38 sec and an arc length of 228.24 feet to a 1/2 inch iron rod found for the point of tangency;

South 14 deg 01 min 41 sec West a distance of 120.00 feet to a 1/2 inch iron rod found for the beginning of a curve to the left having a radius of 1142.50 feet and having a chord bearing of South 09 deg 20 min 42 sec West and a chord length of 186.56 feet;

Continuing along said curve to the left through a central angle of 09 deg 21 min 59 sec and an arc length of 186.77 feet to a 1/2 inch iron rod found for the point of tangency;

South 04 deg 39 min 42 sec West a distance of 203.47 feet to a 1/2 inch iron rod found for the beginning of a curve to the right having a radius of 1057.50 feet and having a chord bearing of South 09 deg 03 min 29 sec West and a chord length of 162.13 feet;

Continuing along said curve to the right through a central angle of 08 deg 47 min 34 sec and an arc length of 162.29 feet to an “X” cut set on a concrete sidewalk for corner, said point being the most northerly corner of a tract of land conveyed to the City of Allen as recorded in Volume 5571, Page 001760 (LRCCT);

THENCE departing the westerly Right-of-Way line of said CENTURY PARKWAY and along the westerly line of said City of Allen tract as follows;

South 24 deg 42 min 53 sec West a distance of 39.24 feet to an “X” cut found on a concrete sidewalk for corner;

South 19 deg 19 min 55 sec West a distance of 99.88 feet to an “X” cut found on a concrete sidewalk for corner;

South 64 deg 19 min 55 sec West a distance of 29.14 feet to an “X” cut found on a concrete sidewalk for corner, said point being found in the northerly Right-of-Way line of BETHANY DRIVE (110’ Right-of-Way) and being the beginning of a non-tangent curve to the left having a radius of 786.42 feet and having a chord bearing of North 74 deg 28 min 04 sec West and a chord length of 23.47 feet;

THENCE departing the westerly line of said City of Allen tract and along the northerly Right-of-Way line of said BETHANY DRIVE continuing along said non-tangent curve to the left through a central angle of 01 deg 42 min 36 sec and an arc length of 23.47 feet to an “X” cut found an a concrete sidewalk for corner;

THENCE departing the northerly Right-of-Way line of said BETHANY DRIVE North 14 deg 01 min 41 sec East passing through a 1/2 inch iron rod found for the most southeasterly corner of Bethany Tech Center Addition, an addition to the City of Allen as recorded in Cabinet F, Page 273 (PRCCT) at a distance of 1.36 feet continuing along the common line of said Lot 2, Block 1 and the said Bethany Tech Center Addition for a total distance of 426.42 feet to a 1/2 inch iron rod found for corner, said point being the most northeasterly corner of said Bethany Tech

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Center Addition;

THENCE along the common line of said Lot 2, Block 1 and the Bethany Tech Center Addition North 75 deg 58 min 19 sec West passing through a 1/2 inch iron rod found for the most northeasterly corner of Lot 6, Block 1 of the Allen Tech Center Addition, an addition to the City of Allen as recorded in Cabinet L, Page 4 (PRCCT) at a distance of 400.00 feet continuing along the Comino line of said Lot 2, Block 1 and Lot 6, Block 1 for a total distance of 623.15 feet to a 1/2 inch iron rod found for corner, said point being the most southeasterly corner of Lot 1R, Block 1 of the Millennium Business Park, an addition to the City of Allen as recorded in Cabinet I, Page 588 (PRCCT);

THENCE along the Comino line of said Lot 2, Block 1 and Lot IR, Block 1 North 14 deg 04 min 56 sec East a distance of 662.73 feet to the POINT OF BEGINNING;

CONTAINING within these metes and bounds 9.973 acres or 434,438 square feet of land more or less.

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EXHIBIT “I”

FORM OF MEMORANDUM OF LEASE

THIS DOCUMENT PREPARED BY,

AND AFTER RECORDING, RETURN TO:

Morris Bienenfeld, Esq.

Wolff & Samson PC

One Boland Drive

West Orange, New Jersey 07052,

(The Above Space for Recorder’s Use Only)

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, made as of December __, 2011, by and between CCI-MILLENNIUM, L.P., a Texas limited partnership with an address of 720 Brazos St., Suite 900, Austin, TX 78701 (“Landlord”), PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation with an address of 500 North Central Expressway, Suite 500, Plano, TX 75074, Attention: Chief Financial Officer (“Tenant”).

Preliminary Statement

Landlord is the fee owner of certain real property located in the County of Collin, State of Texas, as more particularly described on Exhibit A hereto annexed (the “Land”), together with improvements constructed or to be constructed thereon (the “Building”). Landlord and Tenant, as of the date hereof, have entered into a lease (the “Lease”) for the Land and the Building to Tenant. In connection therewith, Landlord and Tenant have entered into this Memorandum to confirm the demise of the Land and the Building and to provide notice to any interested party of such demise and of the terms and provisions of the Lease.

NOW, THEREFORE, the parties state as follows:

All capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Lease.

The terms and conditions of the Lease are incorporated herein as though set forth in full, whereby Tenant may have and hold the Premises together with any and all rights, benefits, privileges and easements, now or hereafter appurtenant thereto, at the rental and upon the terms and conditions therein stated, for an initial term of approximately one hundred twenty-five (125) months commencing on the Commencement Date (the “Initial Term”). Under the terms of the Lease, Tenant has the right to extend the Initial Term for two (2) separate and additional periods of five (5) years each after the expiration of the Initial Term.

This Memorandum of Lease is executed for the purpose of recordation in order to give notice of all of the terms, provisions and conditions of the Lease, including, without limitation:

(i) Tenant’s right to expand into and occupy 100% of the Building not initially occupied by Tenant on the Commencement Date.

(ii) Provisions set forth therein giving Tenant exclusive rights to use the roof and all common areas of the Land and the Building, including, without limitation, the right to prohibit the installation of any signs other than Tenant’s signs on the Land and the Building.

In addition to those terms hereinabove set forth, the Lease contains numerous other terms, covenants and conditions which likewise affect the Land and the Building, and notice is hereby given that reference should be had to the Lease directly with respect to the details of such terms, covenants and conditions. The Lease and exhibits thereto are hereby incorporated by reference in this Memorandum of Lease and the parties hereby ratify and confirm the Lease as if said Lease were being re-executed by them and recorded. In the event of any conflict between the provisions of this instrument and the Lease, the provisions of the Lease shall control. This Memorandum of Lease is not intended, and shall not be construed, to define, limit or modify the Lease.

[BALANCE OF THIS PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as of the day and year first above written.

LANDLORD:
CCI-MILLENNIUM, L.P., a Texas limited partnership

By:	CCI-MILLENNIUM GP, LLC, a Texas limited liability company, its General Partner

By:
Name:
Title:

TENANT:
PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation

By:
Name:
Title:

LANDLORD ACKNOWLEDGEMENT

THE STATE OF TEXAS

COUNTY OF

The foregoing instrument was acknowledged before me this              day of December, 2011, by                      the                      of CCI-Millennium GP, LLC, a Texas limited liability company, on behalf of the limited partnership, its general partner, for CCI-Millennium, L.P., a Texas limited partnership.

Notary Public, State of Texas

TENANT ACKNOWLEDGEMENT

THE STATE OF TEXAS

COUNTY OF

The foregoing instrument was acknowledged before me this              day of December, 2011, by              the              of Priority Fulfillment Services, Inc., a Delaware corporation.

Notary Public, State of Texas

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EXHIBIT A

Legal Description of the Land

Being a tract of land situated in the William Perrin Survey, Abstract No. 708 and being a portion of Lot 2, Block 1 of the Millennium Business Park, an addition to the City of Allen as recorded in Cabinet K, Page 763 of the Plat Records of Collin County, Texas (PRCCT) and being a portion of a tract of land conveyed to Prentiss Properties Acquisition Partners, L.P. as recorded in Volume 4271, Page 0378 of the Land Records of Collin County, Texas LRCCT) and being more particularly described as follows;

BEGINNING at a 1/2 inch iron rod found at the most northwesterly corner of said Lot 2, Block 1, said point being found in the southerly Right-of-Way line of MILLENNIUM DRIVE (85’ Right-of-Way);

THENCE departing the westerly line of said Lot 2, Block 1 and along the southerly Right-of-Way line of said MILLENNIUM DRIVE as follows;

South 75 deg 58 min 19 sec East a distance of 222.35 feet to a 1/2 inch Iron rod found for the beginning of a curve to the right having a radius of 1957.50 feet and having a chord bearing of South 74 deg 31 min 39 sec East and a chord length of 98.68 feet;

Continuing along said curve to the right through a central angle of 02 deg 53 min 19 sec and an arc length of 98.89 feet to on “X” cut found in concrete pavement for the point of tangency;

South 73 deg 05 min 00 sec East a distance of 288.40 feet to a 1/2 inch iron rod found for corner, said point being the beginning of a corner-clip;

THENCE departing the southerly Right-of-Way line of said MILLENNIUM DRIVE and along said corner-clip South 28 deg 23 min 20 sec East a distance of 26.73 feet to a 1/2 inch iron rod found for corner, said point being found in the westerly Right-of-Way line of CENTURY PARKWAY (85’ Right-of-Way), said point being the beginning of a non-tangent curve to the left having a radius of 5742.50 feet and having a chord bearing of South 15 deg 10 min 00 sec and a chord length of 228.22 feet;

THENCE departing said corner-clip and along the westerly Right-of-Way line of said CENTURY PARKWAY as follows;

Continuing along said non-tangent curve to the left through a central angle of 02 deg 16 min 38 sec and an arc length of 228.24 feet to a 1/2 inch iron rod found for the point of tangency;

South 14 deg 01 min 41 sec West a distance of 120.00 feet to a 1/2 inch iron rod found for the beginning of a curve to the left having a radius of 1142.50 feet and having a chord bearing of South 09 deg 20 min 42 sec West and a chord length of 186.56 feet;

Continuing along said curve to the left through a central angle of 09 deg 21 min 59 sec and an arc length of 186.77 feet to a 1/2 inch iron rod found for the point of tangency;

South 04 deg 39 min 42 sec West a distance of 203.47 feet to a 1/2 inch iron rod found for the beginning of a curve to the right having a radius of 1057.50 feet and having a chord bearing of South 09 deg 03 min 29 sec West and a chord length of 162.13 feet;

Continuing along said curve to the right through a central angle of 08 deg 47 min 34 sec and an arc length of 162.29 feet to an “X” cut set on a concrete sidewalk for corner, said point being the most northerly corner of a tract of land conveyed to the City of Allen as recorded in Volume 5571, Page 001760 (LRCCT);

THENCE departing the westerly Right-of-Way line of said CENTURY PARKWAY and along the westerly line of said City of Allen tract as follows;

South 24 deg 42 min 53 sec West a distance of 39.24 feet to an “X” cut found on a concrete sidewalk for corner;

South 19 deg 19 min 55 sec West a distance of 99.88 feet to an “X” cut found on a concrete sidewalk for corner;

South 64 deg 19 min 55 sec West a distance of 29.14 feet to an “X” cut found on a concrete sidewalk for corner, said point being found in the northerly Right-of-Way line of BETHANY DRIVE (110’ Right-of-Way) and being the beginning of a non-tangent curve to the left having a radius of 786.42 feet and having a chord bearing of North 74 deg 28 min 04 sec West and a chord length of 23.47 feet;

THENCE departing the westerly line of said City of Allen tract and along the northerly Right-of-Way line of said BETHANY DRIVE continuing along said non-tangent curve to the left through a central angle of 01 deg 42 min 36 sec and an arc length of 23.47 feet to an “X” cut found an a concrete sidewalk for corner;

THENCE departing the northerly Right-of-Way line of said BETHANY DRIVE North 14 deg 01 min 41 sec East passing through a 1/2 inch iron rod found for the most southeasterly corner of Bethany Tech Center Addition, an addition to the City of Allen as recorded in Cabinet F, Page 273 (PRCCT) at a distance of 1.36 feet continuing along the common line of said Lot 2, Block 1 and the said Bethany Tech Center Addition for a total distance of 426.42 feet to a 1/2 inch iron rod found for corner, said point being the most northeasterly corner of said Bethany Tech Center Addition;

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THENCE along the common line of said Lot 2, Block 1 and the Bethany Tech Center Addition North 75 deg 58 min 19 sec West passing through a 1/2 inch iron rod found for the most northeasterly corner of Lot 6, Block 1 of the Allen Tech Center Addition, an addition to the City of Allen as recorded in Cabinet L, Page 4 (PRCCT) at a distance of 400.00 feet continuing along the Comino line of said Lot 2, Block 1 and Lot 6, Block 1 for a total distance of 623.15 feet to a 1/2 inch iron rod found for corner, said point being the most southeasterly corner of Lot 1R, Block 1 of the Millennium Business Park, an addition to the City of Allen as recorded in Cabinet I, Page 588 (PRCCT);

THENCE along the Comino line of said Lot 2, Block 1 and Lot IR, Block 1 North 14 deg 04 min 56 sec East a distance of 662.73 feet to the POINT OF BEGINNING;

CONTAINING within these metes and bounds 9.973 acres or 434,438 square feet of land more or less.

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EXHIBIT “J”

EXISTING ENCUMBRANCES

1.	Restrictive covenants recorded under Clerk’s File No. 94-0074942, Real Property Records, Collin County, Texas.

2.	Standby fees, taxes and assessments by any taxing authority for the year 2011 and subsequent years.

3.	The following, all according to plat recorded in Cabinet K, Page 763, Map Records, Collin County, Texas, as shown on survey prepared by Leonard J. Lueker, Registered Professional Land Surveyor No. 5714, dated May 2, 2006, last updated October 4, 2010:

(1)	Fifty foot building setback lines;

(2)	Fifteen foot utility easements;

(3)	Thirty foot by twenty foot utility easement;

(4)	Ten foot utility easement;

(5)	Fifteen foot landscape, pedestrian and utility easement;

(6)	Ten foot Lone Star Gas (LSG) easement;

(7)	Twenty-four foot firelane and utility easement;

(8)	Variable width utility easements; and

(9)	Ten foot T.U.E. easement.

4.	Easement for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	Bethany Road Associates
Purpose:	Sanitary sewer easement
Recording Date:	March 29, 1985
Recording No.: Volume 2097, Page 224, Deed Records, Collin County, Texas, and as shown on plat recorded in Cabinet K, Page 763, Map Records, Collin County, Texas, as shown on survey prepared by Leonard J. Lueker, Registered Professional Land Surveyor No. 5714, dated May 2, 2006, last updated October 4, 2010:

5.	Covenants, conditions, obligations, restrictions, easement, charges and liens as set forth in that certain Declaration recorded in/under Clerk’s File No. 94-0074942 of the Real Property Records of Collin County, Texas, as noted on survey prepared by Leonard J. Lueker, Registered Professional Land Surveyor No. 5714, dated May 2, 2006, last updated October 4, 2010.

6.	Deed of Trust dated January 31, 2011 executed by CCI Millennium, L.P. in favor of Jeffrey L. Weaver, Trustee, for the benefit of Shareplus Federal Bank, recorded as Document No. 20110207000131100 in the Real Property Records of Collin County, Texas.

EXHIBIT “K”

RENEWAL OPTION

(a) So long as an Event of Default is not then existing and Tenant and/or its parents, subsidiaries and affiliates are in occupancy of 80% of the Premises and subject to the provisions of this Exhibit “K”, Tenant is hereby granted the right to extend the Initial Term of this Lease (each, a “Renewal Option”) for two (2) terms of five (5) years each (each, a “Renewal Term”) as to all (but not part) of the Premises, such Renewal Term to commence at the expiration of the Initial Term or first (1st) Renewal Term, as applicable. Tenant will deliver written notice to Landlord of its intent to renew no less than nine (9) months prior to the expiration of the Initial Term or first (1st) Renewal Term, as applicable. Within fifteen (15) days following Landlord’s receipt of Tenant’s notice of its exercise of an available Renewal Option, Landlord will deliver written notice to Tenant of its reasonable determination of the Market Rate (as defined below) (the “Market Rate Notice”). If Landlord and Tenant are unable to reach a definitive agreement as to the Market Rate within thirty (30) days following Tenant’s receipt of the Market Rate Notice, each party shall hire their own appraiser or real estate office broker (an “Appraiser”) having a minimum of ten (10) years experience in the Allen real estate market to deliver its appraisal of the Market Rate within forty-five (45) days of the expiration of such thirty (30) day period. Provided the appraisals are within 10% of each other, the mean average of the appraisals shall determine the Market Rate. In the event the appraisals are in excess of 10% of each other, the Appraisers shall select, or if they cannot agree, the American Arbitration Association shall select, an independent Appraiser who shall select the party’s determination of the Market Rate which the independent Appraiser shall determine to be closest to its own determination of the Market Rate. The parties shall share equally in the cost of the independent Appraiser and each party shall bear the costs of its own Appraiser. The independent Appraiser’s determination shall be binding upon the parties; provided, however, that if the independent Appraiser shall select Landlord’s determination as the Market Rate, Tenant shall have the option of withdrawing is exercise of the Renewal Option by delivery to Landlord of notice of withdrawal within thirty (30) days of Tenant’s receipt of written notice of the independent Appraiser’s determination of the Market Rate, in which event the Term shall expire on the Expiration Date of the original lease term or the first Renewal Term, as applicable, as if Tenant had not delivered notice exercising the applicable Renewal Option.

(b) The renewal of this Lease will be upon the same terms, covenants, and conditions applicable during the Initial Term or first (1st) Renewal Term, as applicable, as provided in this Lease, except that (a) the Base Rental payable during a Renewal Term shall be an amount equal to the Market Rate (as defined below), and (b) the defined term “Term” shall be deemed to include the “Renewal Term”. In addition, Tenant shall pay increases in Operating Cost as provided in Section 5.1 of this Lease, except that the Expense Stop shall be redefined as the Operating Cost for the twelve (12) month period immediately prior to the commencement date for the Renewal Term.

(c) As used herein, “Market Rate” shall mean the annual gross rental rate per square foot of Rentable Area (including of any portion of “base rental” attributable to expenses or to an “expense stop”) then being paid by renewing tenants in commercial office buildings in Allen, Texas of comparable quality, condition and age and with comparable amenities and facilities for space of approximately the same size and location within said building, with appropriate adjustments for all relevant factors to be taken into account and the respective rents equalized as a result of the differences between the Premises and the comparison premises, including without limitation the location and quality of the Building, lease term, amenities of the Complex, condition of the space, and finish allowances, base year and expense stop applicable to the renewal term; location, quality, amenities, age and reputation of the buildings in which the space being compared is located; use and size of the space under comparison; location and/or floor level of the subject space and any comparison space within their respective buildings, including view, elevator lobby exposure, etc.; extent of services provided or to be provided; extent and condition of leasehold improvements in the subject space and in any comparison space; abatements pertaining to the subject space and to any comparison space; inclusion of parking charges in rental, if applicable; lease takeovers/assumptions by the landlord of the comparison space, if applicable; moving allowances granted, if any in connection with the subject space and with respect to any comparison space; relocation allowances granted, if any in connection with the subject space and with respect to any comparison space; construction, refurbishment and repainting allowances granted, if any in connection with the subject space and with respect to any comparison space; any other concessions or inducements in connection with the subject space and with respect to any comparison space; and differences, if any, between the brokerage commissions payable for a renewal of the Premises as compared to the brokerage commissions or the comparison premises.

EXHIBIT “L”

BROKERS’ COMMISSION AGREEMENTS

EXHIBIT “M”

EXPENSE STOP CALCULATION

EXHIBIT “N”

FORM OF PARENT GUARANTY

1. Guaranty. To induce CCI-MILLENNIUM, L.P. (“Landlord”), to enter into the Lease (the “Lease”) dated on or about the date hereof, with PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”), for the office building located at 505 Millennium Drive, Allen, Texas, the undersigned “Guarantor” executes and delivers this Guaranty of Lease (the “Guaranty”) pursuant to which Guarantor absolutely, unconditionally and irrevocably guarantees to Landlord (a) payment to Landlord when due of (i) all rent and other charges due under the Lease; (ii) all amounts payable by reason of any indemnity, breach of warranty or event of default by Tenant under the Lease; and (iii) all actual, reasonable, out-of-pocket costs incurred by Landlord in enforcing its rights and remedies under the Lease and/or this Guaranty, including actual and reasonable attorneys’ fees, court costs and investigation expenses; and (b) performance of all of Tenant’s other obligations under the Lease (collectively, “Guaranteed Obligations”). This is a continuing guaranty of payment and not of collection and Guarantor’s liability is primary and not secondary. Landlord may, at its option, proceed against Guarantor without first commencing an action or obtaining a judgment against Tenant or any other party.

2. Waivers and Releases.

a. Guarantor waives marshaling of assets and liabilities, sale in inverse order of alienation, presentment, demand for payment, protest, notice of acceptance of this Guaranty, notice of nonpayment, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices, demands, suits or other actions otherwise required as a condition to Landlord’s exercise of its rights under the Lease or this Guaranty. Guarantor’s liability hereunder shall not be released by Landlord’s receipt, application or release of security given for performance of any such obligations, nor shall Guarantor be released by reason of any lien held or executed upon Tenant and/or its assets by any landlord party.

b. This Guaranty shall in no way be affected by (i) any extension of time for payment or performance of any Guaranteed Obligations; (ii) supplementation or amendment (material or otherwise) of the Lease, or renewal or extension thereof, or increase in the size of the leased premises (whether within the building or the property); (iii) any failure, omission, delay or lack of diligence by Landlord or any other person or entity, to enforce, assert or exercise any right or remedy of Landlord under the Lease or this Guaranty; (iv) settlement or compromise of any Guaranteed Obligation; (v) release or discharge of Tenant in any creditor’s receivership, bankruptcy or other proceedings; (vi) impairment, limitation or modification of the liability of Tenant (or its estate in bankruptcy), or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision of any court; (vii) rejection or disaffirmance of the Lease in any such proceedings; (viii) assignment, sublease or other transfer of the Lease or the leased premises, or any interest therein, by Landlord or Tenant; (ix) any disability or other defense of Tenant; or (x) cessation of Tenant’s liability for any cause whatsoever. Notwithstanding anything in this Guaranty to the contrary, the Guaranteed Obligations shall not include any increased obligations of the tenant under the Lease which are added pursuant to an amendment or other modification of the Lease entered into between Landlord and an assignee of the Lease that is not controlled by or under common control with Guarantor. As used herein the term “control” shall mean the ownership of fifty-one percent or more of the voting stock or other voting equity interests in the controlled entity.

c. Until all Guaranteed Obligations are fully performed, Guarantor (i) has no right of subrogation against Tenant due to any payment or performance by Guarantor; (ii) waives any right to enforce any remedy Guarantor may now or hereafter have against Tenant due to any such payment or performance; and (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the Guaranteed Obligations in favor of Landlord.

3. Representations and Warranties. Guarantor represents and warrants, as a material inducement to Landlord to enter into the Lease, that (a) this Guaranty and each instrument securing this Guaranty have been duly executed and delivered and constitute legally enforceable obligations of Guarantor; (b) there is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor, at law or in equity, or before or by any governmental authority, which might result in any materially adverse change in Guarantor’s business or financial condition; (c) as of the date hereof, Guarantor’s financial condition is adequate to secure Guarantor’s obligations under this Guaranty; (d) execution of this Guaranty shall not render Guarantor insolvent; (e) from and after the date hereof, Guarantor shall not take any action, such as assuming additional liabilities, divesting assets or otherwise, which would impair Guarantor’s ability to perform its obligations under this Guaranty; and (f) Guarantor has a bona fide interest in Tenant’s financial success. Guarantor shall, within fifteen (15) days of Guarantor’s receipt of the written request of Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord or any current or prospective mortgagee or purchaser of any interest in the Property, which statements may include, but shall not be limited to, a statement verifying this Guaranty is in full force and effect.

4. Notice. Any notice or communication hereunder shall be given in writing by, and deemed received upon, posting in a U.S. Postal Service receptacle, postage prepaid, registered or certified mail, return receipt requested, or by expedited courier, where proof of delivery can be shown, to Landlord as specified in the Lease, and to Guarantor at:

500 North Central Expressway, Suite 500

Plano, TX 75074

Attention: Chief Financial Officer

5. Interpretation. This Guaranty shall be governed by and construed in accordance with applicable law. The proper place of venue to enforce payment or performance under this Guaranty shall be the county or other jurisdiction in which the leased premises are located. The representations, covenants and agreements set forth herein shall continue and survive the termination of the Lease and/or this Guaranty. Unless otherwise expressly provided in this Guaranty, all capitalized terms shall have the same meanings as in the Lease. The masculine and neuter genders each include the masculine, feminine and neuter genders. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord. If Guarantor consists of more than one person or entity, the word “Guarantor” shall apply to each such party, each of whom shall be jointly and severally liable hereunder. The words “Guaranty” and “guarantees” shall not be interpreted to limit Guarantor’s primary obligations and liability hereunder.

6. Consent to Jurisdiction. In any legal proceeding regarding this Guaranty, including enforcement of any judgments, Guarantor irrevocably and unconditionally (a) submits to the jurisdiction of the courts of law in the county or district in which the property is located; (b) accepts the venue of such courts and waives and agrees not to plead any objection thereto; and (c) agrees that (i) service of process may be effected at the address specified in Paragraph 4 above, or at such other address of which Landlord has been properly notified, and (ii) nothing herein shall affect Landlord’s right to effect service of process in any other manner permitted by law.

7. Successors and Assigns. This Guaranty shall inure to the benefit of Landlord and its successors and assigns, and shall be binding upon Guarantor and its executors, administrators, heirs, successors and assigns. Guarantor shall not assign any obligation hereunder without Landlord’s prior written consent. If any Guarantor who is a living person dies while this Guaranty is in force, then such deceased Guarantor’s heirs, executors, administrators and representatives shall not make any distribution or disposition of assets from the estate without first making provisions acceptable to Landlord for the satisfaction of such deceased Guarantor’s obligations (and contingent obligations) hereunder.

IN WITNESS WHEREOF, Guarantor executes this Guaranty as of this              day of December, 2011.

GUARANTOR:

PFSWEB, INC., a Delaware corporation

By:
Name:
Title: